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Exhibit 3.1(d)

        RJL/UPC\Eerste Akte van Statutenwijziging/dlt.eng
BCB/41588-00187AMCO:120898.1

STATEMENT ABOUT ARTICLES OF ASSOCIATION

Bartholomeus Johannes Kuck, deputising for Robert Jan Jozef Lijdsman, civil law notary in Amsterdam,

hereby declares:

the attached document is a fair English translation of the Articles of Association of:

United Pan-Europe Communications N.V.,
having its official seat in Amsterdam,

as they read after the deed of amendment of the Articles of Association, executed on 28 February 2003 before me, as deputy of R.J.J. Lijdsman, civil law notary aforementioned, on a draft of which deed a Ministerial Statement of No Objections was granted on 25 February 2003, under number N.V. 400149.

United Pan-Europe Communications N.V. is a public limited liability company under Dutch law ('naamloze vennootschap') having its office address at Boeing Avenue 53, 1119 PE Schiphol-Rijk (the Netherlands) and registered in the Commercial Register in Amsterdam under number 33274976.

In preparing the attached document, an attempt has been made to translate as literally as possible without jeopardizing the overall continuity of the text. Inevitably, however, differences may occur in translation, and if they do, the Dutch text will by law govern.

In the attached document, Dutch legal concepts are expressed in English terms and not in their original Dutch terms; the concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

Amsterdam, 28 March 2003.

CHAPTER I
Definitions.

Article 1.

In these articles of association the following expressions shall have the following meanings:

a.
the general meeting:    the body of the company formed by shareholders and other persons entitled to vote;

b.
the general meeting of shareholders:    the meeting of shareholders and other persons entitled to attend the general meetings;

c.
the annual meeting:    the general meeting of shareholders held for the purpose of dealing with the annual accounts and the annual report;

d.
depository receipts:    depository receipts in respect of shares issued by the company;

e.
subsidiary:

—
a legal entity in which the company or one or more of its subsidiaries, whether or not by virtue of agreement with other persons who can cast votes, can exercise alone or together more than half of the voting rights in the general meeting of members or shareholders of that legal entity;

—
a legal entity in respect of which the company or one or more of its subsidiaries is a member or shareholder and, whether or not by virtue of agreement with other persons who can cast votes, alone or together, can appoint or dismiss more than half the Board of Management members or the supervisory board members, also in the event all the persons who can cast votes, vote;

  a partnership acting in its own name shall be regarded as a subsidiary, where the company or one or more subsidiaries, as a partner, is fully liable to creditors for debts;

  all this with due observance of all provisions of the paragraphs 3 and 4 of article 24a, Book 2 of the Civil Code;

f.
group company:    a legal entity or company together with which the company, in accordance with the meaning of article 24b, Book 2 of the Civil Code, forms a group;

g.
the distributable part of the net assets:    that part of the company's capital and reserves which exceeds the aggregate of the part of the capital which has been paid-up and called and the reserves which must be maintained by virtue of the law or these articles of association;

h.
accountant:    a "registeraccountant" or other accountant referred to in article 393, Book 2 of the Civil Code, also the organisation within which such accountants practice;

i.
Priority:    the meeting of holders of priority shares.

CHAPTER II
Name, seat, objects.

Article 2. Name and seat.

1.
The name of the company is: United Pan-Europe Communications N.V.

2.
It shall have its seat in Amsterdam.

Article 3. Objects.

The objects of the company are:

a.
to own, operate, and develop subscription and multi-channel television systems, to render related consulting, engineering and programming services and to provide other communications services;

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b.
to incorporate, manage and finance and to participate in other companies and enterprises;

c.
to take up loans, lend and invest moneys and acquire, transfer and dispose of claims and assets in general;

d.
to provide guarantees, to bind the company and to encumber the assets of the company for the benefit of both group companies, and third parties;

e.
to provide services to companies and undertakings with which it is associated in a group, and to third parties;

f.
to exploit patents, trade mark rights, licences and industrial property rights;

g.
to carry out other financial or industrial activities.

CHAPTER III
Capital and shares. Register.

Article 4. Authorised capital. Classes of shares.

1.
The authorised capital amounts to thirty-nine million euro (EUR 39,000,000).

2.
It is divided into:

—
one billion (1,000,000,000) ordinary shares A with a nominal value of two euro cent (EUR 0.02) each;

—
three hundred million (300,000,000) ordinary shares B with a nominal value of one euro cent (EUR 0.02) each;

—
three hundred (300) priority shares with a nominal value of two euro cent (EUR 0.02) each;

—
forty-nine million nine hundred and ninety-nine thousand seven hundred (49,999,700) preference shares A divided into series as provided for in paragraph 3 which are numbered consecutively from one on, with a nominal value of two euro cent (EUR 0.02) each; and

—
six hundred million (600,000,000) preference shares B with a nominal value of one euro (EUR 0.02) each.

3.
Preference shares A which are issued at the same time and to which are attached identical rights as those referred to in article 8 paragraph 2, will form together a separate series of preference shares A and consequently a separate class of shares.

  With a resolution to issue preference shares A, out of the preference shares A mentioned in paragraph 2 of this article, such number of preference shares A as issued with identical rights will be indicated with a series number starting from 1 on. This amendment of paragraph 2 becomes effective upon the deposit at the Commercial Register of the resolution of share issue or an excerpt of such resolution from which appears the number of preference shares A with identical rights that have been issued.

4.
At the time of issue of preference shares A of a certain class, it can be determined that these shares, at the request of the company and/or the request of the holder of such shares and subject to the applicable terms and conditions, can be converted into ordinary shares, in which case article 8 paragraphs 3, 4 and 5 shall apply accordingly with respect to the issue of such preference shares A. In the event a preference share A of a certain class, in accordance with its terms of conversion, may be converted into more than one ordinary share, the balance between the nominal value of the preference share A to be converted and the sum of the aggregate nominal value of the ordinary shares into which the preference share A can be converted, shall be paid on the account of the preference premium reserve belonging to the respective converted preference share A, as referred to in article 9

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  paragraph 5. A preference share A of a certain class shall always be converted into at least one ordinary share.

5.
The ordinary shares A and the ordinary shares B may, at the option of the shareholder, be registered shares or bearer shares. The priority shares, the preference shares A and the preference shares B shall be registered shares.

6.
Wherever the articles of association refer to shares or shareholders, such terms shall be understood to refer to all classes of shares mentioned in paragraph 2 and the holders thereof, unless the contrary is apparent from the context. Wherever the articles of association refer to ordinary shares, such term shall be understood to refer to both ordinary shares A and ordinary shares B, unless the contrary is apparent from the context.

7.
The company may lend its cooperation to the issuance of depositary receipts of its shares.

Article 5. Certificate of bearer shares.

A. Certificate of bearer shares.

1.
On the occasion of a subscription to ordinary shares a subscriber becoming entitled to an ordinary share may require the company, in writing, the delivery of a registered ordinary share.

  Without such request, the subscriber shall obtain a bearer ordinary share in conformity with the provisions of this article.

2.
All bearer ordinary shares A shall be embodied by one single share certificate.
All bearer ordinary shares B shall be embodied by one single share certificate.

3.
The share certificates shall on behalf of those entitled to the shares embodied by it, hereinafter referred to as: the "participants", be kept for the safe custody by the Central Depository within the meaning of the Securities Depository Act, hereinafter referred to as: "Necigef".

4.
The company shall confer on a person or entity a right to a bearer ordinary share by (i) having Necigef enable the company to add to the shares embodied by the share certificate concerned another share, and (ii) the designation by the entitled person or entity of an Associated Institution (within the meaning of the Securities Depository Act), hereinafter: Associated Institution, crediting him as participant in this Institution's collective deposit of ordinary shares of the class concerned in the company.

5.
Without prejudice to the provisions of Article 40, paragraph 5 of these Articles of Association, Necigef shall be irrevocably charged with the management of the share certificates and be irrevocably authorised on behalf of the participants to perform all acts in respect of the shares concerned, including the acceptance and delivery of and the leading of co-operation in the crediting to and debiting from the share certificates.

6.
A participant in a collective deposit of an Associated Institution may at any time, up to the number of bearer ordinary shares he is entitled to, require the conversion of one or more bearer ordinary shares into registered ordinary shares of the class concerned.

  Conversion of one or more bearer ordinary shares shall require (i) the transfer of the shares concerned by Necigef to the participant, (ii) Necigef enabling the company to have the ordinary shares debited from the share certificate concerned, (iii) the Associated Institution concerned debiting the participant accordingly as participant in its collective deposit of ordinary shares in the company and (iv) the company effecting the entry of the participant's name in the company's register of shareholders as holder of the registered ordinary shares concerned.

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7.
A holder of registered ordinary shares may at any time, up to the number of his registered ordinary shares of the class concerned, require the conversion of registered ordinary shares into bearer ordinary shares of the same class.

  Conversion of one or more registered ordinary shares shall require (i) the transfer of the shares concerned by the shareholder to Necigef, (ii) Necigef enabling the company to have the ordinary shares credited to the share certificate concerned, (iii) the Associated Institution crediting the shareholder accordingly as participant in its collective deposit of ordinary shares concerned in the company, and (iv) the company effecting the deletion of the participant's name as holder of the shares concerned in the company's register of shareholders.

8.
For the purpose of application of the provisions of these articles of association, shareholders shall be take to include participants in a collective depository of bearer ordinary shares as defined in the Securities Depository Act.

B. Certificates of preference shares A.

1.
Preference shares A shall be available:

(i)
either in the form of an entry in the register of shareholders without issue of a share certificate;

          or,

  (ii)
  at the discretion of the Board of Management, in the form of an entry in the register of shareholders with issue of a share certificate, which share certificate shall consist of a "mantel" (main part) only; share certificates of this type are referred to in these articles of association as "preference share A certificates".

2.
Preference share A certificates shall be available in such denominations as the Board of Management shall determine.

3.
On behalf of the company, all preference share A certificates shall be signed by or on behalf of a member of the Board of Management; the signature may be effected by printed facsimile. In addition all preference share A certificates may be validly signed on behalf of the company by one or more persons designated by the Board of Management for that purpose.

4.
All preference share A certificates shall be identified by numbers and/or letters and will state the series number of the class concerned.

5.
The expression "preference share A certificate" as used in these articles of association shall include a share certificate in respect of more than one preference share A.

Article 6. Register of shareholders.

1.
No certificates shall be issued for registered ordinary shares, priority shares and for preference shares B.

2.
The Board of Management shall keep a register containing the names and addresses of all holders of registered ordinary shares, priority shares, preference shares A and preference shares B, with reference to the class of shares.

3.
Every holder of one or more registered shares and any person having a life interest or a right of pledge over one or more such shares shall be obliged to provide the company in writing with their address.

4.
All entries and notes in a register shall be signed by a member of the Board of Management.

5.
Article 85, Book 2 of the Civil Code also applies to the register.

6.
Extracts from a register are not marketable.

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CHAPTER IV
Issuance of shares.

Article 7. Body competent to issue shares.

1.
Shares shall be issued pursuant to a resolution of the Board of Management. The resolution shall be subject to the approval of both the Supervisory Board and the Priority. If the resolution concerns shares (or preference shares A convertible into such shares) of which the rights in case of liquidation as referred to in article 45 paragraph 4 (the "Liquidation Preference") shall rank higher than the preference shares A in issue at such time, the resolution to issue such shares shall also require the approval of the meeting of holders of preference shares A of the class of which the rank will be subordinated to such new shares. Such approval shall be adopted with a majority of two thirds of the votes cast. The authority of the Board of Management shall relate to all unissued shares of the authorised capital, as applicable now or at any time in the future. The duration of this authority shall be established by a resolution of the general meeting and shall be for a period of maximum five years, without prejudice to the provisions of article 46.

2.
Designation of the Board of Management as the corporate body competent to issue shares may be extended by the articles of association or by a resolution of the general meeting for a period not exceeding five years in each case. The resolution of the general meeting shall be subject to the approval of both the Supervisory Board and the Priority. The number of shares which may be issued shall be determined at the time of this designation. Designation by resolution of the general meeting cannot be revoked unless determined otherwise at the time of designation.

3.
Upon termination of the authority of the Board of Management, the issue of shares shall thenceforth require a resolution of the general meeting, save where another corporate body has been designated by the general meeting. The resolution of the general meeting to issue shares or to designate another corporate body shall be subject to the approval of both the Supervisory Board and the Priority.

4.
The issue of preference shares B pursuant to a resolution of a corporate body other than the general meeting, as a result of which an amount of issued preference shares B would be effected which would exceed hundred per cent (100%) of the amount of issued shares of other classes may only be effected after the general meeting has for the specific instance granted its concurrence.

5.
In the event of an issue of preference shares B pursuant to a resolution of a corporate body other than the general meeting as a result of which an amount of preference shares B would be issued which does not exceed hundred per cent (100%) of the amount of issued shares of other classes, a general meeting of shareholders shall be convened and held within four weeks of the issue in which the reasons for the issue shall be explained.

6.
The provisions of paragraph 1 to 5 inclusive shall be equally applicable to the granting of rights to subscribe for shares but shall not be applicable to the issue of shares to persons exercising a previously granted right to subscribe for shares.

7.
In the event of an issue of preference shares B a general meeting of shareholders shall be convened, to be held not later than two years after the date on which preference shares B were issued for the first time. The agenda for that meeting shall include a resolution relating to the repurchase or cancellation of the preference shares B. If the resolution to be adopted in respect of this item on the agenda is not directed to the repurchase or cancellation of the preference shares B, a general meeting of shareholders shall be convened and held, in each case within two years of the previous meeting, the agenda of these meetings shall include a resolution relating to the repurchase of cancellation of the preference shares B, until such time as no more preference shares B shall be issued. The foregoing provisions of this paragraph do not apply to preference shares B issued pursuant to a resolution or with concurrence of the general meeting.

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8.
Article 96, Book 2 of the Civil Code also applies to the issuance of shares and the granting of rights to take up shares.

Article 8. Conditions of issuance. Rights of pre-emption.

1.
The price and further conditions of issuance shall be determined in the resolution to issue shares. The issue price of ordinary shares A, priority shares, preference shares A and preference shares B may be no lower than par value, without prejudice to the provision of article 80 paragraph 2, Book 2 of the Civil Code.

        The issue price of ordinary shares B may be no lower than one euro (EUR 1.—).

2.
In the resolution to issue preference shares A, the following shall also be determined:

a.
the issue price;

b.
the amount on which dividends are calculated (the "Yield Basis");

c.
the entitlement of the preference shares A concerned to profit rights as referred to in article 31 paragraph 2;

d.
the Liquidation Preference of the preference shares A concerned;

e.
the amount that will be paid on the preference shares A in case of a cancellation as referred to in article 11 paragraph 4;

f.
whether with respect to these preference shares A a conditional resolution to cancel such shares as referred to in article 11 paragraph 3 will be put on the agenda for the firstcoming general meeting of shareholders; and

g.
whether the preference shares A are convertible as referred to in article 4 paragraph 4 and if so, the terms and conditions of such conversion right.

  The resolution to issue with all conditions applicable to the shares concerned, will be deposited with the Commercial Register.

3.
Each holder of ordinary shares shall have a preferential right in accordance with article 96a, Book 2 of the Civil Code with respect to the issue of ordinary shares or preference shares A which are convertible into ordinary shares. The same applies to the granting of rights for the taking up of ordinary shares and preference shares A which can be converted into ordinary shares.

4.
The pre-emptive right may be restricted or excluded by a resolution of the Board of Management. The resolution shall be subject to the approval of both the Supervisory Board and the Priority. The authority granted to the Board of Management shall terminate on the date of termination of the authority of the Board of Management to issue shares. Paragraph 1 to 3 inclusive of article 7 shall be equally applicable.

5.
Articles 96a and 97, Book 2 of the Civil Code also apply to the conditions of issuance and to the preferential right.

Article 9. Payment for shares.

1.
Upon the taking up of each ordinary share, preference share A and priority share, the total par value shall be paid together with, if the share is taken up at a higher price, the difference between these amounts, without prejudice to the provisions in article 80 paragraph 2, Book 2 of the Civil Code.

  Upon the taking up of each preference share B, at least one fourth of the par value shall be paid. Further payments on preference shares B shall be made, up to the par value as a maximum, at the request, approved by the Supervisory Board, of the Board of Management.

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2.
Payment for ordinary shares, preference shares A and priority shares must be made in cash to the extent that no other manner of payment has been agreed upon. Payment for preference shares B can only be made in cash.

3.
The Board of Management shall be authorised to enter into transactions concerning non-monetary contributions on ordinary shares, and the other transactions referred to in article 94 paragraph 1, Book 2 of the Civil Code, without the prior approval of the general meeting. The resolution to enter into these transactions shall require the approval of the Supervisory Board and the Priority.

4.
Articles 80, 80a, 80b and 94b, Book 2 of the Civil Code also apply to payments on shares and non-monetary contributions.

5.
For each class of preference shares A, a separate preference premium reserve will be maintained. The amounts which are paid as premium on the preference shares of shares A of the respective class, as well as the consideration exceeding the nominal value received by the company when selling preference shares A as referred to in article 10 paragraph 5, are carried to these preference share premium reserves. These reserves qualify as a reserve as referred to in article 105 paragraph 2, Book 2 of the Civil Code, of which can only be disposed in as far as provided for in these articles of association. No amount can be written off from the preference share premium reserves and no distribution can be made from the preference premium reserves, except as provided for in article 4 paragraph 4, 10 paragraph 2, 11 paragraph 4, 32 paragraph 6 and 45 paragraph 4.

  On a preference share A no part of the respective preference share premium reserve can be paid which is larger than the percentage the respective preference share A forms of all issued preference shares A of the respective class.

  If all shares of a certain class of preference shares A cease to exist, the balance of the respective preference share premium reserve, if any, will be added to the general reserves of the company.

  In case only part of the shares of a certain class of preference shares A ceases to exist, then the respective preference share premium reserve will be reduced by an amount (which will be added to the general reserves of the company) equal to the balance of (i) that part of the share premium reserve which can be attributed to the preference shares A which will cease to exist pro rata the percentage the disappearing shares form of all issued preference shares A of the respective class and (ii) the distributions made in connection with the payments which have been made on the account of the respective preference share premium reserve, to such disappearing preference shares A.

  In applying this paragraph, a preference share A shall also be deemed to have ceased to exist when such share is repurchased by the company and shares held by the company shall not be accounted for as shares in issue.

CHAPTER V
Own shares and depository receipts thereof.

Article 10.

1.
The company shall be entitled to acquire fully paid-up shares in its own capital or depository receipts in respect thereof, provided either no valuable consideration is given or provided that:

a.
the distributable part of the capital and reserves is at least equal to the purchase price; and

b.
the nominal value of the shares or the depository receipts in respect thereof which the company acquires, holds or holds in pledge or which are held by a subsidiary does not exceed one tenth of the issued capital.

2.
The purchase price of certain class of preference shares A may, with due observance of the limitations set in paragraph 3 of article 9, be paid out of the respective preference share premium reserve.

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3.
The Board of Management shall require the authorization of the general meeting for an acquisition for valuable consideration. This authorization may be given for a maximum of eighteen months. At the time of granting such authorization, the general meeting must determine how many shares or depositary receipts thereof may be acquired and between which limits the price must be.

4.
The company may acquire its own shares or depository receipts thereof in order to transfer them, pursuant to a regulation to that effect, to staff employed by the company or by a group company.

5.
The acquisition or alienation by the company of its own shares shall take place pursuant to a decision of the Board of Management. Such a decision shall be subject to the approval of the Supervisory Board and the Priority, without prejudice to the provisions of paragraph 3. Alienation of preference shares A shall also require the approval of the meeting of the class of holders of preference shares concerned, which resolution shall require a two thirds majority of the votes cast.

6.
Articles 89a, 95, 98, 98a, 98b, 98c, 98d and 118, Book 2 of the Civil Code also apply to own shares or depository receipts thereof.

CHAPTER VI
Capital reduction.

Article 11.

1.
The general meeting may decide to reduce the issued capital, but only at the proposal of the Board of Management with the approval of the Supervisory Board:

a.
by cancelling shares; or

b.
by reducing the amount of the shares by amendment of the articles of association.

  A resolution of the general meeting to reduce the capital must designate the shares to which the resolution relates and must include provisions for the implementation of the resolution.

2.
A resolution to cancel shares may only involve:

a.
shares or depository receipts in respect thereof held by the company itself; or

b.
all preference shares A of a certain class, all preference shares B, all priority shares, all ordinary shares A or all ordinary shares B, in all cases with the consent of the meeting of holders of shares of the class concerned and with repayment.

3.
A resolution to cancel all preference shares A of a certain class can be adopted under the condition precedent that:

(i)
the Board of Management, after approval of the Supervisory Board, and/or

(ii)
all holders of preference shares A of the class concerned,

  has or have resolved to approve the cancellation; in such case the resolution to cancel the shares is first effective after the approval has been granted, notwithstanding what has been provided in the law with respect to the moment such resolution will become effective. A resolution to cancel shares as referred to in this paragraph can only be withdrawn with the approval of the body or bodies which should have approved the resolution to cancel the shares.

4.
In case of cancellation of preference shares A of a certain class, payment will be made of:

a.
the nominal amount of such shares;

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  b.
  the amount as determined at the time of issue of the class of preference shares A concerned, which may comprise:

  —
  distribution out of the reserves of the company of any outstanding dividend as referred to in article 31 paragraph 2, calculated over past financial years;

  —
  a distribution out of the reserves of the company of the dividend as meant in article 31 paragraph 2, calculated over the running financial year, which dividend shall then be calculated over the period ending on the date on which the payment shall become payable, decreased with received interimdividend if any;

  —
  distribution of the preference share premium reserve or part thereof, if this has been determined upon the issue of the preference shares A of the class concerned; and

  —
  an amount equal to the difference of:

  (i)
  the net present value of the dividend to be received on the preference shares A until the first dividend revision date, as meant in article 31 paragraph 2, which should have been paid if the shares would not have been cancelled; and

  (ii)
  the net present value of the yield on state bonds with a duration equal to the remaining period as from the moment of cancellation until the firstcoming dividend revision date; or

  —
  an amount equal to the amount of the Liquidation Preference or a percentage thereof, which percentage may amount to a maximum of one hundred and ten per cent (110%).

  Any distribution can be made in cash or, wholly or partially, in shares in another company.

5.
In case of cancellation of preference shares B, payment will be made of:

a.
the nominal amount of such shares;

b.
out of the reserves any outstanding dividend referred to article 31 paragraph 1 over past financial years; and

c.
a dividend as referred to in article 31 paragraph 1 over the running financial year, which dividend shall be calculated over the period ending on the date on which payment shall become payable, decreased with received interimdividend if any.

6.
In case of cancellation of ordinary shares B shall be paid, to the extent possible, the nominal amount of these shares increased by an amount of ninety-nine eurocents (EUR 0.99) at the charge of the company's share premium reserve or, provided the shareholder concerned agrees, at the charge of another reserve of the company.

7.
Partial repayment of shares or exemption from the obligation to pay calls on shares is only possible in order to implement a decision to reduce the amount of the shares. Such repayment or exemption shall take place:

a.
with regard to all shares; or

b.
with regard to either the preference shares A of a certain class, the preference shares B, the priority shares, the ordinary shares A or the ordinary shares B, in all cases with the consent of the meeting of holders of shares of the class concerned.

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CHAPTER VII
Transfer of shares. Limited rights.

Article 12.

1.
The transfer of a registered share or the transfer of a right-in-rem therein shall be effected by means of a deed and, except where the company itself is a party to the transaction, acknowledgement in writing of the transfer by the company. Acknowledgement is effected in the deed, or by a dated declaration of acknowledgement either on the deed or on a copy or extract thereof which is certified by a civil law notary or by the transferor. Official service of that deed or that copy or extract on the company shall rank as acknowledgement.

2.
A right of pledge may also be created without acknowledgement or official service of notice to the company. In such case, article 239, Book 3 of the Civil Code applies accordingly, on the understanding that the communication referred to in paragraph 3 of that article, shall then be replaced by acknowledgement by or official service on the company.

3.
The acknowledgement shall be signed by a member of the Board of Management.

4.
The provisions of paragraphs 1 and 3 apply accordingly to the allocation of registered shares on the division of jointly held property.

5.
The shareholder shall have voting rights in respect of a share in which the life interest or the right of pledge is created. However, the voting rights shall accrue to the beneficiary of the life interest or the pledgee in the event that it was so stipulated at the creation of the life interest or the right of pledge. The shareholder who holds no voting rights and the beneficiary of a life interest or pledgee who does hold voting rights shall have the rights which the law attributes to holders of depository receipts in respect of shares in a company which are issued with that company's cooperation. A beneficiary of a life interest or a pledgee who holds no voting rights shall not have the rights referred to in the preceding sentence.

6.
The rights attached to a share in which a life interest is created, relating to the acquisition of shares shall accrue to the shareholder. However, the shareholder shall compensate the beneficiary of the life interest for the value thereof to the extent that the latter is entitled thereto by virtue of his life interest.

Article 13. Transfer of priority shares.

1.
A priority share can be transferred to the company.

2.
Any transfer other than that to the company can only be effected with the approval of the Board of Management and the Supervisory Board.

3.
The transfer must take place within three months after the approval has been granted. The approval shall be deemed to have been granted if the Board of Management and the Supervisory Board, having informed the applicant of the refusal of the request, do not simultaneously inform the applicant of one or more prospective buyers who are prepared to purchase the priority share(s) concerned against payment in cash. The company itself can be designated as a prospective buyer.

4.
The transfer of a priority share to the company or to another prospective buyer as referred to in paragraph 3 shall take place against a purchase price that equals the nominal value of the priority share.

5.
If a priority share is transferred without the approval of the Board of Management and the Supervisory Board, the rights adhered to the priority share can not be exercised.

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CHAPTER VIII
Management.

Article 14. Board of Management.

1.
The management of the company shall be constituted by a Board of Management consisting of one or more members.

2.
Subject to the above minimum, the number of members of the Board of Management shall be determined by the Supervisory Board.

3.
If the Board of Management is constituted by two or more members the Supervisory Board may designate one of the members of the Board of Management as President and one of the members as Chief Executive Officer. One member of the Board of Management may have both designations.

Article 15. Appointment.

1.
Members of the Board of Management shall be appointed by the general meeting from a list of candidates to be drawn up by the Priority.

2.
The list of candidates shall be binding provided that the list contains the names of at least two persons. However, the general meeting may at any time, by resolution passed with a majority of at least two-thirds of the votes cast representing more than half of the issued capital, resolve that such list shall not be binding.

3.
If the Priority should fail to draw up a list of nominees within three months after the vacancy has occurred the general meeting may appoint a member of the Board of Management at its own discretion.

4.
In case the Priority has drawn up a non-binding list of candidates, the general meeting can only appoint a member of the Board of Management in contravention of the list by resolution taken with a majority of two thirds of the votes cast representing more than fifty percent of the issued share capital.

Article 16. Suspension and removal.

1.
Each member of the Board of Management may be suspended or removed at any time by the general meeting.

2.
A resolution to suspend or remove other than at the proposal of the Priority may only be passed by the general meeting with a majority of at least two-thirds of the votes cast representing more than half of the issued capital.

3.
Each member of the Board of Management can, at any time, be suspended by the Supervisory Board.

  The Supervisory Board may only pass a resolution to suspend a member of the Board of Management with a majority of at least two-thirds of the votes cast in a meeting in which at least fifty percent of the members of the Supervisory Board is present or represented.

  Such suspension may be discontinued by the general meeting at any time.

4.
Any suspension may be extended one or more times, but may not last longer than three months in the aggregate. If at the end of that period no decision has been taken on termination of the suspension, or on dismissal, the suspension shall cease.

Article 17. Remuneration.

The Supervisory Board shall determine the remuneration and further conditions of employment for each member of the Board of Management.

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Article 18. Duties of the Board of Management. Decision making process. Allocation of duties.

1.
Subject to the restrictions imposed by these articles of association, the Board of Management shall be entrusted with the management of the company.

2.
The Board of Management shall draw up a set of rules governing the passing of resolutions by the Board of Management. The rules shall require the approval of the Supervisory Board.

3.
The Board of Management may determine the duties with which each member of the Board of Management will be charged in particular. The allocation of duties shall require the approval of the Supervisory Board.

4.
The Board of Management may appoint Officers and allocate certain of its duties to such Officers. Such allocation shall not effect the ultimate responsibility of the Board of Management for the duties thus allocated.

Article 19. Representation.

1.
The Board of Management shall be authorised to represent the company. Two members of the Board of Management acting jointly shall also be authorized to represent the company.

  The Board of Management may grant to one or more of its members a power of attorney to represent the company alone with due observance of the restrictions of the power of attorney.

2.
In the event of a conflict of interest between the company and a member of the Board of Management, the company shall be represented by such member of the Board of Management or of the Supervisory Board as the Supervisory Board shall designate for this purpose.

Article 20. Approval of decisions of the Board of Management.

1.
Without prejudice to any other appropriate provision of these articles of association, the Board of Management shall require approval of the Supervisory Board for managerial decisions with relation to:

a.
direct or indirect participation in the capital of another company as well changing the percentage of the participation;

b.
acquiring or alienating fixed assets the value of which exceeds an amount determined by the Supervisory Board;

c.
providing guarantees for an amount exceeding an amount determined by the Supervisory Board;

d.
performing legal acts implying an amount exceeding an amount determined by the Supervisory Board, on the understanding that more than one act with respect to a same transaction will be deemed to be one act;

e.
other acts of the Board of Management as determined by the Supervisory Board and communicated to the Board of Management in writing.

2.
The Priority is entitled, after consultation of the Supervisory Board, to require resolutions of the Board of Management to be subject to its approval. Such resolutions shall be clearly specified and notified to the Board of Management in writing.

3.
Without prejudice to any other appropriate provision of these articles of association, the Board of Management shall require approval of the meeting of holders of ordinary shares B for decisions to cooperate with a public offer for shares in the company in case the offer is either limited to ordinary shares A or the offer is not made on equal financial terms for the shares of both classes of ordinary shares.

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4.
The lack of approval of the Supervisory Board, the Priority or the meeting of holders of ordinary shares B in respect of a decision referred to in this article does not affect the authority of the Board of Management or its members to represent the company.

Article 21. Absence or prevention.

If a member of the Board of Management is absent or is prevented from performing his duties, the remaining members or member of the Board of Management shall be temporarily entrusted with the entire management of the company. If all members or the sole member of the Board of Management are absent or are prevented from performing their duties, the management of the company shall be temporarily entrusted to the Supervisory Board which shall then be authorised to entrust the management temporarily to one or more persons, whether or not from among its members.

CHAPTER IX
Supervisory Board.

Article 22. Number of members.

1.
The company shall have a Supervisory Board. The Supervisory Board can consist of individuals only. The Supervisory Board shall consist of at least three Supervisory Directors.

2.
Subject to the above minimum, the number of Supervisory Directors shall be determined by the Supervisory Board.

3.
If there are fewer than three Supervisory Directors in office, the Supervisory Board shall be competent, but shall proceed without delay to make up the number or numbers.

Article 23. Appointment.

1.
The Supervisory Directors shall be appointed by the general meeting from a list of candidates to be drawn up by the Priority.

2.
The provisions of paragraphs 2, 3 and 4 of article 15 shall apply accordingly to the appointment of Supervisory Directors.

  In contravention of the provisions of paragraphs 1 and 2, one Supervisory Director may be appointed by Philips Electronics N.V.

3.
When a person is proposed for appointment as a Supervisory Director, particulars shall be stated in respect of his age, his profession, the nominal amount of shares in the capital of the company he holds and his present and past functions, in so far as such functions are of interest in connection with the performance of the duties of a Supervisory Director. Legal entities of which he is already a supervisory Director shall also be mentioned; if there are companies among them which belong to the same group, it shall be sufficient to name that group. The reason for the proposal shall be stated.

Article 24. Suspension and removal. Retirement.

1.
Each Supervisory Director may be suspended or removed by the general meeting at any time.

2.
The provisions of paragraphs 2 and 4 of article 16 shall also be applicable to the suspension and removal of Supervisory Directors.

  In contravention of the provisions of paragraphs 1 and 2, a Supervisory Director appointed by Philips Electronics N.V. may only be suspended and removed by Philips Electronics N.V.

3.
The Supervisory Directors, other than a Supervisory Director appointed by Philips Electronics N.V., shall retire periodically in accordance with a rotation plan to be drawn up by the Supervisory Board. Each resigning Supervisory Director may be re-appointed as long as he has not reached the age limit.

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Article 25. Remuneration.

The general meeting shall determine the remuneration for every member of the supervisory Board.

Article 26. Duties and powers.

1.
It shall be the duty of the Supervisory Board to supervise the Board of Management's management and the general course of affairs in the company and in the business connected with it.

  It shall advise the Board of Management. In performing their duties the Supervisory Directors shall act in accordance with the interests of the company and of the business connected with it.

2.
The Board of Management shall promptly supply the Supervisory Board with the information required for the performance of its duties.

3.
The Supervisory Board shall have access to the buildings and premises of the company and shall be authorised to inspect the books and records of the company. The Supervisory Board may designate one or more persons from among its members or an expert to exercise these powers. The Supervisory Board may be assisted by experts in other cases also.

4.
The Supervisory Board may appoint from amongst its members a delegate Supervisory Director who will especially be charged with the day-to-day contact with and supervision on the Board of Management in all matters related to the company.

  The Supervisory Board may also delegate, under its own responsibility, certain of its powers to the delegate Supervisory Director.

  The Supervisory Board may as well appoint one or more vice delegate Supervisory Directors for the purpose of substituting the delegate Supervisory Director in case of his absence or incapability to act.

  The Board of Management shall contact and consult to the extent possible the delegate Supervisory Director in all important matters.

Article 27. Proceedings and decision making process.

1.
The Supervisory Board shall elect a Chairman from amongst its members, and a Vice Chairman who shall take the place of the Chairman in the latter's absence. It shall appoint a secretary, who need not be a member of the Supervisory Board, and make arrangements for substitution in case of absence.

2.
In the absence of the Chairman and the Vice Chairman at a meeting, the meeting shall itself designate a Chairman.

3.
The Supervisory Board shall meet whenever the Chairman, or two other Supervisory Directors, or the Board of Management deems such necessary.

4.
The secretary shall keep minutes of the proceedings at meetings of the Supervisory Board. The minutes shall be adopted in the same meeting or in a following meeting of the Supervisory Board and shall be signed by the Chairman and the secretary as evidence thereof.

5.
All decisions of the Supervisory Board shall be adopted by an absolute majority of the votes cast unless otherwise provided for in these articles.

6.
Decisions of the Supervisory Board shall only be valid if taken at a meeting at which the majority of the Supervisory Directors are present or represented.

7.
A Supervisory Director may be represented by a co-member of the Supervisory Board authorised in writing. The expression "in writing" shall include any message transmitted by current means of communication and received in writing. A Supervisory Director may not act as representative for more than one co-member.

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8.
The Supervisory Board may also take decisions outside a meeting, provided the proposal concerned is submitted to all Supervisory Directors and none of them objects to this manner of taking decisions. The secretary shall draw up a report regarding a decision thus taken and shall attach the replies received to the report, which shall be signed by the president and the secretary.

9.
The Supervisory Board shall meet together with the Board of Management as often as the Supervisory Board or Board of Management deems such necessary.

Article 28. Indemnification. Limited liability.

1.
The company shall indemnify any person who is or was a Supervisory Director or a member of the Board of Management and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that he is or was a Supervisory Director, member of the Board of Management, Officer, employee or agent of the company, or is or was serving at the request of the company as a supervisory director, member of the Board of Management, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, including with respect to employee benefit plans maintained or sponsored by the company or for the benefit of its or any of its group companies' employees or consultants against all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful or outside of his mandate. The termination of any action, suit or proceeding by a judgement, order, settlement, conviction, or upon a plea of nolo contendee or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and not in a manner which he reasonably could believe to be in or not opposed to the best interest of the company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2.
The company shall indemnify any person who is or was a Supervisory Director or a member of the Board of Management and who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the company to procure a judgement in its favour, by reason of the fact that he is or was a Supervisory Director, member of the Board of Management, Officer, employee or agent of the company, or is or was serving at the request of the company as a supervisory director, member of the Board of Management, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, including with respect to employee benefit plans maintained or sponsored by the company or for the benefit of its or any of its group companies' employees or consultants against all expenses (including attorneys' fees) judgements, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or wilful misconduct in the performance of his duty to the company, unless and only to the extent that the court in which such action or proceeding was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification against such expenses which the court in which such action or proceeding was brought or such other court having appropriate jurisdiction shall deem proper.

3.
To the extent that a Supervisory Director or member of the Board of Management, Officer, employee or agent of the company has been successful on the merits or otherwise in defense of any action, suits

15

  of proceeding, referred to in paragraphs 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4.
Any indemnification by the company referred to in paragraphs 1 and 2 shall (unless ordered by a court) only be made by the Company upon a determination that indemnification of the Supervisory Director or member of the Board of Management is proper under the circumstances because he had met the applicable standard of conduct set forth in paragraph 1 and 2 of this article 28. Article 27 notwithstanding such determination shall be made:

a.
by a decision of the Supervisory Board adopted by a majority of the votes cast by Supervisory Directors who are not parties to such action, suit or proceeding, even though such decision is taken at a meeting at which such Supervisory Directors present or represented are less than a majority of all the Supervisory Directors, or;

b.
if there are no Supervisory Directors who are not named as parties to such action, suit or proceeding or if the Supervisory Directors who are not named as parties to such action, suit or proceeding so direct, by independent legal counsel in a written opinion; or

c.
by the general meeting of shareholders.

5.
Expenses (including attorney's fees) incurred by a Supervisory Director or a member of the Board of Management in defending a civil or criminal action, suit or proceeding may be paid by the company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Supervisory Director or member of the Board of Management to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company as authorized in this article. Such expenses incurred by Officers, employees or agents may be so paid upon such terms and conditions as the Supervisory Board decides.

6.
The indemnification provided for by this article shall not be deemed exclusive of any other right to which a person seeking indemnification or advancement of expenses may be entitled under the laws of the Netherlands as from time to time amended or under any by-laws, agreement, resolution of the general meeting of shareholders or of the disinterested members of the Supervisory Board or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such position, and shall continue as to a person who has ceased to be a Supervisory Director, member of the Board of Management, Officer, director, employee, trustee or agent and shall also inure to the benefit of the heirs, executors, administrators and the estate of such a person. The company may, to the extent authorized from time to time by the Supervisory Board, grant rights to indemnification and to the advancement of expenses to any officer, employee or agent of the company to the fullest extent of the provisions of this article 28 with respect to the indemnification and advancement of expenses of Supervisory Directors and members of the Board of Management of the company.

7.
The company may, to the extent authorized from time to time by the Supervisory Board, purchase and maintain insurance on behalf of any person who is or was a Supervisory Director, member of the Board of Management, Officer, employee or agent of the company, or is or was serving at the request of the company as a supervisory director, member of the Board of Management, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise, or entity, against any liability asserted against him and incurred by him in any such capacity or arising out of his capacity as such, whether or not the company would have the power to indemnify him against such liability under the provisions of this article.

8.
Whenever in this article reference is made to the company, this shall include, in addition to the resulting or surviving company also any constituent company (including any constituent company of a constituent company) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power to indemnify its supervisory directors, members of the Board of

16

  Management, officers, employees and agents, so that any person who is or was a supervisory director, member of the Board of Management, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a supervisory director, member of the Board of Management, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, shall stand in the same position under the provisions of this article with respect to the resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued.

9.
No person shall be personally liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a Supervisory Director or member of the Board of Management; provided, however, that the foregoing shall not eliminate or limit the liability of a Supervisory Director or member of the Board of Management (1) for any breach of such individual's duty of loyalty to the company or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for any transaction from which the director derived an improper personal benefit or (4) for personal liability which is imposed by Dutch law, as from time to time amended. No amendment, repeal or modification of this article 28 shall adversely affect any right or protection of any person entitled to indemnification or advancement of expenses under this article 28 prior to such amendment, repeal or modification.

CHAPTER X
Annual accounts and annual report. Profits.

Article 29. Financial year. Annual accounts and annual report.

1.
The financial year of the company shall be the calendar year.

2.
Annually, the Board of Management shall draw up annual accounts and shall deposit these at the company's office for inspection by shareholders, not later than five months after the end of the financial year, unless under special circumstances this term is extended by the general meeting by not more than six months. Within this period, the Board of Management shall also submit the annual report.

3.
Within the period referred to in paragraph 2, the Board of Management shall also submit the annual accounts and the annual report to the Supervisory Board.

4.
The Supervisory Board shall present its report on the annual accounts to the general meeting.

5.
Articles 101, 102 and 103 and Title 9, Book 2 of the Civil Code also apply to the annual accounts and to the annual report.

Article 30. Adoption.

1.
The annual accounts shall be adopted by the general meeting.

2.
A discharge granted to the members of the Board of Management for their management and to the Supervisory Directors for their supervision thereof, relates only to the management insofar as such management is apparent from the financial statements.

Article 31. Profits. Dividend.

1.
Out of the profit—the positive balance of the profit- and loss account—an amount of dividend shall be paid on the preference shares B of which the percentage—to be calculated over the paid up part of the nominal value—is equal to the average deposit rate of the European Central Bank, decreased or increased by a discount or upcount, with a maximum of three percent (3%), to be determined by the Board of Management under the approval of the Supervisory Board, averaged over the number of days over which the payment is made.

17

  If for any financial year the distribution referred to above cannot or cannot entirely be made because the profit does not so allow, payment of deficit shall be made from the profit of the following financial years.

2.
Subsequently on each preference share A of a certain class a dividend will be paid the amount of which, or the way in which it will be calculated, will be determined at the time of issue of preference shares A of the class concerned by the corporate body authorised to issue these shares. This resolution requires approval of the Supervisory Board. The dividend will be calculated on the Yield Basis of the preference shares A of the class concerned. It may also be determined at the time of issue of preference shares A of a certain class:

—
that the dividend will be changed and re-assessed at certain dates, or that the method of calculation will be changed;

—
that, in case the profit of a certain financial year is not sufficient for distribution of the dividend on the preference shares A of a certain class, the shortfall shall be distributed on the account of profits in the next financial year or years to the extent that the profit then is sufficient for such distribution;

—
that, in case the profit in any financial year is not sufficient for distribution of the preference shares A of a certain class the shortfall, to the extent possible, shall be distributed from the free distributable reserves of the company;

—
that the dividend to be paid on a certain class of preference shares A will be subordinated to the dividend to be paid on preference shares A of one or more other classes;

—
that the right to dividend or other distributions shall commence a number of years after the issue of the shares.

3.
Out of the remainder an amount of dividend equal to five per cent (5%) of their nominal value shall be paid on the priority shares.

4.
Subsequently, the Board of Management shall, subject to the approval of the Supervisory Board, determine which part of the profit remaining after application of paragraphs 1, 2 and 3 shall be allocated to the reserves.

5.
Any part of the profits remaining thereafter shall be paid as a dividend on the ordinary shares.

6.
If a loss is sustained in any year, no dividend shall be distributed for that year. No dividend may be paid in subsequent years until the loss has been compensated by profits. The general meeting may, however, resolve on a proposal of the Board of Management, which has received the approval of the Supervisory Board, to compensate the loss out of the distributable part of the net assets.

7.
The Board of Management, with the approval of the Supervisory Board, may resolve to pay an interim dividend.

8.
In addition, payments to shareholders are subject to articles 103, 104 and 105, Book 2 of the Civil Code.

9.
All distributions on ordinary shares, either as an (interim)dividend or otherwise, shall be made such that on each ordinary share an equal amount or value shall be paid.

Article 32. Distribution in shares and to the debit of the reserves.

1.
The general meeting may, at the proposal of the Board of Management which has been approved by the Supervisory Board, resolve that a payment of dividend on ordinary shares be wholly or partly paid by a distribution of shares in the company.

18

2.
The Board of Management, if authorised to issue the shares concerned as provided for in article 7, may, subject to the approval of the Supervisory Board, decide that a distribution on ordinary shares shall not take place in cash but in ordinary shares in the company.

3.
The general meeting may, at the proposal of the Board of Management which has been approved by the Supervisory Board, resolve that distributions to holders of ordinary shares be made out of the distributable part of the net assets. Paragraph 1 shall accordingly apply. Distributions referred to in this paragraph 3 shall be made only if all amounts due in accordance with article 31 paragraphs 1, 2 and 3 are paid.

4.
The Board of Management, subject to approval of the Supervisory Board, may decide to effect payment of the amounts payable to holders of preference shares A and preference shares B in accordance with article 31 paragraph 1 respectively paragraph 2 by such payment being charged to the distributable part of the net assets.

5.
In case of a merger of a subsidiary of the company, the Board of Management is—provided the Board of Management, in accordance with article 7, is authorised to issue the shares concerned—authorised to issue shares on the account of one or more reserves of the company, which do not have to be maintained by virtue of the law or of these articles of association. Such resolution shall require the approval of the Supervisory Board.

6.
After approval of the Supervisory Board and approval of the meeting of holders of the class of preference shares A concerned, the Board of Management is authorised to repay in whole or in part, the preference share premium reserve attached to the respective classes of shares. The resolution of the meeting of holders of the class of preference shares concerned shall require a two thirds majority of the votes cast.

Article 33. Date for payment.

Dividends and other distributions shall be made payable no later than fourteen days after being decided. The making payable shall be announced in accordance with article 43.

CHAPTER XI
General meetings of shareholders.

Article 34. Annual meeting.

1.
The annual meeting shall be held annually, within six months of the end of the financial year.

2.
The agenda for such meeting shall contain, inter alia, the following matters:

a.
the annual report;

b.
adoption of the annual accounts;

c.
discharge of the members of the Board of Management and the members of the Supervisory Board;

d.
appointments to any vacancies;

e.
any other proposals put forward for discussion by the Supervisory Board or the Board of Management, such as proposals concerning the designation of a body competent to issue shares and to grant rights to subscribe for shares and the authorization of the Board of Management to cause the acquisition of own shares or depository receipts thereof by the company.

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Article 35. Other meetings.

Other general meetings of shareholders shall be held as often as the Board of Management or the Supervisory Board deems such necessary, without prejudice to the provisions of the articles 110, 111 and 112, Book 2 of the Civil Code.

Article 36. Convocation. Agenda.

1.
General meetings of shareholders shall be convened by the Supervisory Board, the Board of Management or the Priority.

2.
The convocation shall take place no later than on the fifteenth day prior to the date of the meeting.

3.
The notice of the meeting shall state the subjects to be dealt with or it shall state that the shareholders may find details thereof at the company's office, without prejudice to the provisions of article 44 paragraph 2 of the articles of association and of article 99 paragraph 7, Book 2 of the Civil Code.

4.
The notice of the meeting shall state the requirement for admission to the meeting as described in article 40.

5.
Convocation shall be made in the manner stated in article 43.

6.
Matters not stated in the notice of the meeting may be further announced, subject to the time limit pertaining to the convocation of meetings, in the manner stated in article 43.

7.
Unless the notice of the meeting includes the contents of all documents which, according to the law or the articles of association, are to be available to shareholders for inspection in connection with the meeting to be held, these documents are to be made available free of charge to shareholders in Amsterdam at the office of a broker admitted to the trade on Euronext Amsterdam N.V. to be designated in the notice of the meeting or another payment office as referred to in the Rules relating to Securities.

8.
The expression "shareholders" in this article shall include beneficiaries of a life interest and pledgees to which the voting rights on shares accrue.

Article 37. Place of meetings.

The general meetings of shareholders shall be held in Amsterdam, Rotterdam or The Hague.

Article 38. Chairmanship.

1.
The general meetings of shareholders shall be chaired by the Chairman of the Supervisory Board or, in his absence, by the Vice Chairman of that board; in the event that the latter is also absent, the Supervisory Directors present shall elect a chairman from their midst.

  The Supervisory Board may designate another person to act as chairman of a general meeting of shareholders.

2.
If the chairman has not been appointed in accordance with paragraph 1, the meeting shall itself choose a chairman. Until that moment a member of the Board of Management designated thereto by the Board of Management shall act as chairman.

Article 39. Minutes.

1.
Minutes shall be kept of the proceedings at every general meeting of shareholders by a secretary to be designated by the chairman. The minutes shall be adopted by the chairman and the secretary and shall be signed by them as evidence thereof.

2.
The Supervisory Board or the chairman may determine that notarial minutes shall be drawn up of the proceedings of the meeting. The notarial minutes shall be co-signed by the chairman.

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Article 40. Rights at meetings. Admittance.

1.
Each shareholder entitled to vote and each beneficiary of a life interest or pledgee to whom the voting rights accrue shall be entitled to attend the general meeting of shareholders, to address the meeting and to exercise his voting rights. Where it concerns registered shares, the Board of Management must be notified in writing of the intention to attend the meeting. Such notice must be received by the Board of Management not later than on the date mentioned in the notice of the meeting.

2.
The right to take part in the meeting in accordance with paragraph 1 may be exercised by a proxy authorised in writing, provided that the power of attorney has been received by the Board of Management not later than on the date mentioned in the notice of the meeting.

3.
The date mentioned in the notice of the meeting, referred to in paragraphs 1 and 2, cannot be prior than the seventh day prior to the date of the meeting.

4.
If the voting rights on a share accrue to the beneficiary of a life interest or to a pledgee, instead of to the shareholder, the shareholder is also authorised to attend the general meeting of shareholders and to address the meeting, provided that, where it concerns registered shares, the Board of Management has been notified of the intention to attend the meeting in accordance with paragraph 1. Paragraph 2 applies accordingly.

5.
With respect to the voting rights and/or the right to participate in meetings the company shall on the basis of the provisions of articles 88 and 89 of Book 2 of the Civil Code also recognize as shareholder the person or entity mentioned in a written statement of an Associated Institution as being entitled to a given number of bearer ordinary shares belonging to its collective depository of ordinary shares in the company provided that in the statement it is also confirmed that the person or entity shall remain thus entitled until the close of the meeting and the statement has been filed with the offices of the company or such other place as mentioned in the convocation.

  In the convocation to the meeting shall be mentioned the date on which the filing of the statement must have been effected at the latest. This date can not be prior to the seventh day preceeding the date of the meeting.

6.
Each share confers the right to cast one (1) vote.

7.
Each person entitled to vote or his proxy shall sign the attendance list.

8.
The Supervisory Directors and the members of the Board of Management shall, as such, have the right to advise the general meeting of shareholders.

9.
The chairman shall decide whether persons other than those who shall be admitted in accordance with the above provisions of this article shall be admitted to the meeting.

Article 41. Votes.

1.
Except where the law or the articles of association require a qualified majority, all resolutions shall be adopted by absolute majority of the votes cast.

2.
If in an election of persons a majority is not obtained, a second free vote shall be taken.

  If again a majority is not obtained, further votes shall be taken until either one person obtains a majority or the election is between two persons only, both of whom receive an equal number of votes.

  In the event of such further elections (not including the second free vote), each election shall be between the persons who participated in the preceding election, but with the exclusion of the person who received the smallest number of votes in that preceding election. If in a preceding election more than one person received the smallest number of votes, it shall be decided by lot which of these persons should not participate in the new election.

21

  If there is a tie of votes in an election between two persons, it shall be decided by lot who is elected, without prejudice to the provision of the following paragraph.

3.
In the event of a tie of votes in an election from a binding list of candidates, the candidate whose name appears first on the list shall be elected.

4.
If there is a tie of votes in a vote other than a vote for the election of persons, the proposal is thus rejected.

5.
All votes may be cast orally. The chairman is, however, entitled to decide a vote by a secret ballot. If it concerns an election of persons, also a person present at the meeting and entitled to vote can demand a vote by a secret ballot. Voting by secret ballot shall take place by means of secret, unsigned ballot papers.

6.
Abstentions and invalid votes shall not be counted as votes.

7.
Voting by acclamation shall be possible if none of the persons present and entitled to vote objects against it.

8.
The provisions of the articles 13 paragraphs 3 and 4, and 117, Book 2 of the Civil Code also apply to the general meeting of shareholders.

Article 42. Meeting of holders of shares of one class. Right of inquiry.

1.
Meetings of holders of shares of one class shall be convened by the Board of Management, the Supervisory Board or the Priority. The meetings shall be held as often as the Board of Management, the Supervisory Board or the Priority deems necessary, and also whenever such is required in accordance with the law or the articles of association.

2.
With regard to these meetings, the provisions regarding the general meetings of shareholders shall, to the extent possible, apply.

3.
Resolutions of the meeting of holders of priority shares and ordinary shares C may also be adopted in writing without recourse to a meeting of holders of the class of shares concerned, provided they are adopted by unanimous votes of all shareholders entitled to vote. The provisions of article 40 paragraph 8 shall apply accordingly. Each holder of shares of the class concerned must procure that the Board of Management is informed in writing of the resolutions made in accordance with this paragraph as soon as possible. The Board of Management shall keep a record of the resolutions thus made and shall deposit the records at the offices of the company, together with the minutes as referred to in article 39 paragraph 1.

4.
The right of inquiry as referred to in article 345, Book 2 of the Dutch Civil Code shall also accrue to holders of such number of preference shares A of a particular class as would have the right to convert these shares into a nominal amount of ordinary shares of at least four thousand five hundred forty euro (EUR 4,540.—) according to the conversion provisions at the time a request for such a inquiry is made, assuming that conversion would be allowed at that moment.

CHAPTER XII
Convocations and notifications.

Article 43.

1.
All announcements for the general meetings of shareholders, all notifications concerning dividend and other payments and all other communications to shareholders shall be effected by means of a notice in a national daily paper and in the Official Price List, without prejudice to the provisions of article 96a paragraph 4, Book 2 of the Civil Code.

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2.
The expression "shareholders" in paragraph 1 shall include the beneficiaries of a life interest and pledgees to which the voting rights on shares accrue.

CHAPTER XIII
Amendment of the articles of association and dissolution.

Article 44. Amendment of the articles of association. Dissolution. Merger. Split-up.

1.
A resolution of the general meeting to amend the articles of association, to dissolve the company or to merge or split the company within the meaning of Title 7 of Book 2 of the Civil Code, shall only be adopted on a proposal of the Priority. A resolution to amend the articles of association or to merge or to split the company shall also require the approval of the meeting of holders of preference shares A of those classes the rights of which will be adversely affected by such amendment, merger or split. Such approval must be adopted with a majority of at least two thirds of the votes cast.

2.
When a proposal to amend the articles of association or to dissolve the company is to be submitted to the general meeting, such must be mentioned in the notice of the general meeting of shareholders and, if an amendment to the articles of association is to be discussed, a copy of the proposal, setting forth the text of the proposed amendment verbatim, shall at the same time be deposited at the company's office and at the office of an institution associated with Euronext Amsterdam N.V. to be designated in the notice of the meeting or another payment office as referred to in the Rules relating to Securities for inspection and shall be held available for shareholders as well as for beneficiaries of a life interest and pledgees to which the voting rights on share accrue, free of charge until the end of the meeting.

Article 45. Liquidation.

1.
In the event of dissolution of the company by virtue of a resolution of the general meeting, the Board of Management shall be charged with the liquidation of the business of the company and the Supervisory Board with the supervision thereof.

2.
During liquidation, the provisions of these articles of association shall remain in force as far as possible.

3.
From the balance remaining after payment of debts there shall first, as far as possible, be transferred to the holders of preference shares B, in proportion to the total amount of the preference shares B held by each of them:

a.
an amount equal to any dividend arrears as referred to in article 31 paragraph 1, which shall then be calculated over the period ending on the day on which the liquidation payment shall become payable; and

b.
the nominal amount paid on the preference shares B.

4.
Out of the remainder shall be transferred to the holders of preference shares A of a particular class, in proportion to the total amount of the preference shares A of the particular class held by each of them as determined in the resolution by which the shares were issued, which may comprise:

a.
an amount equal to any dividend arrears as referred to in article 31 paragraph 2, which shall then be calculated over the period ending on the day on which the liquidation payment shall become payable;

b.
the nominal amount paid on the preference shares A as well as the premium paid up on those shares, unless determined otherwise at the time of the issue;

c.
a compensation over the paid-in capital calculated on the period as from date of payment; and/or

23

  d.
  such amount the holder of the preference shares A would be entitled to if such shares had been converted into ordinary shares on the day of liquidation of the company.

  In the event the balance is not sufficient to make these payments, payment will be made in proportion to the amounts paid on these shares, including premium payments.

  At the time of the issue, the order or payment on the different classes of preference shares A can be determined, as well as the condition that preference shares A of the class concerned shall not rank prior to the ordinary shares.

5.
Out of the remainder shall be transferred to the holders of priority shares, in proportion to the total amount of the priority shares held by each of them, the nominal amount of these shares.

6.
The balance then remaining shall be transferred to the holders of ordinary shares in proportion to the total number of ordinary shares held by each of them.

7.
The liquidation shall otherwise be subject to the provisions of Title 1, Book 2 of the Civil Code.

CHAPTER XIV
Final and transitional statements.

Article 46. Authority to issue shares.

The duration of the authority of the Board of Management to issue shares and to grant rights to subscribe for shares as provided for in article 7, shall be fixed on five years, effective as of the day this amendment of the company's articles of association takes effect. The authorization concerns all non-issued shares of the authorised capital as it reads now or shall read at some point in time. The same applies to the authorization of the Board of Management to limit or exclude the right of pre-emption, as provided for in article 8.

24

RJL/UPC\Tweede Akte van Statutenwijziging/dlt.eng
BCB/41588-00187AMCO:120913.1

STATEMENT ABOUT ARTICLES OF ASSOCIATION

Robert Jan Jozef Lijdsman, civil law notary in Amsterdam,

hereby declares:

the attached document is a fair English translation of the Articles of Association of:

United Pan-Europe Communications N.V.,
having its official seat in Amsterdam,

as they read after the deed of amendment of the Articles of Association, executed on    •    before me, civil law notary aforementioned, on a draft of which deed a Ministerial Statement of No Objections was granted on    •    , under number N.V. 400149.

United Pan-Europe Communications N.V. is a public limited liability company under Dutch law ("naamloze vennootschap') having its office address at Boeing Avenue 53, 1119 PE Schiphol-Rijk (the Netherlands) and registered in the Commercial Register in Amsterdam under number 33274976.

In preparing the attached document, an attempt has been made to translate as literally as possible without jeopardizing the overall continuity of the text. Inevitably, however, differences may occur in translation, and if they do, the Dutch text will by law govern.

In the attached document, Dutch legal concepts are expressed in English terms and not in their original Dutch terms; the concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

Amsterdam, 28 March 2003.

CHAPTER I
Definitions.

Article 1.

In these articles of association the following expressions shall have the following meanings:

  a.
  the general meeting: the body of the company formed by shareholders and other persons entitled to vote;

  b.
  the general meeting of shareholders: the meeting of shareholders and other persons entitled to attend the general meetings;

  c.
  the annual meeting: the general meeting of shareholders held for the purpose of dealing with the annual accounts and the annual report;

  d.
  depository receipts: depository receipts in respect of shares issued by the company;

  e.
  subsidiary:

  —
  a legal entity in which the company or one or more of its subsidiaries, whether or not by virtue of agreement with other persons who can cast votes, can exercise alone or together more than half of the voting rights in the general meeting of members or shareholders of that legal entity;

  —
  a legal entity in respect of which the company or one or more of its subsidiaries is a member or shareholder and, whether or not by virtue of agreement with other persons who can cast votes, alone or together, can appoint or dismiss more than half the Board of Management members or the supervisory board members, also in the event all the persons who can cast votes, vote;

  a partnership acting in its own name shall be regarded as a subsidiary, where the company or one or more subsidiaries, as a partner, is fully liable to creditors for debts;

  all this with due observance of all provisions of the paragraphs 3 and 4 of article 24a, Book 2 of the Civil Code;

  f.
  group company: a legal entity or company together with which the company, in accordance with the meaning of article 24b, Book 2 of the Civil Code, forms a group;

  g.
  the distributable part of the net assets: that part of the company's capital and reserves which exceeds the aggregate of the part of the capital which has been paid-up and called and the reserves which must be maintained by virtue of the law or these articles of association;

  h.
  accountant: a "registeraccountant" or other accountant referred to in article 393, Book 2 of the Civil Code, also the organisation within which such accountants practice;

  i.
  Priority: the meeting of holders of priority shares.

CHAPTER II
Name, seat, objects.

Article 2. Name and seat.

1.
The name of the company is: United Pan-Europe Communications N.V.

2.
It shall have its seat in Amsterdam.

1

Article 3. Objects.

The objects of the company are:

  a.
  to own, operate, and develop subscription and multi-channel television systems, to render related consulting, engineering and programming services and to provide other communications services;

  b.
  to incorporate, manage and finance and to participate in other companies and enterprises;

  c.
  to take up loans, lend and invest moneys and acquire, transfer and dispose of claims and assets in general;

  d.
  to provide guarantees, to bind the company and to encumber the assets of the company for the benefit of both group companies, and third parties;

  e.
  to provide services to companies and undertakings with which it is associated in a group, and to third parties;

  f.
  to exploit patents, trade mark rights, licences and industrial property rights;

  g.
  to carry out other financial or industrial activities.

CHAPTER III
Capital and shares. Register.

Article 4. Authorised capital. Classes of shares.

1.
The authorised capital amounts to one billion nine million and six euro (EUR 1,009,000,006).

2.
It is divided into:

—
four hundred fifty million (450,000,000) ordinary shares A with a nominal value of two euro cent (EUR 0.02) each;

—
fifty billion (50,000,000,000) ordinary shares C with a nominal value of two euro cent (EUR 0.02) each; and

—
three hundred (300) priority shares with a nominal value of two euro cent (EUR 0.02) each.

3.
The ordinary shares A may, at the option of the shareholder, be registered shares or bearer shares. The priority shares and the ordinary shares C shall be registered shares.

4.
Wherever the articles of association refer to shares or shareholders, such terms shall be understood to refer to all classes of shares mentioned in paragraph 2 and the holders thereof, unless the contrary is apparent from the context. Wherever the articles of association refer to ordinary shares, such term shall be understood to refer to both ordinary shares A and ordinary shares C, unless the contrary is apparent from the context.

5.
The company may not lend its cooperation to the issuance of depositary receipts of its shares.

Article 5. Certificate of bearer shares.

1.
On the occasion of a subscription to ordinary shares A, a subscriber becoming entitled to an ordinary share A may require the company, in writing, the delivery of a registered ordinary share A.

  Without such request, the subscriber shall obtain a bearer ordinary share A in conformity with the provisions of this article.

2.
All bearer ordinary shares A shall be embodied by one single share certificate.

2

3.
The share certificate shall on behalf of those entitled to the shares embodied by it, hereinafter referred to as: the "participants", be kept for the safe custody by the Central Depository within the meaning of the Securities Depository Act, hereinafter referred to as: "Necigef".

4.
The company shall confer on a person or entity a right to a bearer ordinary share A by (i) having Necigef enable the company to add to the ordinary shares A embodied by the share certificate another ordinary share A, and (ii) the designation by the entitled person or entity of an Associated Institution (within the meaning of the Securities Depository Act), hereinafter: Associated Institution, crediting him as participant in this Institution's collective deposit of ordinary shares A in the company.

5.
Without prejudice to the provisions of Article 40, paragraph 5 of these Articles of Association, Necigef shall be irrevocably charged with the management of the share certificate and be irrevocably authorised on behalf of the participants to perform all acts in respect of the ordinary shares A, including the acceptance and delivery of and the leading of co-operation in the crediting to and debiting from the share certificate.

6.
A participant in a collective deposit of an Associated Institution may at any time, up to the number of bearer ordinary shares A he is entitled to, require the conversion of one or more bearer ordinary shares A into registered ordinary shares A.

  Conversion of one or more bearer ordinary shares A shall require (i) the transfer of these ordinary shares A by Necigef to the participant, (ii) Necigef enabling the company to have the ordinary shares A debited from the share certificate, (iii) the Associated Institution concerned debiting the participant accordingly as participant in its collective deposit of ordinary shares A in the company and (iv) the company effecting the entry of the participant's name in the company's register of shareholders as holder of the registered ordinary shares A.

7.
A holder of registered ordinary shares A may at any time, up to the number of his registered ordinary shares A, require the conversion of registered ordinary shares A into bearer ordinary shares A.

  Conversion of one or more registered ordinary shares A shall require (i) the transfer of these ordinary shares A by the shareholder to Necigef, (ii) Necigef enabling the company to have the ordinary shares A credited to the share certificate, (iii) the Associated Institution crediting the shareholder accordingly as participant in its collective deposit of ordinary shares A in the company, and (iv) the company effecting the deletion of the participant's name as holder of the ordinary shares A in the company's register of shareholders.

8.
For the purpose of application of the provisions of these articles of association, shareholders shall be take to include participants in a collective depository of bearer ordinary shares A as defined in the Securities Depository Act.

Article 6. Register of shareholders.

1.
No certificates shall be issued for registered ordinary shares and priority shares.

2.
The Board of Management shall keep a register containing the names and addresses of all holders of registered ordinary shares and priority shares, with reference to the class of shares.

3.
Every holder of one or more registered shares and any person having a life interest or a right of pledge over one or more such shares shall be obliged to provide the company in writing with their address.

4.
All entries and notes in a register shall be signed by a member of the Board of Management.

5.
Article 85, Book 2 of the Civil Code also applies to the register.

6.
Extracts from a register are not marketable.

3

CHAPTER IV
Issuance of shares.

Article 7. Body competent to issue shares.

1.
Shares shall be issued pursuant to a resolution of the Board of Management. The resolution shall be subject to the approval of both the Supervisory Board and the Priority. The authority of the Board of Management shall relate to all unissued shares of the authorised capital, as applicable now or at any time in the future. The duration of this authority shall be established by a resolution of the general meeting and shall be for a period of maximum five years, without prejudice to the provisions of article 46.

2.
Designation of the Board of Management as the corporate body competent to issue shares may be extended by the articles of association or by a resolution of the general meeting for a period not exceeding five years in each case. The resolution of the general meeting shall be subject to the approval of both the Supervisory Board and the Priority. The number of shares which may be issued shall be determined at the time of this designation. Designation by resolution of the general meeting cannot be revoked unless determined otherwise at the time of designation.

3.
Upon termination of the authority of the Board of Management, the issue of shares shall thenceforth require a resolution of the general meeting, save where another corporate body has been designated by the general meeting. The resolution of the general meeting to issue shares or to designate another corporate body shall be subject to the approval of both the Supervisory Board and the Priority.

4.
The provisions of paragraph 1 to 3 inclusive shall be equally applicable to the granting of rights to subscribe for shares but shall not be applicable to the issue of shares to persons exercising a previously granted right to subscribe for shares.

5.
Article 96, Book 2 of the Civil Code also applies to the issuance of shares and the granting of rights to take up shares.

Article 8. Conditions of issuance. Rights of pre-emption.

1.
The price and further conditions of issuance shall be determined in the resolution to issue shares. The issue price of shares may be not lower than par value, without prejudice to the provision of article 80 paragraph 2, Book 2 of the Civil Code.

2.
Each holder of ordinary shares shall have a preferential right in accordance with article 96a, Book 2 of the Civil Code with respect to the issue of ordinary shares. The same applies to the granting of rights for the taking up of ordinary shares.

3.
The pre-emptive right may be restricted or excluded by a resolution of the Board of Management. The resolution shall be subject to the approval of both the Supervisory Board and the Priority. The authority granted to the Board of Management shall terminate on the date of termination of the authority of the Board of Management to issue shares. Paragraph 1 to 3 inclusive of article 7 shall be equally applicable.

4.
Articles 96a and 97, Book 2 of the Civil Code also apply to the conditions of issuance and to the preferential right.

Article 9. Payment for shares.

1.
Upon the taking up of each share, the total par value shall be paid together with, if the share is taken up at a higher price, the difference between these amounts, without prejudice to the provisions in article 80 paragraph 2, Book 2 of the Civil Code.

2.
Payment for shares must be made in cash to the extent that no other manner of payment has been agreed upon.

4

3.
The Board of Management shall be authorised to enter into transactions concerning non-monetary contributions on ordinary shares, and the other transactions referred to in article 94 paragraph 1, Book 2 of the Civil Code, without the prior approval of the general meeting. The resolution to enter into these transactions shall require the approval of the Supervisory Board and the Priority.

4.
Articles 80, 80a, 80b and 94b, Book 2 of the Civil Code also apply to payments on shares and non-monetary contributions.

CHAPTER V
Own shares and depository receipts thereof.

Article 10.

1.
The company shall be entitled to acquire fully paid-up shares in its own capital or depository receipts in respect thereof, provided either no valuable consideration is given or provided that:

a.
the distributable part of the capital and reserves is at least equal to the purchase price; and

b.
the nominal value of the shares or the depository receipts in respect thereof which the company acquires, holds or holds in pledge or which are held by a subsidiary does not exceed one tenth of the issued capital.

2.
The Board of Management shall require the authorization of the general meeting for an acquisition for valuable consideration. This authorization may be given for a maximum of eighteen months. At the time of granting such authorization, the general meeting must determine how many shares or depositary receipts thereof may be acquired and between which limits the price must be.

3.
The company may acquire its own shares or depository receipts thereof in order to transfer them, pursuant to a regulation to that effect, to staff employed by the company or by a group company.

4.
The acquisition or alienation by the company of its own shares shall take place pursuant to a decision of the Board of Management. Such a decision shall be subject to the approval of the Supervisory Board and the Priority, without prejudice to the provisions of paragraph 2.

5.
Articles 89a, 95, 98, 98a, 98b, 98c, 98d and 118, Book 2 of the Civil Code also apply to own shares or depository receipts thereof.

CHAPTER VI
Capital reduction.

Article 11.

1.
The general meeting may decide to reduce the issued capital, but only at the proposal of the Board of Management with the approval of the Supervisory Board:

a.
by cancelling shares; or

b.
by reducing the amount of the shares by amendment of the articles of association.

  A resolution of the general meeting to reduce the capital must designate the shares to which the resolution relates and must include provisions for the implementation of the resolution.

2.
A resolution to cancel shares may only involve:

a.
shares or depository receipts in respect thereof held by the company itself; or

b.
all priority shares, all ordinary shares A or all ordinary shares C, in all cases with the consent of the meeting of holders of shares of the class concerned and with repayment.

5

3.
Partial repayment of shares or exemption from the obligation to pay calls on shares is only possible in order to implement a decision to reduce the amount of the shares. Such repayment or exemption shall take place:

a.
with regard to all shares; or

b.
with regard to either the priority shares, the ordinary shares A or the ordinary shares C, in all cases with the consent of the meeting of holders of shares of the class concerned.

CHAPTER VII
Transfer of shares. Limited rights.

Article 12.

1.
The transfer of a registered share or the transfer of a right-in-rem therein shall be effected by means of a deed and, except where the company itself is a party to the transaction, acknowledgement in writing of the transfer by the company.

  Acknowledgement is effected in the deed, or by a dated declaration of acknowledgement either on the deed or on a copy or extract thereof which is certified by a civil law notary or by the transferor. Official service of that deed or that copy or extract on the company shall rank as acknowledgement.

2.
A right of pledge may also be created without acknowledgement or official service of notice to the company. In such case, article 239, Book 3 of the Civil Code applies accordingly, on the understanding that the communication referred to in paragraph 3 of that article, shall then be replaced by acknowledgement by or official service on the company.

3.
The acknowledgement shall be signed by a member of the Board of Management.

4.
The provisions of paragraphs 1 and 3 apply accordingly to the allocation of registered shares on the division of jointly held property.

5.
The shareholder shall have voting rights in respect of a share in which the life interest or the right of pledge is created. However, the voting rights shall accrue to the beneficiary of the life interest or the pledgee in the event that it was so stipulated at the creation of the life interest or the right of pledge. The shareholder who holds no voting rights and the beneficiary of a life interest or pledgee who does hold voting rights shall have the rights which the law attributes to holders of depository receipts in respect of shares in a company which are issued with that company's cooperation. A beneficiary of a life interest or a pledgee who holds no voting rights shall not have the rights referred to in the preceding sentence.

6.
The rights attached to a share in which a life interest is created, relating to the acquisition of shares shall accrue to the shareholder. However, the shareholder shall compensate the beneficiary of the life interest for the value thereof to the extent that the latter is entitled thereto by virtue of his life interest.

Article 13. Transfer of priority shares.

1.
A priority share can be transferred to the company.

2.
Any transfer other than that to the company can only be effected with the approval of the Board of Management and the Supervisory Board.

3.
The transfer must take place within three months after the approval has been granted. The approval shall be deemed to have been granted if the Board of Management and the Supervisory Board, having informed the applicant of the refusal of the request, do not simultaneously inform the applicant of one or more prospective buyers who are prepared to purchase the priority share(s) concerned against payment in cash. The company itself can be designated as a prospective buyer.

6

4.
The transfer of a priority share to the company or to another prospective buyer as referred to in paragraph 3 shall take place against a purchase price that equals the nominal value of the priority share.

5.
If a priority share is transferred without the approval of the Board of Management and the Supervisory Board, the rights adhered to the priority share can not be exercised.

CHAPTER VIII
Management.

Article 14. Board of Management.

1.
The management of the company shall be constituted by a Board of Management consisting of one or more members.

2.
Subject to the above minimum, the number of members of the Board of Management shall be determined by the Supervisory Board.

3.
If the Board of Management is constituted by two or more members the Supervisory Board may designate one of the members of the Board of Management as President and one of the members as Chief Executive Officer. One member of the Board of Management may have both designations.

Article 15. Appointment.

1.
Members of the Board of Management shall be appointed by the general meeting from a list of candidates to be drawn up by the Priority.

2.
The list of candidates shall be binding provided that the list contains the names of at least two persons. However, the general meeting may at any time, by resolution passed with a majority of at least two-thirds of the votes cast representing more than half of the issued capital, resolve that such list shall not be binding.

3.
If the Priority should fail to draw up a list of nominees within three months after the vacancy has occurred the general meeting may appoint a member of the Board of Management at its own discretion.

4.
In case the Priority has drawn up a non-binding list of candidates, the general meeting can only appoint a member of the Board of Management in contravention of the list by resolution taken with a majority of two thirds of the votes cast representing more than fifty percent of the issued share capital.

Article 16. Suspension and removal.

1.
Each member of the Board of Management may be suspended or removed at any time by the general meeting.

2.
A resolution to suspend or remove other than at the proposal of the Priority may only be passed by the general meeting with a majority of at least two-thirds of the votes cast representing more than half of the issued capital.

3.
Each member of the Board of Management can, at any time, be suspended by the Supervisory Board.

  The Supervisory Board may only pass a resolution to suspend a member of the Board of Management with a majority of at least two-thirds of the votes cast in a meeting in which at least fifty percent of the members of the Supervisory Board is present or represented.

  Such suspension may be discontinued by the general meeting at any time.

4.
Any suspension may be extended one or more times, but may not last longer than three months in the aggregate. If at the end of that period no decision has been taken on termination of the suspension, or on dismissal, the suspension shall cease.

7

Article 17. Remuneration.

The Supervisory Board shall determine the remuneration and further conditions of employment for each member of the Board of Management.

Article 18. Duties of the Board of Management. Decision making process. Allocation of duties.

1.
Subject to the restrictions imposed by these articles of association, the Board of Management shall be entrusted with the management of the company.

2.
The Board of Management shall draw up a set of rules governing the passing of resolutions by the Board of Management. The rules shall require the approval of the Supervisory Board.

3.
The Board of Management may determine the duties with which each member of the Board of Management will be charged in particular. The allocation of duties shall require the approval of the Supervisory Board.

4.
The Board of Management may appoint Officers and allocate certain of its duties to such Officers. Such allocation shall not effect the ultimate responsibility of the Board of Management for the duties thus allocated.

Article 19. Representation.

1.
The Board of Management shall be authorised to represent the company. Two members of the Board of Management acting jointly shall also be authorized to represent the company.

  The Board of Management may grant to one or more of its members a power of attorney to represent the company alone with due observance of the restrictions of the power of attorney.

2.
In the event of a conflict of interest between the company and a member of the Board of Management, the company shall be represented by such member of the Board of Management or of the Supervisory Board as the Supervisory Board shall designate for this purpose.

Article 20. Approval of decisions of the Board of Management.

1.
Without prejudice to any other appropriate provision of these articles of association, the Board of Management shall require approval of the Supervisory Board for managerial decisions with relation to:

a.
direct or indirect participation in the capital of another company as well changing the percentage of the participation;

b.
acquiring or alienating fixed assets the value of which exceeds an amount determined by the Supervisory Board;

c.
providing guarantees for an amount exceeding an amount determined by the Supervisory Board;

d.
performing legal acts implying an amount exceeding an amount determined by the Supervisory Board, on the understanding that more than one act with respect to a same transaction will be deemed to be one act;

e.
other acts of the Board of Management as determined by the Supervisory Board and communicated to the Board of Management in writing.

2.
The Priority is entitled, after consultation of the Supervisory Board, to require resolutions of the Board of Management to be subject to its approval. Such resolutions shall be clearly specified and notified to the Board of Management in writing.

8

3.
The lack of approval of the Supervisory Board or the Priority in respect of a decision referred to in this article does not affect the authority of the Board of Management or its members to represent the company.

Article 21. Absence or prevention.

If a member of the Board of Management is absent or is prevented from performing his duties, the remaining members or member of the Board of Management shall be temporarily entrusted with the entire management of the company. If all members or the sole member of the Board of Management are absent or are prevented from performing their duties, the management of the company shall be temporarily entrusted to the Supervisory Board which shall then be authorised to entrust the management temporarily to one or more persons, whether or not from among its members.

CHAPTER IX
Supervisory Board.

Article 22. Number of members.

1.
The company shall have a Supervisory Board. The Supervisory Board can consist of individuals only. The Supervisory Board shall consist of at least three Supervisory Directors.

2.
Subject to the above minimum, the number of Supervisory Directors shall be determined by the Supervisory Board.

3.
If there are fewer than three Supervisory Directors in office, the Supervisory Board shall be competent, but shall proceed without delay to make up the number or numbers.

Article 23. Appointment.

1.
The Supervisory Directors shall be appointed by the general meeting from a list of candidates to be drawn up by the Priority.

2.
The provisions of paragraphs 2, 3 and 4 of article 15 shall apply accordingly to the appointment of Supervisory Directors.

  In contravention of the provisions of paragraphs 1 and 2, one Supervisory Director may be appointed by Philips Electronics N.V.

3.
When a person is proposed for appointment as a Supervisory Director, particulars shall be stated in respect of his age, his profession, the nominal amount of shares in the capital of the company he holds and his present and past functions, in so far as such functions are of interest in connection with the performance of the duties of a Supervisory Director. Legal entities of which he is already a supervisory Director shall also be mentioned; if there are companies among them which belong to the same group, it shall be sufficient to name that group. The reason for the proposal shall be stated.

Article 24. Suspension and removal. Retirement.

1.
Each Supervisory Director may be suspended or removed by the general meeting at any time.

2.
The provisions of paragraphs 2 and 4 of article 16 shall also be applicable to the suspension and removal of Supervisory Directors.

  In contravention of the provisions of paragraphs 1 and 2, a Supervisory Director appointed by Philips Electronics N.V. may only be suspended and removed by Philips Electronics N.V.

3.
The Supervisory Directors, other than a Supervisory Director appointed by Philips Electronics N.V., shall retire periodically in accordance with a rotation plan to be drawn up by the Supervisory Board. Each resigning Supervisory Director may be re-appointed as long as he has not reached the age limit.

9

Article 25. Remuneration.

The general meeting shall determine the remuneration for every member of the supervisory Board.

Article 26. Duties and powers.

1.
It shall be the duty of the Supervisory Board to supervise the Board of Management's management and the general course of affairs in the company and in the business connected with it.

  It shall advise the Board of Management. In performing their duties the Supervisory Directors shall act in accordance with the interests of the company and of the business connected with it.

2.
The Board of Management shall promptly supply the Supervisory Board with the information required for the performance of its duties.

3.
The Supervisory Board shall have access to the buildings and premises of the company and shall be authorised to inspect the books and records of the company. The Supervisory Board may designate one or more persons from among its members or an expert to exercise these powers. The Supervisory Board may be assisted by experts in other cases also.

4.
The Supervisory Board may appoint from amongst its members a delegate Supervisory Director who will especially be charged with the day-to-day contact with and supervision on the Board of Management in all matters related to the company.

  The Supervisory Board may also delegate, under its own responsibility, certain of its powers to the delegate Supervisory Director.

  The Supervisory Board may as well appoint one or more vice delegate Supervisory Directors for the purpose of substituting the delegate Supervisory Director in case of his absence or incapability to act.

  The Board of Management shall contact and consult to the extent possible the delegate Supervisory Director in all important matters.

10

Article 27. Proceedings and decision making process.

1.
The Supervisory Board shall elect a Chairman from amongst its members, and a Vice Chairman who shall take the place of the Chairman in the latter's absence. It shall appoint a secretary, who need not be a member of the Supervisory Board, and make arrangements for substitution in case of absence.

2.
In the absence of the Chairman and the Vice Chairman at a meeting, the meeting shall itself designate a Chairman.

3.
The Supervisory Board shall meet whenever the Chairman, or two other Supervisory Directors, or the Board of Management deems such necessary.

4.
The secretary shall keep minutes of the proceedings at meetings of the Supervisory Board. The minutes shall be adopted in the same meeting or in a following meeting of the Supervisory Board and shall be signed by the Chairman and the secretary as evidence thereof.

5.
All decisions of the Supervisory Board shall be adopted by an absolute majority of the votes cast unless otherwise provided for in these articles.

6.
Decisions of the Supervisory Board shall only be valid if taken at a meeting at which the majority of the Supervisory Directors are present or represented.

7.
A Supervisory Director may be represented by a co-member of the Supervisory Board authorised in writing. The expression "in writing" shall include any message transmitted by current means of communication and received in writing. A Supervisory Director may not act as representative for more than one co-member.

8.
The Supervisory Board may also take decisions outside a meeting, provided the proposal concerned is submitted to all Supervisory Directors and none of them objects to this manner of taking decisions. The secretary shall draw up a report regarding a decision thus taken and shall attach the replies received to the report, which shall be signed by the president and the secretary.

9.
The Supervisory Board shall meet together with the Board of Management as often as the Supervisory Board or Board of Management deems such necessary.

Article 28. Indemnification. Limited liability.

1.
The company shall indemnify any person who is or was a Supervisory Director or a member of the Board of Management and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that he is or was a Supervisory Director, member of the Board of Management, Officer, employee or agent of the company, or is or was serving at the request of the company as a supervisory director, member of the Board of Management, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, including with respect to employee benefit plans maintained or sponsored by the company or for the benefit of its or any of its group companies' employees or consultants against all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful or outside of his mandate. The termination of any action, suit or proceeding by a judgement, order, settlement, conviction, or upon a plea of nolo contendee or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and not in a manner which he reasonably could believe to be in or not opposed to the best interest of the company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

11

2.
The company shall indemnify any person who is or was a Supervisory Director or a member of the Board of Management and who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the company to procure a judgement in its favour, by reason of the fact that he is or was a Supervisory Director, member of the Board of Management, Officer, employee or agent of the company, or is or was serving at the request of the company as a supervisory director, member of the Board of Management, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, including with respect to employee benefit plans maintained or sponsored by the company or for the benefit of its or any of its group companies' employees or consultants against all expenses (including attorneys' fees) judgements, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or wilful misconduct in the performance of his duty to the company, unless and only to the extent that the court in which such action or proceeding was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification against such expenses which the court in which such action or proceeding was brought or such other court having appropriate jurisdiction shall deem proper.

3.
To the extent that a Supervisory Director or member of the Board of Management, Officer, employee or agent of the company has been successful on the merits or otherwise in defense of any action, suits of proceeding, referred to in paragraphs 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4.
Any indemnification by the company referred to in paragraphs 1 and 2 shall (unless ordered by a court) only be made by the Company upon a determination that indemnification of the Supervisory Director or member of the Board of Management is proper under the circumstances because he had met the applicable standard of conduct set forth in paragraph 1 and 2 of this article 28. Article 27 notwithstanding such determination shall be made:

a.
by a decision of the Supervisory Board adopted by a majority of the votes cast by Supervisory Directors who are not parties to such action, suit or proceeding, even though such decision is taken at a meeting at which such Supervisory Directors present or represented are less than a majority of all the Supervisory Directors, or;

b.
if there are no Supervisory Directors who are not named as parties to such action, suit or proceeding or if the Supervisory Directors who are not named as parties to such action, suit or proceeding so direct, by independent legal counsel in a written opinion; or

c.
by the general meeting of shareholders.

5.
Expenses (including attorney's fees) incurred by a Supervisory Director or a member of the Board of Management in defending a civil or criminal action, suit or proceeding may be paid by the company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Supervisory Director or member of the Board of Management to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company as authorized in this article. Such expenses incurred by Officers, employees or agents may be so paid upon such terms and conditions as the Supervisory Board decides.

6.
The indemnification provided for by this article shall not be deemed exclusive of any other right to which a person seeking indemnification or advancement of expenses may be entitled under the laws of

12

  the Netherlands as from time to time amended or under any by-laws, agreement, resolution of the general meeting of shareholders or of the disinterested members of the Supervisory Board or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such position, and shall continue as to a person who has ceased to be a Supervisory Director, member of the Board of Management, Officer, director, employee, trustee or agent and shall also inure to the benefit of the heirs, executors, administrators and the estate of such a person. The company may, to the extent authorized from time to time by the Supervisory Board, grant rights to indemnification and to the advancement of expenses to any officer, employee or agent of the company to the fullest extent of the provisions of this article 28 with respect to the indemnification and advancement of expenses of Supervisory Directors and members of the Board of Management of the company.

7.
The company may, to the extent authorized from time to time by the Supervisory Board, purchase and maintain insurance on behalf of any person who is or was a Supervisory Director, member of the Board of Management, Officer, employee or agent of the company, or is or was serving at the request of the company as a supervisory director, member of the Board of Management, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise, or entity, against any liability asserted against him and incurred by him in any such capacity or arising out of his capacity as such, whether or not the company would have the power to indemnify him against such liability under the provisions of this article.

8.
Whenever in this article reference is made to the company, this shall include, in addition to the resulting or surviving company also any constituent company (including any constituent company of a constituent company) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power to indemnify its supervisory directors, members of the Board of Management, officers, employees and agents, so that any person who is or was a supervisory director, member of the Board of Management, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a supervisory director, member of the Board of Management, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, shall stand in the same position under the provisions of this article with respect to the resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued.

9.
No person shall be personally liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a Supervisory Director or member of the Board of Management; provided, however, that the foregoing shall not eliminate or limit the liability of a Supervisory Director or member of the Board of Management (1) for any breach of such individual's duty of loyalty to the company or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for any transaction from which the director derived an improper personal benefit or (4) for personal liability which is imposed by Dutch law, as from time to time amended. No amendment, repeal or modification of this article 28 shall adversely affect any right or protection of any person entitled to indemnification or advancement of expenses under this article 28 prior to such amendment, repeal or modification.

CHAPTER X
Annual accounts and annual report. Profits.

Article 29. Financial year. Annual accounts and annual report.

1.
The financial year of the company shall be the calendar year.

2.
Annually, the Board of Management shall draw up annual accounts and shall deposit these at the company's office for inspection by shareholders, not later than five months after the end of the financial year, unless under special circumstances this term is extended by the general meeting by not

13

  more than six months. Within this period, the Board of Management shall also submit the annual report.

3.
Within the period referred to in paragraph 2, the Board of Management shall also submit the annual accounts and the annual report to the Supervisory Board.

4.
The Supervisory Board shall present its report on the annual accounts to the general meeting.

5.
Articles 101, 102 and 103 and Title 9, Book 2 of the Civil Code also apply to the annual accounts and to the annual report.

Article 30. Adoption.

1.
The annual accounts shall be adopted by the general meeting.

2.
A discharge granted to the members of the Board of Management for their management and to the Supervisory Directors for their supervision thereof, relates only to the management insofar as such management is apparent from the financial statements.

Article 31. Profits. Dividend.

1.
Out of the profits—the positive balance of the profit—and loss account—an amount of dividend equal to five per cent (5%) of their nominal value shall be paid on the priority shares.

2.
Subsequently, the Board of Management shall, subject to the approval of the Supervisory Board, determine which part of the profit remaining after application of paragraph 1 shall be allocated to the reserves.

3.
Any part of the profits remaining thereafter shall be paid as a dividend on the ordinary shares.

4.
If a loss is sustained in any year, no dividend shall be distributed for that year. No dividend may be paid in subsequent years until the loss has been compensated by profits. The general meeting may, however, resolve on a proposal of the Board of Management, which has received the approval of the Supervisory Board, to compensate the loss out of the distributable part of the net assets.

5.
The Board of Management, with the approval of the Supervisory Board, may resolve to pay an interim dividend.

6.
In addition, payments to shareholders are subject to articles 103, 104 and 105, Book 2 of the Civil Code.

7.
All distributions on ordinary shares, either as an (interim)dividend or otherwise, shall be made such that on each ordinary share an equal amount or value shall be paid.

Article 32. Distribution in shares and to the debit of the reserves.

1.
The general meeting may, at the proposal of the Board of Management which has been approved by the Supervisory Board, resolve that a payment of dividend on ordinary shares be wholly or partly paid by a distribution of shares in the company.

2.
The Board of Management, if authorised to issue the shares concerned as provided for in article 7, may, subject to the approval of the Supervisory Board, decide that a distribution on ordinary shares shall not take place in cash but in ordinary shares in the company.

3.
The general meeting may, at the proposal of the Board of Management which has been approved by the Supervisory Board, resolve that distributions to holders of ordinary shares be made out of the distributable part of the net assets. Paragraph 1 shall accordingly apply. Distributions referred to in this paragraph 3 shall be made only if the amount due in accordance with article 31 paragraph 1 is paid.

14

4.
In case of a merger of a subsidiary of the company, the Board of Management is—provided the Board of Management, in accordance with article 7, is authorised to issue the shares concerned—authorised to issue shares on the account of one or more reserves of the company, which do not have to be maintained by virtue of the law or of these articles of association. Such resolution shall require the approval of the Supervisory Board.

Article 33. Date for payment.

Dividends and other distributions shall be made payable no later than fourteen days after being decided. The making payable shall be announced in accordance with article 43.

CHAPTER XI
General meetings of shareholders.

Article 34. Annual meeting.

1.
The annual meeting shall be held annually, within six months of the end of the financial year.

2.
The agenda for such meeting shall contain, inter alia, the following matters:

a.
the annual report;

b.
adoption of the annual accounts;

c.
discharge of the members of the Board of Management and the members of the Supervisory Board;

d.
appointments to any vacancies;

e.
any other proposals put forward for discussion by the Supervisory Board or the Board of Management, such as proposals concerning the designation of a body competent to issue shares and to grant rights to subscribe for shares and the authorization of the Board of Management to cause the acquisition of own shares or depository receipts thereof by the company.

Article 35. Other meetings.

Other general meetings of shareholders shall be held as often as the Board of Management or the Supervisory Board deems such necessary, without prejudice to the provisions of the articles 110, 111 and 112, Book 2 of the Civil Code.

Article 36. Convocation. Agenda.

1.
General meetings of shareholders shall be convened by the Supervisory Board, the Board of Management or the Priority.

2.
The convocation shall take place no later than on the fifteenth day prior to the date of the meeting.

3.
The notice of the meeting shall state the subjects to be dealt with or it shall state that the shareholders may find details thereof at the company's office, without prejudice to the provisions of article 44 paragraph 2 of the articles of association and of article 99 paragraph 7, Book 2 of the Civil Code.

4.
The notice of the meeting shall state the requirement for admission to the meeting as described in article 40.

5.
Convocation shall be made in the manner stated in article 43.

6.
Matters not stated in the notice of the meeting may be further announced, subject to the time limit pertaining to the convocation of meetings, in the manner stated in article 43.

7.
Unless the notice of the meeting includes the contents of all documents which, according to the law or the articles of association, are to be available to shareholders for inspection in connection with the

15

  meeting to be held, these documents are to be made available free of charge to shareholders in Amsterdam at the office of a broker admitted to the trade on Euronext Amsterdam N.V. to be designated in the notice of the meeting or another payment office as referred to in the Rules relating to Securities.

8.
The expression "shareholders" in this article shall include beneficiaries of a life interest and pledgees to which the voting rights on shares accrue.

Article 37. Place of meetings.

The general meetings of shareholders shall be held in Amsterdam, Rotterdam or The Hague.

Article 38. Chairmanship.

1.
The general meetings of shareholders shall be chaired by the Chairman of the Supervisory Board or, in his absence, by the Vice Chairman of that board; in the event that the latter is also absent, the Supervisory Directors present shall elect a chairman from their midst.

  The Supervisory Board may designate another person to act as chairman of a general meeting of shareholders.

2.
If the chairman has not been appointed in accordance with paragraph 1, the meeting shall itself choose a chairman. Until that moment a member of the Board of Management designated thereto by the Board of Management shall act as chairman.

Article 39. Minutes.

1.
Minutes shall be kept of the proceedings at every general meeting of shareholders by a secretary to be designated by the chairman. The minutes shall be adopted by the chairman and the secretary and shall be signed by them as evidence thereof.

2.
The Supervisory Board or the chairman may determine that notarial minutes shall be drawn up of the proceedings of the meeting. The notarial minutes shall be co-signed by the chairman.

Article 40. Rights at meetings. Admittance.

1.
Each shareholder entitled to vote and each beneficiary of a life interest or pledgee to whom the voting rights accrue shall be entitled to attend the general meeting of shareholders, to address the meeting and to exercise his voting rights. Where it concerns registered shares, the Board of Management must be notified in writing of the intention to attend the meeting. Such notice must be received by the Board of Management not later than on the date mentioned in the notice of the meeting.

2.
The right to take part in the meeting in accordance with paragraph 1 may be exercised by a proxy authorised in writing, provided that the power of attorney has been received by the Board of Management not later than on the date mentioned in the notice of the meeting.

3.
The date mentioned in the notice of the meeting, referred to in paragraphs 1 and 2, cannot be prior than the seventh day prior to the date of the meeting.

4.
If the voting rights on a share accrue to the beneficiary of a life interest or to a pledgee, instead of to the shareholder, the shareholder is also authorised to attend the general meeting of shareholders and to address the meeting, provided that, where it concerns registered shares, the Board of Management has been notified of the intention to attend the meeting in accordance with paragraph 1.

        Paragraph 2 applies accordingly.

5.
With respect to the voting rights and/or the right to participate in meetings the company shall on the basis of the provisions of articles 88 and 89 of Book 2 of the Civil Code also recognize as shareholder the person or entity mentioned in a written statement of an Associated Institution as being entitled to

16

  a given number of bearer ordinary shares A belonging to its collective depository of ordinary shares A in the company provided that in the statement it is also confirmed that the person or entity shall remain thus entitled until the close of the meeting and the statement has been filed with the offices of the company or such other place as mentioned in the convocation.

  In the convocation to the meeting shall be mentioned the date on which the filing of the statement must have been effected at the latest.

  This date can not be prior to the seventh day preceeding the date of the meeting.

6.
Each share confers the right to cast one vote. In the event the law allows the issuance of shares without voting rights, the company shall nevertheless not issue shares without voting rights.

7.
Each person entitled to vote or his proxy shall sign the attendance list.

8.
The provisions of article 117, Book 2 of the Dutch Civil Code also apply to the general meeting of shareholders.

9.
The chairman shall decide whether persons other than those who shall be admitted in accordance with the above provisions of this article shall be admitted to the meeting.

Article 41. Votes.

1.
Except where the law or the articles of association require a qualified majority, all resolutions shall be adopted by absolute majority of the votes cast.

2.
If in an election of persons a majority is not obtained, a second free vote shall be taken.

  If again a majority is not obtained, further votes shall be taken until either one person obtains a majority or the election is between two persons only, both of whom receive an equal number of votes.

  In the event of such further elections (not including the second free vote), each election shall be between the persons who participated in the preceding election, but with the exclusion of the person who received the smallest number of votes in that preceding election. If in a preceding election more than one person received the smallest number of votes, it shall be decided by lot which of these persons should not participate in the new election.

  If there is a tie of votes in an election between two persons, it shall be decided by lot who is elected, without prejudice to the provision of the following paragraph.

3.
In the event of a tie of votes in an election from a binding list of candidates, the candidate whose name appears first on the list shall be elected.

4.
If there is a tie of votes in a vote other than a vote for the election of persons, the proposal is thus rejected.

5.
All votes may be cast orally. The chairman is, however, entitled to decide a vote by a secret ballot. If it concerns an election of persons, also a person present at the meeting and entitled to vote can demand a vote by a secret ballot. Voting by secret ballot shall take place by means of secret, unsigned ballot papers.

6.
Abstentions and invalid votes shall not be counted as votes.

7.
Voting by acclamation shall be possible if none of the persons present and entitled to vote objects against it.

8.
The provisions of the articles 13 paragraphs 3 and 4, and 117, Book 2 of the Civil Code also apply to the general meeting of shareholders.

17

Article 42. Meeting of holders of shares of one class. Right of inquiry.

1.
Meetings of holders of shares of one class shall be convened by the Board of Management, the Supervisory Board or the Priority. The meetings shall be held as often as the Board of Management, the Supervisory Board or the Priority deems necessary, and also whenever such is required in accordance with the law or the articles of association.

2.
With regard to these meetings, the provisions regarding the general meetings of shareholders shall, to the extent possible, apply.

3.
Resolutions of the meeting of holders of priority shares and ordinary shares C may also be adopted in writing without recourse to a meeting of holders of the class of shares concerned, provided they are adopted by unanimous votes of all shareholders entitled to vote. The provisions of article 40 paragraph 8 shall apply accordingly. Each holder of shares of the class concerned must procure that the Board of Management is informed in writing of the resolutions made in accordance with this paragraph as soon as possible. The Board of Management shall keep a record of the resolutions thus made and shall deposit the records at the offices of the company, together with the minutes as referred to in article 39 paragraph 1.

CHAPTER XII
Convocations and notifications.

Article 43.

1.
All announcements for the general meetings of shareholders, all notifications concerning dividend and other payments and all other communications to shareholders shall be effected by means of a notice in a national daily paper and in the Official Price List, without prejudice to the provisions of article 96a paragraph 4, Book 2 of the Civil Code.

2.
The expression "shareholders" in paragraph 1 shall include the beneficiaries of a life interest and pledgees to which the voting rights on shares accrue.

CHAPTER XIII
Amendment of the articles of association and dissolution.

Article 44. Amendment of the articles of association. Dissolution. Merger. Split-up.

1.
A resolution of the general meeting to amend the articles of association, to dissolve the company or to merge or split the company within the meaning of Title 7 of Book 2 of the Civil Code, shall only be adopted on a proposal of the Priority.

2.
When a proposal to amend the articles of association or to dissolve the company is to be submitted to the general meeting, such must be mentioned in the notice of the general meeting of shareholders and, if an amendment to the articles of association is to be discussed, a copy of the proposal, setting forth the text of the proposed amendment verbatim, shall at the same time be deposited at the company's office and at the office of an institution associated with Euronext Amsterdam N.V. to be designated in the notice of the meeting or another payment office as referred to in the Rules relating to Securities for inspection and shall be held available for shareholders as well as for beneficiaries of a life interest and pledgees to which the voting rights on share accrue, free of charge until the end of the meeting.

Article 45. Liquidation.

1.
In the event of dissolution of the company by virtue of a resolution of the general meeting, the Board of Management shall be charged with the liquidation of the business of the company and the Supervisory Board with the supervision thereof.

18

2.
During liquidation, the provisions of these articles of association shall remain in force as far as possible.

3.
From the balance remaining after payment of debts there shall first, as far as possible, be transferred to the holders of priority shares, in proportion to the total amount of the priority shares held by each of them, the nominal amount of these shares.

4.
The balance then remaining shall be transferred to the holders of ordinary shares in proportion to the total number of ordinary shares held by each of them.

5.
The liquidation shall otherwise be subject to the provisions of Title 1, Book 2 of the Civil Code.

CHAPTER XIV
Final and transitional statements.

Article 46. Authority to issue shares.

The duration of the authority of the Board of Management to issue shares and to grant rights to subscribe for shares as provided for in article 7, shall be fixed on five years, effective as of the day this amendment of the company's articles of association takes effect. The authorization concerns all non-issued shares of the authorised capital as it reads now or shall read at some point in time. The same applies to the authorization of the Board of Management to limit or exclude the right of pre-emption, as provided for in article 8.

19

RJL/UPC/Eerste Akte van Statutenwijziging/dlt.ned
BCB/41588-00187/AMCO:120416

STATUTEN VAN:

United Pan-Europe Communications N.V.
gevestigd te Amsterdam.

d.d. 28 februari 2003

Integrale tekst van de statuten, zoals deze luiden na partiële wijziging, bij akte op 28 februari 2003 verleden voor een waarnemer van mr. R.J.J. Lijdsman, notaris te Amsterdam, op het ontwerp van welke akte de ministeriële verklaring dat van bezwaren niet is gebleken, is verleend op 25 februari 2003, onder nummer N.V. 400149.

HOOFDSTUK I
Begripsbepalingen.

Artikel 1.

In de statuten wordt verstaan onder:

a.
algemene vergadering:    het orgaan dat gevormd wordt door stemgerechtigde aandeelhouders en andere stemgerechtigden;

b.
algemene vergadering van aandeelhouders:    de bijeenkomst van aandeelhouders en andere personen met vergaderrechten;

c.
jaarvergadering:    de algemene vergadering van aandeelhouders, bestemd tot de behandeling van de jaarrekening en het jaarverslag;

d.
certificaten:    certificaten van door de vennootschap uitgegeven aandelen;

e.
dochtermaatschappij:

—
een rechtspersoon waarin de vennootschap of een of meer van haar dochtermaatschappijen, al dan niet krachtens overeenkomst met andere stemgerechtigden, alleen of samen meer dan de helft van de stemrechten in de algemene vergadering van de leden of aandeelhouders van die rechtspersoon kunnen uitoefenen;

—
een rechtspersoon waarvan de vennootschap of een of meer van haar dochtermaatschappijen lid of aandeelhouder zijn en, al dan niet krachtens overeenkomst met andere stemgerechtigden, alleen of samen meer dan de helft van de bestuurders of van de commissarissen kunnen benoemen of ontslaan, ook indien alle stemgerechtigden stemmen;

  met een dochtermaatschappij wordt gelijkgesteld een onder eigen naam optredende vennootschap, waarin de vennootschap of een of meer dochtermaatschappijen als vennoot volledig jegens schuldeisers aansprakelijk is voor de schulden;

  een en ander met toepassing van de leden 3 en 4 van artikel 24a, Boek 2 van het Burgerlijk Wetboek;

f.
groepsmaatschappij:    een rechtspersoon of vennootschap die in de zin van artikel 24b, Boek 2 van het Burgerlijk Wetboek, met de vennootschap in een groep is verbonden;

g.
uitkeerbaar deel van het eigen vermogen:    het deel van het eigen vermogen dat het gestorte en opgevraagde deel van het kapitaal, vermeerderd met de reserves die krachtens de wet moeten worden aangehouden, te boven gaat;

h.
accountant:    een registeraccountant of een andere accountant als bedoeld in artikel 393, Boek 2 van het Burgerlijk Wetboek, dan wel een organisatie waarin zodanige accountants samenwerken;

i.
Prioriteit:    de vergadering van houders van prioriteitsaandelen.

HOOFDSTUK II
Naam, zetel, doel.

Artikel 2. Naam en zetel.

1.
De vennootschap draagt de naam:
 United Pan-Europe Communications N.V.

2.
Zij heeft haar zetel te Amsterdam.

Artikel 3. Doel.

De vennootschap heeft ten doel:

a.
het houden, exploiteren en ontwikkelen van abonnee- en multi-kanaal televisiesystemen en - netwerken en het verlenen van daarmede samenhangende advies-, engineering- en programmeringsdiensten alsmede andere telecommunicatiediensten;

b.
het oprichten van, het op enigerlei wijze deelnemen in en het besturen en financieren van andere ondernemingen en vennootschappen;

c.
het ter leen opnemen van gelden, het uitlenen van gelden, het beleggen en investeren van vermogen en het verkrijgen van en beschikken over vorderingen en andere vermogenswaarden in het algemeen;

d.
het verstrekken van garanties en het verbinden van de vennootschap of activa van de vennootschap ten behoeve van ondernemingen en vennootschappen, waarmee de vennootschap in een groep is verbonden alsmede ten behoeve van derden;

e.
het verlenen van diensten aan ondernemingen waarmee de vennootschap in een groep is verbonden alsmede aan derden;

f.
het exploiteren van octrooien, merken, licenties en intellectuele eigendomsrechten;

g.
het verrichten van andere industriële of financiële activiteiten.

HOOFDSTUK III
Kapitaal en aandelen. Register.

Artikel 4. Maatschappelijk kapitaal. Soorten aandelen.

1.
Het maatschappelijk kapitaal bedraagt negenendertig miljoen euro (EUR 39.000.000,—).

2.
Het is verdeeld in:

—
een miljard (1.000.000.000) gewone aandelen A, elk nominaal groot twee eurocent (EUR 0,02);

—
drie honderd miljoen (300.000.000) gewone aandelen B, elk nominaal groot twee eurocent (EUR 0,02);

—
drie honderd (300) prioriteitsaandelen, elk nominaal groot twee eurocent (EUR 0,02);

—
negenenveertig miljoen negen honderd negenennegentig duizend zeven honderd (49.999.700) preferente aandelen A verdeeld in series zoals bepaald in lid 3 welke opvolgend worden genummerd van 1 af, elk nominaal groot twee eurocent (EUR 0,02); en

—
zes honderd miljoen (600.000.000) preferente aandelen B, elk nominaal groot twee eurocent (EUR 0,02).

3.
Preferente aandelen A welke tegelijk worden uitgegeven en waaraan gelijke rechten als bedoeld in artikel 8 lid 2 zijn verbonden, vormen gezamenlijk een afzonderlijke serie van preferente aandelen A, en daarmee een afzonderlijke soort van aandelen.

  Met een besluit tot uitgifte van preferente aandelen A wordt van de preferente aandelen A genoemd in lid 2 van dit artikel een zodanig aantal preferente aandelen A als met gelijke rechten zijn uitgegeven, aangeduid met een serienummer van 1 af. Deze wijziging van lid 2 treedt in werking met de deponering ten kantore van het Handelsregister van het besluit tot uitgifte dan wel een uittreksel daarvan waaruit blijkt hoeveel preferente aandelen A met gelijke rechten zijn uitgegeven.

4.
Bij uitgifte van preferente aandelen A van een bepaalde soort kan worden bepaald dat deze aandelen op verzoek van de vennootschap en/of de houder onder bij de uitgifte bepaalde voorwaarden en bedingen omgezet kunnen worden in gewone aandelen, in welk geval het bepaalde in de leden 3, 4 en

  5 van artikel 8 van overeenkomstige toepassing is op de uitgifte van de betreffende preferente aandelen A.

  In geval een preferent aandeel A van een bepaalde soort ingevolge de op dit aandeel van toepassing zijnde conversiebepalingen kan worden geconverteerd in meer dan één gewoon aandeel zal het verschil tussen de nominale waarde van het preferente aandeel A van de betreffende soort en de gezamenlijke nominale waarde van de gewone aandelen waarin wordt geconverteerd, worden geboekt ten laste van de preferente agioreserve als bedoeld in lid 5 van artikel 9 waartoe het betreffende geconverteerde preferente aandeel A behoort. Een preferent aandeel A van een bepaalde soort wordt altijd geconverteerd in minimaal één gewoon aandeel.

5.
De gewone aandelen A en de gewone aandelen B luiden op naam of aan toonder, ter keuze van de aandeelhouder. De prioriteitsaandelen, de preferente aandelen A en de preferente aandelen B luiden op naam.

6.
Waar in de statuten gesproken wordt van aandelen en aandeelhouders worden daaronder, tenzij het tegendeel blijkt, alle in lid 2 genoemde soorten aandelen verstaan, zomede de houders daarvan.

  Waar in de statuten gesproken wordt van gewone aandelen worden daaronder, tenzij het tegendeel blijkt, gewone aandelen A en gewone aandelen B verstaan.

7.
De vennootschap kan medewerking verlenen aan de uitgifte van certificaten van haar aandelen.

Artikel 5. Bewijs van aandelen aan toonder.

A. Bewijs van aandelen aan toonder.

1.
Bij de inschrijving op uit te geven gewone aandelen kan diegene die jegens de vennootschap recht op een gewoon aandeel verkrijgt, de vennootschap schriftelijk mededelen dat hij een gewoon aandeel op naam verlangt.

  Zonder die mededeling ontvangt hij een recht terzake van een gewoon aandeel aan toonder op de hierna bepaalde wijze.

2.
Alle uitgegeven gewone aandelen A aan toonder worden belichaamd in één aandeelbewijs.

  Alle uitgegeven gewone aandelen B aan toonder worden belichaamd in één aandeelbewijs.

3.
De vennootschap doet de aandeelbewijzen ten behoeve van de rechthebbende(n) bewaren door het centraal instituut in de zin van de Wet giraal effectenverkeer: Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V., hierna te noemen: Necigef.

4.
De vennootschap kent aan een rechthebbende een recht ten aanzien van een gewoon aandeel aan toonder toe, doordat (a) Necigef de vennootschap in staat stelt een aandeel op het betreffende aandeelbewijs bij te (doen) schrijven en (b) de rechthebbende een aangesloten instelling in de zin van de Wet giraal effectenverkeer, hierna te noemen: aangesloten instelling, aanwijst die hem dienovereenkomstig als deelgenoot in haar verzameldepot van de betreffende aandelen in de vennootschap crediteert.

5.
Onverminderd het bepaalde in artikel 40 lid 5 van deze statuten is het beheer over beide aandeelbewijzen onherroepelijk aan Necigef opgedragen en is Necigef onherroepelijk gevolmachtigd namens de rechthebbende(n) terzake van de betreffende aandelen al het nodige te doen, waaronder begrepen het aanvaarden, leveren en medewerken aan bijschrijving op en afschrijving van deze aandeelbewijzen.

6.
Een deelgenoot in een verzameldepot van een aangesloten instelling kan te allen tijde de gewone aandelen aan toonder waartoe hij gerechtigd is, doen omzetten in gewone aandelen op naam van de betreffende soort.

  Indien een deelgenoot in het verzameldepot van een aangesloten instelling uitlevering wenst van een of meer aandelen tot ten hoogste een hoeveelheid waarvoor hij deelgenoot is, zal (a) Necigef bij akte de aandelen aan de rechthebbende leveren, (b) de vennootschap de levering erkennen, (c) Necigef de vennootschap in staat stellen de aandelen van het betreffende aandeelbewijs af te (doen) schrijven, (d) de desbetreffende aangesloten instelling de rechthebbende dienovereenkomstig als deelgenoot in haar verzameldepot debiteren en (e) de vennootschap de rechthebbende in haar register van aandeelhouders (doen) inschrijven als houder van aandelen op naam.

7.
Een houder van gewone aandelen op naam kan te allen tijde de gewone aandelen op naam van een bepaalde soort omzetten in gewone aandelen aan toonder van dezelfde soort.

  Een houder van een gewoon aandeel op naam kan dit te allen tijde aan toonder doen stellen doordat (a) de rechthebbende dit aandeel bij akte levert aan Necigef, (b) de vennootschap de levering erkent, (c) Necigef de vennootschap in staat stelt een aandeel op het betreffende aandeelbewijs bij te (doen) schrijven, (d) een door de rechthebbende aangewezen aangesloten instelling de rechthebbende dienovereenkomstig in haar betreffende verzameldepot crediteert en (e) de vennootschap de rechthebbende als houder van het desbetreffende aandeel uitschrijft uit het register van aandeelhouders.

8.
Voor de toepassing van het in deze statuten bepaalde worden onder aandeelhouders mede verstaan deelgenoten in een verzameldepot als bedoeld in de Wet giraal effectenverkeer.

B. Aandeelbewijzen van preferente aandelen A.

1.
Preferente aandelen A zullen beschikbaar zijn:

(i)
of in de vorm van een inschrijving in het aandeelhoudersregister zonder uitreiking van een aandeelbewijs;

    of

  (ii)
  ter vrije beoordeling van de raad van bestuur, in de vorm van een inschrijving in het aandeelhoudersregister met uitreiking van een aandeelbewijs, welk aandeelbewijs uitsluitend zal bestaan uit een mantel; aandelen van deze soort worden in deze statuten aangeduid als: "preferente aandelen A aandeelbewijzen".

2.
Preferente aandelen A aandeelbewijzen zullen worden afgegeven in door de raad van bestuur vast te stellen coupures.

3.
Alle preferente aandelen A aandeelbewijzen zullen namens de vennootschap worden getekend door of namens een lid van de raad van bestuur; de handtekening kan in facsimilé worden aangebracht. Alle preferente aandelen A aandeelbewijzen kunnen namens de vennootschap ook geldig worden getekend door één of meer daartoe door de raad van bestuur aan te wijzen personen.

4.
Alle preferente aandelen A aandeelbewijzen zullen worden gespecificeerd door cijfers en/of letters en zullen het serienummer van de betreffende soort vermelden.

5.
De uitdrukking "preferent aandeel A aandeelbewijs" in deze statuten zal mede omvatten een preferent aandeel A aandeelbewijs uitgereikt voor meer dan één preferent aandeel A.

Artikel 6. Register van aandeelhouders.

1.
Voor gewone aandelen op naam, prioriteitsaandelen en preferente aandelen B worden geen bewijzen afgegeven.

2.
De raad van bestuur houdt een register waarin de namen en adressen van alle houders van gewone aandelen op naam, prioriteitsaandelen, preferente aandelen A en preferente aandelen B zijn opgenomen, met de aanduiding van de soort der aandelen.

3.
Iedere houder van een of meer aandelen op naam en ieder die een recht van vruchtgebruik of een pandrecht op een of meer van zulke aandelen heeft, is verplicht aan de vennootschap schriftelijk zijn adres op te geven.

4.
Alle inschrijvingen en aantekeningen in het register worden getekend door een lid van de raad van bestuur.

5.
Op het register is voorts artikel 85, Boek 2 van het Burgerlijk Wetboek van toepassing.

6.
Uittreksels uit het register zijn niet verhandelbaar.

HOOFDSTUK IV
Uitgifte van aandelen.

Artikel 7. Bevoegd orgaan.

1.
Uitgifte van aandelen geschiedt ingevolge een besluit van de raad van bestuur. Het besluit is onderworpen aan de goedkeuring van zowel de raad van commissarissen als de Prioriteit. Indien het een besluit betreft waarbij aandelen (dan wel in zulke aandelen converteerbare preferente aandelen A) worden uitgegeven, waarvan de rechten ten aanzien van het na ontbinding en vereffening van de vennootschap resterende saldo als bedoeld in artikel 45 lid 4 (de "preferente liquidatieuitkering") in rangorde gaan boven de op het moment van uitgifte geplaatste preferente aandelen A, behoeft dit besluit tevens de goedkeuring van de vergadering van houders van preferente aandelen A van een soort, die door de uitgifte in rang zullen dalen. Een dergelijk goedkeuringsbesluit dient te worden genomen met een meerderheid van ten minste twee derden van de uitgebrachte stemmen. Deze bevoegdheid van de raad van bestuur betreft alle nog niet uitgegeven aandelen van het maatschappelijk kapitaal, zoals dit luidt of te eniger tijd zal luiden. De duur van deze bevoegdheid wordt vastgesteld bij besluit van de algemene vergadering en bedraagt ten hoogste vijf jaren, onverminderd het bepaalde in artikel 46.

2.
De aanwijzing van de raad van bestuur als het tot uitgifte bevoegd orgaan kan bij de statuten of bij besluit van de algemene vergadering telkens voor niet langer dan vijf jaren worden verlengd. Het besluit van de algemene vergadering is onderworpen aan de goedkeuring van zowel de raad van commissarissen als de Prioriteit. Bij deze aanwijzing wordt bepaald hoeveel aandelen mogen worden uitgegeven. Een bij besluit van de algemene vergadering gegeven aanwijzing kan, tenzij bij de aanwijzing anders is bepaald, niet worden ingetrokken.

3.
Eindigt de bevoegdheid van de raad van bestuur, dan vindt uitgifte van aandelen voortaan plaats krachtens besluit van de algemene vergadering, behoudens aanwijzing van een ander vennootschapsorgaan door de algemene vergadering. Het besluit van de algemene vergadering is onderworpen aan de goedkeuring van zowel de raad van commissarissen als de Prioriteit.

4.
Uitgifte van preferente aandelen B krachtens een besluit van een ander orgaan dan de algemene vergadering, waardoor een bedrag aan preferente aandelen B zou komen uit te staan dat groter is dan honderd procent (100%) van het bedrag aan uitstaande overige aandelen kan slechts plaatshebben na voorafgaande, voor het specifieke geval te verlenen medewerking van de algemene vergadering.

5.
Ingeval van uitgifte van preferente aandelen B krachtens besluit van een ander orgaan dan de algemene vergadering waardoor een bedrag aan preferente aandelen B zou komen uit te staan dat niet groter is dan honderd procent (100%) van het bedrag aan uitstaande overige aandelen zal binnen vier weken na de uitgifte een algemene vergadering van aandeelhouders worden bijeengeroepen en gehouden, waarin de motieven voor de uitgifte worden toegelicht.

6.
Het bepaalde in de leden 1 tot en met 5 is van overeenkomstige toepassing op het verlenen van rechten tot het nemen van aandelen, maar is niet van toepassing op het uitgeven van aandelen aan iemand die een voordien reeds verkregen recht tot het nemen van aandelen uitoefent.

7.
Ingeval van uitgifte van preferente aandelen B zal een algemene vergadering van aandeelhouders worden bijeengeroepen welke zal worden gehouden uiterlijk twee jaren na de dag waarop voor het eerst preferente aandelen B zullen zijn uitgegeven. Voor die vergadering zal een besluit omtrent inkoop casu quo intrekking van de preferente aandelen B worden geagendeerd. Indien het naar aanleiding van dit agendapunt te nemen besluit niet strekt tot inkoop casu quo intrekking van de preferente aandelen B zal, telkens binnen twee jaren na de vorige, een algemene vergadering van aandeelhouders worden bijeengeroepen en gehouden voor welke vergaderingen een besluit omtrent inkoop casu quo intrekking van de preferente aandelen B zal worden geagendeerd, zulks totdat geen preferente aandelen B meer zullen uitstaan. Het hiervoor in dit lid bepaalde is niet van toepassing op preferente aandelen B die krachtens besluit van of met medewerking van de algemene vergadering zijn uitgegeven.

8.
Op uitgifte van aandelen en op het verlenen van rechten tot het nemen van aandelen is voorts artikel 96, Boek 2 van het Burgerlijk Wetboek van toepassing.

Artikel 8. Voorwaarden van uitgifte. Voorkeursrecht.

1.
Bij het besluit tot uitgifte van aandelen worden de koers en de verdere voorwaarden van uitgifte bepaald. De uitgiftekoers van de gewone aandelen A, de preferente aandelen A, de preferente aandelen B en prioriteitsaandelen mag, behoudens het bepaalde in artikel 80 lid 2, boek 2 van het Burgerlijk Wetboek niet lager dan pari zijn. De uitgiftekoers van gewone aandelen B mag niet lager zijn dan één euro (EUR 1,—).

2.
Bij het besluit tot uitgifte van preferente aandelen A wordt in ieder geval ook bepaald:

a.
de uitgifteprijs;

b.
het bedrag waarover dividend wordt berekend (de "rendementsbasis");

c.
de aan de betreffende preferente aandelen A verbonden winstrechten als bedoeld in artikel 31 lid 2;

d.
de aan de betreffende preferente aandelen A verbonden rechten ten aanzien van de preferente liquidatieuitkering;

e.
hetgeen bij intrekking van de betreffende preferente aandelen A wordt uitgekeerd, als bedoeld in artikel 11 lid 4;

f.
of ten aanzien van de betreffende preferente aandelen A een voorwaardelijk besluit tot intrekking als bedoeld in artikel 11 lid 3 voor de eerstvolgende algemene vergadering van aandeelhouders zal worden geagendeerd; en

g.
of aan de betreffende preferente aandelen A een conversierecht als bedoeld in artikel 4 lid 4 is verbonden casu quo de voorwaarden en bepalingen van dit conversierecht.

  Het besluit tot uitgifte met alle op de betreffende aandelen betrekking hebbende bepalingen wordt neergelegd ten kantore van het Handelsregister.

3.
Iedere houder van gewone aandelen heeft bij uitgifte van gewone aandelen en van in gewone aandelen converteerbare preferente aandelen A een voorkeursrecht overeenkomstig artikel 96a, Boek 2 van het Burgerlijk Wetboek. Hetzelfde geldt voor het verlenen van rechten tot het nemen van gewone aandelen en in gewone aandelen converteerbare preferente aandelen A.

4.
Het voorkeursrecht kan worden beperkt of uitgesloten ingevolge een besluit van de raad van bestuur. Het besluit is onderworpen aan de goedkeuring van zowel de raad van commissarissen als de prioriteit. De bevoegdheid van de raad van bestuur daartoe eindigt op het tijdstip dat de bevoegdheid van de raad van bestuur tot uitgifte van aandelen eindigt.

  De leden 1 tot en met 3 van artikel 7 zijn van overeenkomstige toepassing.

5.
Op de voorwaarden van uitgifte en op het voorkeursrecht zijn voorts de artikelen 96a en 97, Boek 2 van het Burgerlijk Wetboek van toepassing.

Artikel 9. Storting op aandelen.

1.
Bij het nemen van elk gewoon aandeel, elk preferent aandeel A en elk prioriteitsaandeel moet daarop het gehele nominale bedrag worden gestort, alsmede, indien het aandeel voor een hoger bedrag wordt genomen, het verschil tussen die bedragen, onverminderd het bepaalde in artikel 80 lid 2, Boek 2 van het Burgerlijk Wetboek.

  Bij het nemen van een preferent aandeel B moet daarop ten minste een vierde gedeelte van het nominaal bedrag worden gestort. Verdere stortingen, tot ten hoogste het nominale bedrag, dienen plaats te vinden indien de raad van bestuur, onder goedkeuring van de raad van commissarissen, hierom verzoekt.

2.
Storting op gewone aandelen en prioriteitsaandelen A moet in geld geschieden voor zover niet een andere inbreng is overeengekomen.

  Storting op preferente aandelen B mag alleen in geld plaatshebben.

3.
De raad van bestuur is bevoegd tot het aangaan van rechtshandelingen betreffende inbreng op gewone aandelen anders dan in geld, en van de andere rechtshandelingen genoemd in artikel 94 lid 1, Boek 2 van het Burgerlijk Wetboek, zonder voorafgaande goedkeuring van de algemene vergadering. Het besluit tot het aangaan van deze rechtshandelingen behoeft de goedkeuring van de raad van commissarissen.

4.
Op storting op aandelen en inbreng anders dan in geld zijn voorts de artikelen 80, 80a, 80b en 94b, Boek 2 van het Burgerlijk Wetboek van toepassing.

5.
Voor iedere soort van preferente aandelen A wordt een afzonderlijke preferente agioreserve aangehouden. Op deze preferente agioreserves worden de bedragen geboekt die op de preferente aandelen A van de betreffende soort als agio worden gestort alsmede de prijs boven de nominale waarde ingeval van een vervreemding door de vennootschap van preferente aandelen A als bedoeld in artikel 10 lid 5. Deze reserves gelden als een statutaire reserve als bedoeld in artikel 105 lid 2, Boek 2 van het Burgerlijk Wetboek waarover niet anders kan worden beschikt dan als bepaald in deze statuten. Op de preferente agioreserves kan geen enkele afboeking plaatsvinden en ten laste van de preferente agioreserves kan geen enkele uitkering plaatsvinden, behoudens het bepaalde in artikel 4 lid 4, artikel 10 lid 2, 11 lid 4, 32 lid 6 en 45 lid 4.

  Op een preferent aandeel A kan uit de betreffende preferente agioreserve geen groter deel worden betaald dan het gedeelte dat het betreffende preferente aandeel A uitmaakt van alle geplaatste preferente aandelen A van de betreffende soort.

  Indien alle aandelen van een bepaalde soort preferente aandelen A ophouden te bestaan, dan wordt het eventuele saldo van de betreffende preferente agioreserve toegevoegd aan de algemene reserves van de vennootschap.

  Indien slechts een gedeelte van de aandelen van een bepaalde soort preferente aandelen A ophoudt te bestaan, dan wordt de betreffende preferente agioreserve verminderd met een bedrag (en wordt dit bedrag toegevoegd aan de algemene reserves van de vennootschap) dat gelijk is aan het verschil tussen (i) het aan de verdwijnende preferente aandelen A, naar rato van het percentage dat zij deel uitmaken van alle geplaatste preferente aandelen A van de betreffende soort, toekomende gedeelte van de betreffende preferente agioreserve en (ii) de uitkeringen welke in het kader van het doen verdwijnen zijn gedaan ten laste van de betreffende preferente agioreserve.

  Voor de toepassing van dit lid wordt een preferent aandeel A ook geacht op te houden te bestaan wanneer zulk een aandeel door de vennootschap wordt ingekocht en worden aandelen gehouden door de vennootschap niet gerekend tot de geplaatste aandelen.

HOOFDSTUK V
Eigen aandelen en certificaten daarvan.

Artikel 10.

1.
De vennootschap mag volgestorte eigen aandelen of certificaten daarvan verkrijgen, doch slechts om niet of indien:

a.
het uitkeerbaar deel van het eigen vermogen ten minste gelijk is aan de verkrijgingsprijs, en

b.
het nominale bedrag van de aandelen in haar kapitaal of certificaten daarvan die de vennootschap verkrijgt, houdt of in pand houdt of die worden gehouden door een dochtermaatschappij, niet meer beloopt dan een tiende van het geplaatste kapitaal.

2.
De verkrijgingsprijs van een bepaalde soort preferente aandelen A kan met inachtneming van de beperking genoemd in lid 3 van artikel 9 worden voldaan uit de betreffende preferente agioreserve.

3.
Verkrijging anders dan om niet kan slechts plaatsvinden indien de algemene vergadering de raad van bestuur daartoe heeft gemachtigd. Deze machtiging geldt voor ten hoogste achttien maanden. De algemene vergadering moet in de machtiging bepalen hoeveel aandelen of certificaten daarvan mogen worden verkregen, hoe zij mogen worden verkregen en tussen welke grenzen de prijs moet liggen.

4.
De vennootschap kan eigen aandelen of certificaten daarvan verkrijgen om deze krachtens een voor hen geldende regeling over te dragen aan werknemers in dienst van de vennootschap of van een groepsmaatschappij.

5.
Verkrijging of vervreemding van eigen aandelen geschiedt krachtens besluit van de raad van bestuur. Zulk een besluit is onderworpen aan de goedkeuring van de raad van commissarissen en de Prioriteit, onverminderd het bepaalde in lid 3. Vervreemding van preferente aandelen A behoeft bovendien de goedkeuring van de vergadering van houders van de betreffende soort preferente aandelen A genomen met een meerderheid van tenminste twee derden van de uitgebrachte stemmen.

6.
Op eigen aandelen of certificaten daarvan zijn voorts de artikelen 89a, 95, 98, 98a, 98b, 98c, 98d en 118, Boek 2 van het Burgerlijk Wetboek van toepassing.

HOOFDSTUK VI
Kapitaalvermindering.

Artikel 11.

1.
De algemene vergadering kan, doch niet dan op voorstel van de raad van bestuur dat is goedgekeurd door de raad van commissarissen, besluiten tot vermindering van het geplaatste kapitaal:

a.
door intrekking van aandelen; of

b.
door het bedrag van aandelen bij statutenwijziging te verminderen.

  In een besluit van de algemene vergadering tot kapitaalvermindering moeten de aandelen waarop het besluit betrekking heeft worden aangewezen en moet de uitvoering van het besluit zijn geregeld.

2.
Een besluit tot intrekking kan slechts betreffen:

a.
aandelen die de vennootschap zelf houdt of waarvan zij de certificaten houdt; of

b.
alle preferente aandelen A van een bepaalde soort, alle preferente aandelen B, alle prioriteitsaandelen, alle gewone aandelen A of alle gewone aandelen B, in alle gevallen met instemming van de vergadering van houders van de desbetreffende soort aandelen en met terugbetaling.

3.
Een besluit tot intrekking van alle preferente aandelen A van een bepaalde soort kan worden genomen onder de opschortende voorwaarde dat:

(i)
de raad van bestuur, na verkregen goedkeuring van de raad van commissarissen; en/of

(ii)
alle houders van preferente aandelen A van de betreffende soort,

  heeft casu quo hebben besloten aan de intrekking goedkeuring te verlenen; in een zodanig geval is het besluit tot intrekking eerst genomen met het verleend zijn van de goedkeuring, zulks onverminderd het in de wet bepaalde ten aanzien van het tijdstip van het van kracht worden van het besluit. Een besluit tot intrekking als bedoeld in dit lid kan uitsluitend worden ingetrokken met goedkeuring van het orgaan of de organen die goedkeuring aan het besluit tot intrekking hadden moeten verlenen.

4.
Ingeval van intrekking van preferente aandelen A van een bepaalde soort wordt uitgekeerd:

a.
het nominaal bedrag van de aandelen;

b.
het bedrag dat is bepaald bij de uitgifte van de betreffende soort preferente aandelen A hetgeen kan omvatten:

—
een uitkering uit de reserves van de vennootschap ten belope van het eventueel achterstallig dividend bedoeld in artikel 31 lid 2 over reeds verstreken boekjaren;

—
een uitkering uit de reserves van de vennootschap ten belope van het dividend bedoeld in artikel 31 lid 2 over het lopende boekjaar, te berekenen naar tijdsgelang, onder aftrek van eventueel ontvangen interimdividend;

—
uitkering van de preferente agioreserve of een gedeelte daarvan, indien dit bij de uitgifte van de betreffende soort van preferente aandelen A is bepaald; en

—
een bedrag ter grootte van het verschil tussen:

(i)
de contante waarde van het dividend dat op de betreffende soort van preferente aandelen A tot de eerstvolgende dividendsherzieningsdatum, als bedoeld in artikel 31 lid 2, zou moeten worden uitgekeerd indien geen intrekking zou hebben plaatsgevonden, en

(ii)
de contante waarde van het rendement op staatsleningen met looptijd gelijk aan de resterende periode vanaf het moment van tussentijdse inkoop tot de eerstvolgende dividendsherziening; of

—
een bedrag gelijk aan het bedrag gelijk aan de preferente liquidatieuitkering of een percentage daarvan welk percentage maximaal honderd en tien procent (110%) kan bedragen.

    Enige uitkering kan behalve in contanten ook geheel of gedeeltelijk worden gedaan in aandelen in een andere vennootschap.

5.
Ingeval van intrekking van preferente B aandelen wordt uitgekeerd:

a.
het nominaal gestort bedrag van de aandelen;

b.
een uitkering uit de reserves ten belope van het achterstallig dividend bedoeld in artikel 31 lid 1 over reeds verstreken boekjaren; en

c.
een uitkering uit de reserves ten belope van het dividend bedoeld in artikel 31 lid 1 over het lopende boekjaar, te berekenen naar tijdsgelang, onder aftrek van interimdividend.

6.
In geval van intrekking van gewone aandelen B zal, voor zover mogelijk, het nominale bedrag van de betreffende aandelen, vermeerderd met een bedrag van negenennegentig eurocent (EUR 0,99) worden uitgekeerd ten laste van de agioreserve of, onder goedkeuring van de betreffende aandeelhouder, ten laste van een andere reserve van de vennootschap.

7.
Gedeeltelijke terugbetaling op aandelen of ontheffing van de verplichting tot storting is slechts mogelijk ter uitvoering van een besluit tot vermindering van het bedrag van de aandelen. Zulk een terugbetaling of ontheffing moet geschieden:

a.
ten aanzien van alle aandelen; of

b.
ten aanzien van hetzij alle preferente aandelen A van een bepaalde soort, hetzij de preferente aandelen B, hetzij de prioriteitsaandelen, hetzij de gewone aandelen A of de gewone aandelen B, in alle gevallen met instemming van de vergadering van houders van de betreffende soort aandelen.

HOOFDSTUK VII
Levering van aandelen op naam. Beperkte rechten.

Artikel 12.

1.
Voor de levering van een aandeel op naam of de levering van een beperkt recht daarop zijn vereist een daartoe bestemde akte alsmede, behoudens in het geval dat de vennootschap zelf bij die rechtshandeling partij is, schriftelijke erkenning door de vennootschap van de levering.

  De erkenning geschiedt in de akte, of door een gedagtekende verklaring houdende de erkenning op de akte of op een notarieel of door de vervreemder gewaarmerkt afschrift of uittreksel daarvan. Met de erkenning staat gelijk de betekening van die akte of dat afschrift of uittreksel aan de vennootschap.

2.
Een pandrecht kan ook worden gevestigd zonder erkenning door of betekening aan de vennootschap. Alsdan is artikel 239, Boek 3 van het Burgerlijk Wetboek van overeenkomstige toepassing, waarbij erkenning door of betekening aan de vennootschap in de plaats treedt van de in lid 3 van dat artikel bedoelde mededeling.

3.
De erkenning wordt getekend door een lid van de raad van bestuur.

4.
Het bepaalde in de leden 1 en 3 vindt overeenkomstige toepassing op de toedeling van aandelen op naam bij verdeling van enige gemeenschap.

5.
De aandeelhouder heeft het stemrecht op een aandeel waarop een vruchtgebruik of een pandrecht is gevestigd. Echter komt het stemrecht toe aan de vruchtgebruiker of de pandhouder indien zulks bij de vestiging van het vruchtgebruik of het pandrecht is bepaald. De aandeelhouder die geen stemrecht heeft en de vruchtgebruiker of pandhouder die stemrecht heeft, hebben de rechten die door de wet zijn toegekend aan houders van met medewerking van een vennootschap uitgegeven certificaten van haar aandelen. Aan de vruchtgebruiker of pandhouder die geen stemrecht heeft, komen de in de vorige zin bedoelde rechten niet toe.

6.
Aan de aandeelhouder komen toe de uit het aandeel waarop een vruchtgebruik is gevestigd, voortspruitende rechten, strekkende tot het verkrijgen van aandelen, met dien verstande dat hij de waarde van deze rechten moet vergoeden aan de vruchtgebruiker voorzover deze daarop krachtens zijn recht van vruchtgebruik aanspraak heeft.

Artikel 13. Overdracht van prioriteitsaandelen.

1.
Een prioriteitsaandeel kan worden overgedragen aan de vennootschap.

2.
Iedere andere overdracht dan die aan de vennootschap kan slechts geschieden met goedkeuring van de raad van bestuur en van de raad van commissarissen.

3.
De overdracht moet plaats vinden binnen drie maanden nadat de goedkeuring is verleend. De goedkeuring wordt geacht te zijn verleend indien de raad van bestuur en de raad van commissarissen niet gelijktijdig met de weigering van de goedkeuring aan de verzoeker opgaaf doen van een of meer gegadigden die bereid zijn het prioriteitsaandeel casu quo de prioriteitsaandelen tegen contante betaling te kopen. De vennootschap kan als gegadigde worden aangewezen.

4.
De overdracht van een prioriteitsaandeel aan de vennootschap of een andere volgens lid 3 aangewezen gegadigde geschiedt tegen een koopprijs gelijk aan de nominale waarde van het prioriteitsaandeel.

5.
Bij overdracht van een prioriteitsaandeel zonder goedkeuring van de raad van bestuur en de raad van commissarissen vervallen de rechten die in de statuten aan de houder van het aandeel als zodanig zijn toegekend.

HOOFDSTUK VIII
Bestuur.

Artikel 14. Raad van bestuur.

1.
Het bestuur van de vennootschap wordt gevormd door een raad van bestuur, bestaande uit één of meer leden.

2.
Het aantal leden van de raad van bestuur wordt, met inachtneming van genoemd minimum, vastgesteld door de raad van commissarissen.

3.
Indien het bestuur uit meer dan één lid bestaat, kan één van de leden door de raad van commissarissen tot president-directeur worden benoemd en kan één van de leden door de raad van commissarissen tot Chief Executive Officer worden benoemd. Beide hoedanigheden kunnen in één lid worden verenigd.

Artikel 15. Benoeming.

1.
De leden van de raad van bestuur worden benoemd door de algemene vergadering uit een voordracht op te maken door de Prioriteit.

2.
De voordracht is bindend indien deze de namen van ten minste twee personen bevat. De algemene vergadering kan echter aan de voordracht steeds het bindend karakter ontnemen bij een besluit genomen met een meerderheid van ten minste twee derden van de uitgebrachte stemmen die meer dan de helft van het geplaatste kapitaal vertegenwoordigen.

3.
De algemene vergadering is vrij in de benoeming indien de Prioriteit niet binnen drie maanden na het ontstaan van de vacature een voordracht heeft opgemaakt.

4.
Indien de Prioriteit een niet-bindende voordracht heeft opgesteld, kan de algemene vergadering uitsluitend in afwijking van de voordracht een lid van de raad van bestuur benoemen bij besluit genomen met een meerderheid van ten minste twee derden van de uitgebrachte stemmen, vertegenwoordigend meer dan vijftig procent van het geplaatste aandelenkapitaal.

Artikel 16. Schorsing en ontslag.

1.
Ieder lid van de raad van bestuur kan te allen tijde door de algemene vergadering worden geschorst of ontslagen.

2.
Tot een schorsing of ontslag anders dan op voorstel van de Prioriteit kan de algemene vergadering slechts besluiten met een meerderheid van ten minste twee derden der uitgebrachte stemmen die meer dan de helft van het geplaatste kapitaal vertegenwoordigen.

3.
Ieder lid van de raad van bestuur kan te allen tijde door de raad van commissarissen worden geschorst.

  Een hiertoe strekkend besluit van de raad van commissarissen kan slechts worden genomen met een meerderheid van twee derden van de stemmen uitgebracht in een vergadering waarin ten minste de helft van het aantal commissarissen aanwezig of vertegenwoordigd is.

  De schorsing kan te allen tijde door de algemene vergadering worden opgeheven.

4.
Elke schorsing kan één of meer malen worden verlengd, doch in totaal niet langer duren dan drie maanden. Is na verloop van die tijd geen beslissing genomen omtrent de opheffing van de schorsing of ontslag, dan eindigt de schorsing.

Artikel 17. Bezoldiging.

De bezoldiging en de verdere arbeidsvoorwaarden van ieder lid van de raad van bestuur worden vastgesteld door de raad van commissarissen.

Artikel 18. Bestuurstaak. Besluitvorming. Taakverdeling.

1.
Behoudens de beperkingen volgens de statuten is de raad van bestuur belast met het besturen van de vennootschap.

2.
De raad van bestuur zal een reglement vaststellen, waarbij regels worden gegeven omtrent de besluitvorming van de raad van bestuur. Het reglement behoeft de goedkeuring van de raad van commissarissen.

3.
De raad van bestuur kan bij een taakverdeling bepalen met welke taak elk lid van de raad van bestuur meer in het bijzonder zal zijn belast. De taakverdeling behoeft de goedkeuring van de raad van commissarissen.

4.
De raad van bestuur kan functionarissen benoemen aan wie bepaalde van haar taken worden opgedragen. Zodanige opdracht laat de uiteindelijke verantwoordelijkheid van de raad van bestuur voor deze taken onverlet.

Artikel 19. Vertegenwoordiging.

1.
De raad van bestuur vertegenwoordigt de vennootschap. De bevoegdheid tot vertegenwoordiging komt mede toe aan twee gezamenlijk handelende leden van de raad van bestuur.

  De raad van bestuur kan aan één of meer van haar leden volmacht verlenen tot vertegenwoordiging van de vennootschap, zulks met inachtneming van de beperkingen in de volmacht gesteld.

2.
Ingeval van een tegenstrijdig belang tussen de vennootschap en een lid van de raad van bestuur wordt de vennootschap vertegenwoordigd door het lid van de raad van bestuur of het lid van de raad van commissarissen dat de raad van commissarissen daartoe aanwijst.

Artikel 20. Goedkeuring van besluiten van de raad van bestuur.

1.
Onverminderd het elders in de statuten dienaangaande bepaalde, zijn aan de goedkeuring van de raad van commissarissen onderworpen besluiten van de raad van bestuur omtrent:

a.
rechtstreekse of middellijke deelneming in het kapitaal van een andere onderneming en het wijzigen van het percentage van de omvang van zodanige deelneming;

b.
het verkrijgen of vervreemden van vaste activa met een hogere waarde dan vastgesteld door de raad van commissarissen;

c.
het verstrekken van garanties voor een hoger bedrag dan vastgesteld door de raad van commissarissen;

d.
het verrichten van rechtshandelingen welke een door de raad van commissarissen vastgesteld bedrag te boven gaan, waarbij meerdere rechtshandelingen betreffende een transactie in deze beschouwd worden één rechtshandeling te zijn;

  e.
  zodanige andere handelingen van het bestuur als de raad van commissarissen zal vaststellen en schriftelijk aan het bestuur zal mededelen.

2.
De Prioriteit is bevoegd om, na overleg van de raad van commissarissen, besluiten van de raad van bestuur aan het vereiste van haar voorafgaande goedkeuring te onderwerpen. Zodanige besluiten zullen eenduidig omschreven schriftelijk aan de raad van bestuur worden medegedeeld.

3.
Met inachtneming van de overige van toepassing zijnde bepalingen van deze statuten is goedkeuring van de vergadering van houders van gewone aandelen B vereist voor een besluit van de raad van bestuur tot het verlenen van medewerking aan een openbaar bod op aandelen in de vennootschap, indien het bod is beperkt tot gewone aandelen A of indien het bod niet op gelijke financiële voorwaarden wordt gedaan op aandelen van beide soorten gewone aandelen.

4.
Het ontbreken van de goedkeuring van de raad van commissarissen, de Prioriteit of de vergadering van houders van gewone aandelen B op een besluit als bedoeld in dit artikel tast de vertegenwoordigingsbevoegdheid van de raad van bestuur en de leden daarvan niet aan.

Artikel 21. Ontstentenis of belet.

Ingeval van ontstentenis of belet van een lid van de raad van bestuur zijn de andere leden of is het andere lid van de raad van bestuur tijdelijk met het bestuur van de vennootschap belast. Ingeval van ontstentenis of belet van alle leden of van het enige lid van de raad van bestuur is de raad van commissarissen tijdelijk met het bestuur van de vennootschap belast, met de bevoegdheid het bestuur der vennootschap tijdelijk aan één of meer personen, al dan niet uit zijn midden, op te dragen.

HOOFDSTUK IX
Raad van commissarissen.

Artikel 22. Aantal leden.

1.
De vennootschap heeft een raad van commissarissen. Alleen natuurlijke personen kunnen lid van de raad van commissarissen zijn. Het aantal leden van de raad bedraagt ten minste drie.

2.
Met inachtneming van dit minimum wordt het aantal leden vastgesteld door de raad van commissarissen.

3.
Bedraagt het aantal commissarissen in functie minder dan drie, dan blijft de raad van commissarissen een bevoegd college vormen, doch hij is verplicht onverwijld maatregelen te treffen ter voorziening in de ontbrekende plaats of plaatsen.

Artikel 23. Benoeming.

1.
De leden van de raad van commissarissen worden benoemd door de algemene vergadering uit een voordracht op te maken door de Prioriteit.

2.
Het bepaalde in de leden 2, 3 en 4 van artikel 15 is op de benoeming van commissarissen van overeenkomstige toepassing.

  In afwijking van het in lid 1 en hiervoor in dit lid 2 bepaalde, kan één lid van de raad van commissarissen worden benoemd door Philips Electronics N.V.

3.
Bij een voordracht tot benoeming van een commissaris worden van de kandidaat meegedeeld zijn leeftijd, zijn beroep, het bedrag aan door hem gehouden aandelen in het kapitaal der vennootschap en de betrekkingen die hij bekleedt of die hij heeft bekleed, voorzover die van belang zijn in verband met de vervulling van de taak van een commissaris. Tevens wordt vermeld aan welke rechtspersonen hij reeds als commissaris is verbonden; indien zich daaronder rechtspersonen bevinden die tot een zelfde groep behoren, kan met de aanduiding van die groep worden volstaan. De voordracht wordt met redenen omkleed.

Artikel 24. Schorsing en ontslag. Aftreding.

1.
Ieder lid van de raad van commissarissen kan te allen tijde door de algemene vergadering worden geschorst of ontslagen.

2.
Het bepaalde in de leden 2 en 4 van artikel 16 is van overeenkomstige toepassing op de schorsing en het ontslag van commissarissen.

  In afwijking van het in lid 1 en het hiervoor in dit lid 2 bepaalde, kan een commissaris benoemd door Philips Electronics N.V. uitsluitend worden geschorst en ontslagen door Philips Electronics N.V.

3.
De commissarissen, behoudens een commissaris benoemd door Philips Electronics N.V., treden periodiek af, volgens een door de raad van commissarissen vast te stellen rooster. Elke aldus aftredende commissaris kan zolang hij de leeftijdsgrens niet heeft bereikt worden herbenoemd.

Artikel 25. Bezoldiging.

De bezoldiging van ieder lid van de raad van commissarissen wordt vastgesteld door de algemene vergadering.

Artikel 26. Taak en bevoegdheden.

1.
De raad van commissarissen heeft tot taak toezicht te houden op het beleid van het bestuur en op de algemene gang van zaken in de vennootschap en de met haar verbonden onderneming. Hij staat de raad van bestuur met raad terzijde. Bij de vervulling van hun taak richten de commissarissen zich naar het belang van de vennootschap en de met haar verbonden onderneming.

2.
De raad van bestuur verschaft de raad van commissarissen tijdig de voor de uitoefening van de taak van de raad van commissarissen noodzakelijke gegevens.

3.
De raad van commissarissen heeft toegang tot de gebouwen en terreinen van de vennootschap en is bevoegd de boeken en bescheiden van de vennootschap in te zien. De raad van commissarissen kan één of meer personen uit zijn midden of een deskundige aanwijzen om deze bevoegdheden uit te oefenen. De raad van commissarissen kan zich ook overigens door deskundigen laten bijstaan.

4.
De raad van commissarissen kan uit zijn midden een gedelegeerd commissaris aanwijzen die meer in het bijzonder is belast met het dagelijks contact met en een meer regelmatig toezicht op het bestuur in alle zaken de vennootschap betreffende.

  De raad van commissarissen kan voorts onder zijn verantwoordelijkheid bepaalde aan hem toekomende bevoegdheden delegeren aan die gedelegeerd commissaris. De raad van commissarissen kan tevens uit zijn midden één of meer plaatsvervangende gedelegeerd commissarissen benoemen om bij ontstentenis of verhindering van een gedelegeerd commissaris deze te vervangen.

  De raad van bestuur pleegt in belangrijke aangelegenheden zoveel mogelijk overleg met de gedelegeerd commissaris en wint diens advies in wanneer de raad van bestuur zulks nodig acht.

Artikel 27. Werkwijze en besluitvorming.

1.
De raad van commissarissen benoemt uit zijn midden een voorzitter en een plaatsvervangend voorzitter, die eerstgenoemde bij diens afwezigheid vervangt. Hij benoemt al dan niet uit zijn midden een secretaris en treft een regeling voor diens vervanging.

2.
Bij afwezigheid van de voorzitter en de plaatsvervangend voorzitter in een vergadering wijst de vergadering zelf een voorzitter aan.

3.
De raad van commissarissen vergadert telkenmale wanneer de voorzitter of twee andere commissarissen, dan wel de raad van bestuur zulks nodig acht.

4.
Van het verhandelde in de vergadering van de raad van commissarissen worden notulen gehouden door de secretaris. De notulen worden in dezelfde vergadering of in een volgende vergadering van de raad van commissarissen vastgesteld en ten blijke daarvan door de voorzitter en de secretaris ondertekend.

5.
Alle besluiten van de raad van commissarissen worden genomen met volstrekte meerderheid van de uitgebrachte stemmen voor zover in deze statuten niet anders is bepaald.

6.
De raad van commissarissen kan in een vergadering alleen geldige besluiten nemen indien de meerderheid van de commissarissen ter vergadering aanwezig of vertegenwoordigd is.

7.
Een commissaris kan zich door een medecommissaris bij schriftelijke volmacht doen vertegenwoordigen. Onder schriftelijke volmacht wordt verstaan elke via gangbare communicatiekanalen overgebrachte en op schrift ontvangen volmacht. Een commissaris kan voor niet meer dan één medecommissaris als gevolmachtigde optreden.

8.
De raad van commissarissen kan ook buiten vergadering besluiten nemen, mits het desbetreffende voorstel aan alle commissarissen is voorgelegd en geen hunner zich tegen deze wijze van besluitvorming heeft verzet.

  Van een aldus genomen besluit wordt onder bijvoeging van de ingekomen antwoorden door de secretaris een relaas opgemaakt dat door de voorzitter en de secretaris wordt ondertekend.

9.
De raad van commissarissen vergadert tezamen met de raad van bestuur zo dikwijls de raad van commissarissen of de raad van bestuur zulks nodig acht.

Artikel 28. Vrijwaring. beperking aansprakelijkheid.

1.
De vennootschap stelt iedere persoon die lid van de raad van bestuur of commissaris van de vennootschap is of was en vanwege het feit dat hij commissaris, lid van de raad van bestuur, functionaris, werknemer, of gevolmachtigde van de vennootschap is of was, of die op verzoek van de vennootschap als commissaris, directeur, functionaris, director, werknemer, trustee of gevolmachtigde van een andere - al dan niet rechtspersoonlijkheid bezittende - vennootschap, maatschap, joint venture, trust of andere onderneming of entiteit optreedt, met inbegrip van door de vennootschap geïnitieerde of ondersteunde employee benefit regelingen of benefit regelingen voor werknemers van haar groepsmaatschappijen of adviseurs of optrad, als partij betrokken was of is of als partij betrokken dreigt te worden bij een op handen zijnde, aanhangige of beëindigde actie of procedure van civielrechtelijke, strafrechtelijke of administratiefrechtelijke aard dan wel ter verkrijging van gegevens (anders dan een actie door of namens de vennootschap) schadeloos voor alle kosten (advocatenhonoraria inbegrepen), uitspraken, boetes en ter schikking betaalde bedragen, die hij in werkelijkheid en redelijkerwijze heeft moeten dragen in verband met een dergelijke actie of procedure, indien hij te goeder trouw en op een wijze die hij redelijkerwijs beschouwde in het belang van of niet tegen de belangen van de vennootschap te zijn, heeft gehandeld, en hij, voor wat betreft een strafzaak of -procedure, geen goede redenen had aan te nemen dat zijn gedrag onrechtmatig was. Het beëindigen van een actie of procedure door een uitspraak, bevel, schikking, veroordeling of het niet voeren van verweer of iets dat daarmee gelijk staat, brengt op zichzelf niet het vermoeden met zich mee dat de desbetreffende persoon niet te goeder trouw en niet op een wijze die hij redelijkerwijs kon beschouwen in het belang van of niet tegen de belangen van de vennootschap te zijn, heeft gehandeld en dat hij, voor wat betreft een strafzaak of -procedure, goede redenen had aan te nemen dat zijn gedrag onrechtmatig was.

2.
De vennootschap stelt iedere persoon die lid van de raad van bestuur of commissaris van de vennootschap is of was en vanwege het feit dat hij commissaris, lid van de raad van bestuur, functionaris, werknemer of gevolmachtigde van de vennootschap is of was, of die op verzoek van de vennootschap als commissaris, directeur, functionaris, director, werknemer, trustee of gevolmachtigde van een andere - al dan niet rechtspersoonlijkheid bezittende - vennootschap, maatschap, joint venture, trust of andere onderneming of entiteit, met inbegrip van door de vennootschap geïnitieerde of ondersteunde employee benefit regelingen of benefit regelingen voor werknemers van haar groepsmaatschappijen of adviseurs, optreedt of optrad, als partij betrokken was of is of als partij betrokken dreigt te worden bij een op handen zijnde, aanhangige of beëindigde actie of procedure, aanhangig gemaakt door of namens de vennootschap teneinde een uitspraak in haar voordeel te verkrijgen, schadeloos voor alle kosten (advocatenhonoraria inbegrepen), uitspraken, boetes en ter schikking betaalde bedragen, die hij in werkelijkheid en redelijkerwijze heeft moeten dragen in verband met een dergelijke actie of procedure, indien hij te goeder trouw en op een wijze die hij redelijkerwijs kon beschouwen in het belang van of niet tegen de belangen van de vennootschap te zijn, heeft gehandeld, behalve dat geen schadeloosstelling zal plaatsvinden met betrekking tot een vordering, geschil of zaak ten aanzien waarvan deze persoon volgens de uitspraak aansprakelijk is wegens grove nalatigheid of opzettelijk tekortschieten in het uitoefenen van zijn taak jegens de vennootschap, tenzij en slechts voorzover de rechter waarvoor deze actie of procedure heeft gediend of een andere daartoe bevoegde rechter op verzoek beslist dat, ondanks het feit dat de persoon aansprakelijk bevonden is, hij toch, alle omstandigheden van het geval in aanmerking genomen, billijker- en redelijkerwijs recht heeft op schadeloosstelling voor die kosten die de rechter, waarvoor de actie of de procedure gediend heeft, of die andere bevoegde rechter, juist acht.

3.
Voorzover een commissaris of lid van de raad van bestuur van de vennootschap succes heeft gehad met het gevoerde verweer of anderszins met de verdediging van een actie of procedure bedoeld in de leden 1 en 2, of met de verdediging van een vordering, geschil of zaak daarin vervat, wordt hij schadeloos gesteld voor de door hem in verband daarmee in werkelijkheid en redelijkerwijs gemaakte kosten (advocatenhonoraria inbegrepen).

4.
Een schadeloosstelling door de vennootschap bedoeld in de leden 1 en 2 geschiedt (tenzij door een rechter bevolen) na een vaststelling dat schadeloosstelling van de commissaris of het lid van de raad van bestuur onder de omstandigheden juist is, omdat hij voldaan had aan de van toepassing zijnde gedragsnorm genoemd in de leden 1 en 2 van dit artikel 28. Niettegenstaande het bepaalde in artikel 27, geschiedt deze vaststelling:

a.
bij een besluit van de raad van commissarissen genomen met een meerderheid van de commissarissen die geen partij waren bij de actie of procedure, zelfs indien dit besluit is genomen in een vergadering waarin de aanwezige of vertegenwoordigde commissarissen minder dan de meerderheid van de in functie zijnde commissarissen uitmaken.

b.
indien er geen commissarissen zijn die geen partij zijn bij een dergelijke actie of procedure, of indien de commissarissen die geen partij zijn bij een dergelijke actie of procedure dit besluiten, door een onafhankelijke juridisch adviseur in een schriftelijke opinie; of

c.
door de algemene vergadering van aandeelhouders.

5.
Kosten (advocatenhonoraria daaronder begrepen) gemaakt voor het voeren van verweer in een civielrechtelijke of strafrechtelijke actie of procedure kunnen door de vennootschap worden voorgeschoten in afwachting van de einduitspraak in de actie of procedure en wel na ontvangst van een toezegging door of namens de commissaris of het lid van de raad van bestuur, om dit bedrag terug te betalen, indien uiteindelijk vastgesteld wordt dat hij niet het recht heeft door de vennootschap schadeloos gesteld te worden zoals in dit artikel bepaald. Dergelijke kosten gemaakt door functionarissen, werknemers of gevolmachtigden kunnen worden betaalt onder de voorwaarden en bedingen als de raad van commissarissen zal besluiten.

6.
De schadeloosstelling of vergoeding van kosten voorzien in dit artikel wordt niet geacht enig ander recht uit te sluiten dan degene die schadeloosstelling tracht te verkrijgen zou kunnen toekomen krachtens Nederlands recht zoals dit op enig moment zal luiden, een reglement, overeenkomst, besluit van de algemene vergadering van aandeelhouders of van de niet-belanghebbende leden van de raad van commissarissen of anderszins, zowel met betrekking tot handelingen in hoedanigheid als met betrekking tot handelingen in een andere hoedanigheid, terwijl hij een voornoemde hoedanigheid bekleedt, en zal blijven gelden voor een persoon die geen commissaris, directeur, functionaris, director, werknemer, trustee of gevolmachtigde meer is en zal ook ten goede komen aan de erfgenamen, uitvoerders van de uiterste wilsbeschikking en beheerders van de nalatenschap van een dergelijk persoon. De vennootschap kan, in zoverre als de raad van commissarissen van tijd tot tijd zal aangeven, rechten tot schadeloosstelling en vergoeding van kosten toekennen aan functionarissen, werknemers en gevolmachtigden van de vennootschap overeenkomstig het in dit artikel ten aanzien van schadeloosstelling en vergoeding van kosten van de directeuren en commissarissen bepaalde.

7.
De vennootschap kan, in zoverre als de raad van commissarissen van tijd tot tijd zal bepalen, verzekeringen aan gaan en aan houden ten behoeve van iedere persoon die commissaris, lid van de raad van bestuur, functionaris, werknemer, of gevolmachtigde van de vennootschap is of was, of die op verzoek van de vennootschap als commissaris, directeur, functionaris, director, werknemer, trustee of gevolmachtigde van een andere - al dan niet rechtspersoonlijkheid bezittende - vennootschap, maatschap, joint venture, trust of andere onderneming of entiteit optreedt of optrad, ter dekking van iedere aansprakelijkheid die tegen hem is ingebracht en die hij moest dragen in zijn hoedanigheid, of die het gevolg is van zijn hoedanigheid als zodanig, ongeacht of de vennootschap bevoegd zou zijn hem krachtens de bepalingen van dit artikel voor deze aansprakelijkheid schadeloos te stellen of niet.

8.
Wanneer in dit artikel sprake is van de vennootschap wordt hieronder, behalve de ontstane of overblijvende vennootschap, ook begrepen iedere constituerende vennootschap (met inbegrip van iedere constituerende vennootschap van een constituerende vennootschap) die opgegaan is bij een consolidatie of fusie en die, indien zij afzonderlijk had voortbestaan, bevoegd zou zijn geweest de commissarissen, directeuren, functionarissen, werknemers en gevolmachtigden schadeloos te stellen, zodat iedere persoon die commissaris, directeur, functionaris of gevolmachtigde van een dergelijke constituerende vennootschap is of was, of die op verzoek van een dergelijke constituerende vennootschap als commissaris, directeur, functionaris, director, werknemer, trustee of gevolmachtigde van een andere - al dan niet rechtspersoonlijkheid bezittende - vennootschap, maatschap, joint venture, trust of andere onderneming of entiteit optreedt of optrad, ten aanzien van de ontstane of overblijvende vennootschap dezelfde positie inneemt krachtens het in dit artikel bepaalde als hij zou hebben ingenomen ten aanzien van een dergelijke constituerende vennootschap indien zij afzonderlijk was blijven voortbestaan.

9.
Een persoon zal niet persoonlijk aansprakelijk zijn tegenover de vennootschap dan wel haar aandeelhouders voor financiële schade uit hoofde van tekortkoming in de verplichtingen als commissaris of directeur, echter met dien verstande dat het hiervoor bepaalde niet leidt tot uitsluiting of beperking van de aansprakelijkheid van een commissaris of directeur (1) voor enige tekortkoming in de verplichtingen van de betrokken persoon tot loyaliteit ten opzichte van de vennootschap of haar aandeelhouders; (2) voor handelen of nalaten, anders dan in redelijkheid en billijkheid, welke leiden tot opzettelijke misdragingen, dan wel bewust handelen in strijd met de wet; (3) voor elke transactie waaruit voor de betrokken persoon een onrechtmatig persoonlijk voordeel voortvloeit, of (4) voor persoonlijke aansprakelijkheid welke voortvloeit uit Nederlands recht zoals dit op enig moment luidt. Een wijziging, of verwijdering van dit artikel 28 zal niet enig bestaand recht op enige bescherming van enige persoon gerechtigd tot schadeloosstelling of vergoeding van kosten uit hoofde van dit artikel 28 negatief beïnvloeden.

HOOFDSTUK X
Jaarrekening en jaarverslag. Winst.

Artikel 29. Boekjaar. Jaarrekening en jaarverslag.

1.
Het boekjaar valt samen met het kalenderjaar.

2.
Jaarlijks, binnen vijf maanden na afloop van het boekjaar, behoudens verlenging van deze termijn met ten hoogste zes maanden door de algemene vergadering op grond van bijzondere omstandigheden,

  maakt de raad van bestuur een jaarrekening op en legt deze voor de aandeelhouders ter inzage ten kantore van de vennootschap. Binnen deze termijn legt de raad van bestuur ook het jaarverslag over.

3.
Binnen de in lid 2 genoemde termijn legt de raad van bestuur de opgemaakte jaarrekening tezamen met het jaarverslag over aan de raad van commissarissen.

4.
De raad van commissarissen brengt omtrent de jaarrekening preadvies uit aan de algemene vergadering.

5.
Op de jaarrekening en het jaarverslag zijn voorts de artikelen 101, 102 en 103 en Titel 9, Boek 2 van het Burgerlijk Wetboek van toepassing.

Artikel 30. Vaststelling.

1.
De jaarrekening wordt vastgesteld door de algemene vergadering.

2.
Een aan de leden van de raad van bestuur voor het bestuur en de leden van de raad van commissarissen voor het toezicht daarop verleende décharge betreft uitsluitend het bestuur voorzover daarvan uit de jaarrekening blijkt.

Artikel 31. Winst. Dividend.

1.
Uit de winst - het positieve saldo van de winst- en verliesrekening - wordt allereerst, zo mogelijk, op de preferente aandelen B een dividend uitgekeerd waarvan het percentage gelijk is aan het gemiddelde van de depositorente van de Europese Centrale Bank, verhoogd met een op- of afslag, gewogen naar het aantal dagen waarover de uitkering geschiedt. De op- en afslag zal maximaal drie procent (3%) bedragen en wordt vastgesteld door de raad van bestuur onder goedkeuring van de raad van commissarissen ten tijde van de eerste uitgifte van een preferent aandeel B. Het dividend wordt berekend over het gestorte deel van het nominaal bedrag.

  Indien de winst behaald in enig boekjaar de in de vorige volzin bedoelde uitkering niet (volledig) toelaat, wordt aan de houders van preferente aandelen B het tekort uitgekeerd ten laste van de winst van één of meer van de opvolgende boekjaren.

2.
Vervolgens wordt op ieder preferent aandeel A van een bepaalde soort een dividend uitgekeerd waarvan de hoogte casu quo de wijze van vaststelling wordt bepaald door het tot uitgifte bevoegde orgaan bij de uitgifte van preferente aandelen A van de betreffende soort, in alle gevallen na verkregen goedkeuring van de raad van commissarissen. Het dividend zal worden berekend uitgaande van de rendementsbasis van de preferente aandelen A van de betreffende soort. Bij uitgifte van preferente aandelen A van een bepaalde soort kan tevens worden bepaald:

•
dat het dividend op bij de uitgifte bepaalde data wordt gewijzigd en opnieuw wordt vastgesteld, dan wel de wijze van berekening wordt gewijzigd;

•
dat indien de winst van enig boekjaar niet toereikend is voor uitkering van het volledige dividend op preferente aandelen A van de betreffende soort, het tekort zal worden uitgekeerd ten laste van de winst van het eerstvolgende boekjaar of de eerstvolgende boekjaren waarvan de winst voor zodanige uitkering wel toereikend is;

•
dat indien de winst van enig boekjaar niet toereikend is voor uitkering van het volledige dividend op preferente aandelen A van de betreffende soort, het tekort, voor zover mogelijk, wordt uitgekeerd ten laste van de vrij uitkeerbare reserves van de vennootschap;

•
dat het op de betreffende soort van preferente aandelen A uit te keren dividend zal zijn achtergesteld bij het dividend uit te keren op preferente aandelen A van één of meer andere soorten;

•
dat het recht op dividend of andere uitkeringen eerst een aantal jaren na uitgifte zal ontstaan.

3.
Uit de resterende winst wordt, zo mogelijk, op de prioriteitsaandelen een dividend uitgekeerd ter grootte van vijf procent (5%) van het nominaal bedrag van deze aandelen.

4.
Vervolgens wordt door de raad van bestuur onder goedkeuring van de raad van commissarissen vastgesteld welk deel van de na toepassing van lid 1, lid 2 en lid 3 overblijvende winst wordt gereserveerd.

5.
Het daarna overblijvende deel van de winst wordt als dividend uitgekeerd op de gewone aandelen.

6.
Indien in enig jaar een verlies is geleden zal over dat jaar geen dividend worden uitgekeerd. Geen dividend zal in latere jaren worden uitgekeerd tot dat het verliessaldo is gedelgd door verrekening met behaalde winsten. De algemene vergadering kan echter op voorstel van de raad van bestuur dat is goedgekeurd door de raad van commissarissen, besluiten een verliessaldo geheel of ten dele te delgen door verrekening met het uitkeerbaar deel van het eigen vermogen.

7.
De raad van bestuur kan besluiten tot uitkering van interimdividend. Het besluit is onderworpen aan de goedkeuring van de raad van commissarissen.

8.
Op uitkeringen aan aandeelhouders zijn voorts de artikelen 103, 104 en 105, Boek 2 van het Burgerlijk Wetboek van toepassing.

9.
Alle uitkeringen op gewone aandelen, hetzij als (interim)dividend, hetzij anderszins, geschieden op zodanige wijze dat op elk gewoon aandeel een gelijk bedrag of een gelijke waarde wordt uitgekeerd.

Artikel 32. Uitkeringen in aandelen en ten laste van de reserves.

1.
De algemene vergadering kan, op voorstel van de raad van bestuur dat is goedgekeurd door de raad van commissarissen, besluiten dat een uitkering van dividend op gewone aandelen geheel of ten dele plaatsvindt niet in geld, maar in aandelen in de vennootschap.

2.
De raad van bestuur kan, indien de raad van bestuur ingevolge artikel 7 bevoegd is tot uitgifte van de desbetreffende aandelen, besluiten dat een uitkering op gewone aandelen geheel of ten dele plaatsvindt niet in geld, doch in aandelen in de vennootschap. Het daartoe strekkend besluit is onderworpen aan de goedkeuring van de raad van commissarissen.

3.
De algemene vergadering kan, op voorstel van de raad van bestuur dat is goedgekeurd door de raad van commissarissen, besluiten tot uitkeringen aan houders van gewone aandelen ten laste van het uitkeerbaar deel van het eigen vermogen. Het bepaalde in lid 1 is van overeenkomstige toepassing. Uitkeringen als bedoeld in het onderhavige lid 3 kunnen slechts geschieden, indien alle overeenkomstig artikel 31 leden 1, 2 en 3 verschuldigde bedragen zijn voldaan.

4.
De raad van bestuur kan, onder goedkeuring van de raad van commissarissen, besluiten tot uitkering van de overeenkomstig artikel 31 lid 1 onderscheidenlijk lid 2 verschuldigde bedragen aan houders van de in die bepaling bedoelde preferente aandelen ten laste van het uitkeerbaar deel van het eigen vermogen.

5.
In geval van een fusie van een dochtermaatschappij van de vennootschap is de raad van bestuur, indien de raad van bestuur ingevolge artikel 7 bevoegd is tot uitgifte van de desbetreffende aandelen, bevoegd om aandelen uit te geven ten laste van één of meer reserves van de vennootschap, die niet krachtens de wet of deze statuten moeten worden aangehouden. Het daartoe strekkend besluit is onderworpen aan de goedkeuring van de raad van commissarissen.

6.
De raad van bestuur kan, onder goedkeuring van de raad van commissarissen en de vergadering van houders van een bepaalde soort preferente aandelen A, besluiten tot gehele of gedeeltelijke uitkering van de betreffende preferente agioreserve. Het besluit van de vergadering van houders van de bepaalde soort dient te worden genomen met twee derden meerderheid van de uitgebrachte stemmen.

Artikel 33. Betaalbaarstelling.

Dividenden en andere uitkeringen zijn betaalbaar uiterlijk veertien dagen na vaststelling ervan. De betaalbaarstelling wordt aangekondigd overeenkomstig artikel 43.

HOOFDSTUK XI
Algemene vergaderingen van aandeelhouders.

Artikel 34. Jaarvergadering.

1.
Jaarlijks, binnen zes maanden na afloop van het boekjaar wordt de jaarvergadering gehouden.

2.
De agenda van die vergadering vermeldt onder meer de volgende punten:

a.
het jaarverslag;

b.
vaststelling van de jaarrekening;

c.
décharge van de leden van de raad van bestuur en de leden van de raad van commissarissen;

d.
voorziening in eventuele vacatures;

e.
eventuele andere voorstellen door de raad van commissarissen of de raad van bestuur aan de orde gesteld, zoals voorstellen tot aanwijzing van een orgaan bevoegd om tot uitgifte van aandelen of tot verlening van rechten tot het nemen van aandelen te besluiten of tot verlening van machtiging aan de raad van bestuur tot het bewerkstelligen van de verkrijging door de vennootschap van eigen aandelen of certificaten daarvan.

Artikel 35. Andere vergaderingen.

Andere algemene vergaderingen van aandeelhouders worden gehouden zo dikwijls de raad van bestuur of de raad van commissarissen zulks noodzakelijk acht, onverminderd het bepaalde in de artikelen 110, 111 en 112, Boek 2 van het Burgerlijk Wetboek.

Artikel 36. Oproeping. Agenda.

1.
De algemene vergaderingen van aandeelhouders worden door de raad van commissarissen, de raad van bestuur of de Prioriteit bijeengeroepen.

2.
De oproeping geschiedt niet later dan op de vijftiende dag vóór die van de vergadering.

3.
Bij de oproeping worden de te behandelen onderwerpen vermeld of wordt meegedeeld dat de aandeelhouders er van kunnen kennis nemen ten kantore van de vennootschap, onverminderd het bepaalde in artikel 44 lid 2 van de statuten en artikel 99 lid 7, Boek 2 van het Burgerlijk Wetboek.

4.
In de oproeping wordt melding gemaakt van het vereiste voor toegang tot de vergadering als omschreven in artikel 40.

5.
De oproeping geschiedt op de wijze vermeld in artikel 43.

6.
Onderwerpen die niet bij de oproeping zijn vermeld, kunnen nader worden aangekondigd met inachtneming van de voor oproeping geldende termijn, op de wijze vermeld in artikel 43.

7.
Tenzij in de oproeping de inhoud is opgenomen van alle stukken welke volgens de wet of de statuten voor aandeelhouders in verband met de te houden vergadering ter visie moeten liggen, moeten deze stukken te Amsterdam bij een in de oproeping aan te wijzen bedrijf toegelaten tot de handel op Euronext Amsterdam N.V. of een ander betaalkantoor als bedoeld in het Fondsenreglement voor aandeelhouders gratis verkrijgbaar worden gesteld.

8.
Onder aandeelhouders zijn in dit artikel begrepen de vruchtgebruikers en pandhouders aan wie het stemrecht op aandelen toekomt.

Artikel 37. Plaats van vergadering.

De algemene vergaderingen van aandeelhouders worden gehouden te Amsterdam, Rotterdam of 's-Gravenhage.

Artikel 38. Voorzitterschap.

1.
De algemene vergaderingen van aandeelhouders worden geleid door de voorzitter van de raad van commissarissen en bij diens afwezigheid door de plaatsvervangend voorzitter van die raad; bij afwezigheid ook van laatstgenoemde wijzen de aanwezige commissarissen uit hun midden een voorzitter aan.

  De raad van commissarissen kan voor een algemene vergadering van aandeelhouders een andere voorzitter aanwijzen.

2.
Indien niet volgens lid 1 in het voorzitterschap van een vergadering is voorzien, wijst de vergadering zelf een voorzitter aan. Tot dat ogenblik wordt het voorzitterschap waargenomen door een door de raad van bestuur aan te wijzen lid van de raad van bestuur.

Artikel 39. Notulen.

1.
Van het verhandelde in elke algemene vergadering van aandeelhouders worden notulen gehouden door een secretaris die door de voorzitter wordt aangewezen. De notulen worden vastgesteld door de voorzitter en de secretaris en ten blijke daarvan door hen getekend.

2.
De raad van commissarissen of de voorzitter kan bepalen dat van het verhandelde een notarieel proces-verbaal van vergadering wordt opgemaakt. Het proces-verbaal wordt door de voorzitter mede-ondertekend.

Artikel 40. Vergaderrechten. Toegang.

1.
Iedere stemgerechtigde aandeelhouder en iedere vruchtgebruiker of pandhouder van aandelen aan wie het stemrecht toekomt is bevoegd de algemene vergadering van aandeelhouders bij te wonen, daarin het woord te voeren en het stemrecht uit te oefenen. Indien het betreft aandelen op naam moet van het voornemen de vergadering bij te wonen de raad van bestuur schriftelijk in kennis worden gesteld. Deze kennisgeving moet uiterlijk op de bij de oproeping te vermelden dag door de raad van bestuur zijn ontvangen.

2.
De vergaderrechten volgens lid 1 kunnen worden uitgeoefend bij een schriftelijk gevolmachtigde, mits uiterlijk op de bij de oproeping te vermelden dag de volmacht door de raad van bestuur is ontvangen.

3.
De bij de oproeping te vermelden dag bedoeld in de leden 1 en 2 kan niet vroeger worden gesteld dan op de zevende dag vóór die der vergadering.

4.
Indien het stemrecht op een aandeel aan de vruchtgebruiker of de pandhouder toekomt in plaats van aan de aandeelhouder, is de aandeelhouder eveneens bevoegd de algemene vergadering van aandeelhouders bij te wonen en daarin het woord te voeren, mits indien het aandelen op naam betreft van het voornemen de vergadering bij te wonen de raad van bestuur overeenkomstig lid 1 is in kennis gesteld. Lid 2 is van overeenkomstige toepassing.

5.
Wat betreft het stemrecht en/of vergaderrecht zal de vennootschap met overeenkomstige toepassing van het bepaalde in de artikelen 2:88 en 2:89 Burgerlijk Wetboek tevens als aandeelhouder beschouwen degene genoemd in een schriftelijke verklaring van een aangesloten instelling inhoudende dat de in die verklaring genoemde hoeveelheid gewone aandelen aan toonder behoort tot haar verzameldepot en dat de in de verklaring genoemde persoon tot de genoemde hoeveelheid gewone aandelen aan toonder deelgenoot in haar verzameldepot is en tot na de vergadering zal blijven, mits de desbetreffende verklaring ten kantore van de vennootschap is gedeponeerd of op een ander in de oproeping aangegeven adres.

  In de oproeping tot de vergadering zal worden vermeld de dag waarop zulks uiterlijk moet geschieden. Deze dag kan niet vroeger worden gesteld dan op de zevende dag voor die van de vergadering.

6.
Ieder aandeel geeft recht op één stem.

7.
Iedere stemgerechtigde of zijn vertegenwoordiger moet de presentielijst tekenen.

8.
De leden van de raad van commissarissen en de leden van de raad van bestuur hebben in de algemene vergadering van aandeelhouders een raadgevende stem.

9.
De voorzitter beslist of andere personen dan zij die volgens het hiervoor in dit artikel bepaalde toegang hebben, toegelaten worden tot de vergadering.

Artikel 41. Stemmingen.

1.
Voorzover de wet of de statuten geen grotere meerderheid voorschrijven worden alle besluiten genomen met volstrekte meerderheid van de uitgebrachte stemmen.

2.
Indien bij een verkiezing van personen niemand de volstrekte meerderheid heeft verkregen, heeft een tweede vrije stemming plaats.

  Heeft alsdan weder niemand de volstrekte meerderheid verkregen, dan vinden herstemmingen plaats, totdat hetzij één persoon de volstrekte meerderheid heeft verkregen, hetzij tussen twee personen is gestemd en de stemmen staken.

  Bij gemelde herstemmingen (waaronder niet begrepen de tweede vrije stemming) wordt telkens gestemd tussen de personen op wie bij de voorafgaande stemming is gestemd, evenwel uitgezonderd de persoon, op wie bij die voorafgaande stemming het geringste aantal stemmen is uitgebracht. Is bij de voorafgaande stemming het geringste aantal op meer dan één persoon uitgebracht, dan wordt door loting uitgemaakt op wie van die personen bij de nieuwe stemming geen stemmen meer kunnen worden uitgebracht.

  Ingeval bij een stemming tussen twee personen de stemmen staken, beslist het lot wie van beiden is gekozen, behoudens het bepaalde in het volgende lid.

3.
Indien de stemmen staken bij een verkiezing uit een bindende voordracht, is hij gekozen die op de voordracht de eerste plaats inneemt.

4.
Staken de stemmen bij een andere stemming dan een verkiezing van personen, dan is het voorstel verworpen.

5.
Alle stemmingen geschieden mondeling. Echter kan de voorzitter bepalen, dat de stemmen schriftelijk worden uitgebracht. Indien het betreft een verkiezing van personen kan ook een aanwezige stemgerechtigde verlangen dat de stemmen schriftelijk worden uitgebracht. Schriftelijke stemming geschiedt bij gesloten, ongetekende stembriefjes.

6.
Blanco stemmen en stemmen van onwaarde gelden als niet uitgebracht.

7.
Stemming bij acclamatie is mogelijk wanneer niemand der aanwezige stemgerechtigden zich daartegen verzet.

8.
Op de algemene vergadering van aandeelhouders is voorts het bepaalde in de artikelen 13 leden 3 en 4, en 117, Boek 2 van het Burgerlijk Wetboek van toepassing.

Artikel 42. Vergaderingen van houders van aandelen van eenzelfde soort. Enquêterecht.

1.
Vergaderingen van houders van eenzelfde soort aandelen worden bijeengeroepen door de raad van bestuur, de raad van commissarissen of de Prioriteit. De vergaderingen worden zo dikwijls gehouden als de raad van bestuur, de raad van commissarissen of de Prioriteit zulks noodzakelijk achten, alsmede wanneer dit wordt vereist op grond van het bepaalde in de wet of deze statuten.

2.
Op deze vergaderingen zijn de bepalingen betreffende de algemene vergadering van aandeelhouders zoveel mogelijk van overeenkomstige toepassing.

3.
Besluiten van de vergadering van houders van prioriteitsaandelen, preferente aandelen A van een bepaalde soort en preferente aandelen B kunnen in plaats van in een algemene vergadering van aandeelhouders van de betreffende soort ook schriftelijk worden genomen, mits met algemene stemmen van alle stemgerechtigde houders van aandelen van de betreffende soort. Het bepaalde in lid 8 van artikel 40 is van overeenkomstige toepassing.

  Iedere houder van aandelen van de betreffende soort is verplicht er voor zorg te dragen dat de aldus genomen besluiten zo spoedig mogelijk schriftelijk ter kennis van de raad van bestuur worden gebracht. De raad van bestuur maakt van de genomen besluiten aantekening en voegt deze aantekeningen bij de notulen bedoeld in lid 1 van artikel 39.

4.
Het recht van enquête als bedoeld in artikel 2:345 van het Burgerlijk Wetboek komt tevens toe aan houders van een zodanig aantal preferente aandelen A van een bepaalde soort als op grond van de betreffende conversiebepalingen op het moment van indienen van het verzoek recht zou geven op een nominaal bedrag aan gewone aandelen van ten minste vier duizend vijf honderd veertig euro (EUR 4.540,—), er vanuit gaande dat conversie op dat moment zou zijn toegestaan."

HOOFDSTUK XII
Oproepingen en kennisgevingen.

Artikel 43.

1.
Alle oproepingen voor de algemene vergaderingen van aandeelhouders, alle bekendmakingen omtrent dividend en andere uitkeringen en alle andere kennisgevingen aan aandeelhouders geschieden door aankondiging in een landelijk verspreid dagblad en in de Officiële Prijscourant, onverminderd het bepaalde in artikel 96a lid 4, Boek 2 van het Burgerlijk Wetboek.

2.
Onder aandeelhouders zijn in lid 1 begrepen de vruchtgebruikers en pandhouders aan wie het stemrecht op aandelen toekomt.

HOOFDSTUK XIII
Statutenwijziging en ontbinding.

Artikel 44. Statutenwijziging. Ontbinding. Juridische fusie. Splitsing.

1.
Een besluit tot wijziging van de statuten, tot ontbinding der vennootschap of tot juridische fusie of splitsing kan slechts worden genomen op voorstel van de Prioriteit. Een besluit tot wijziging van de statuten of tot juridische fusie of splitsing behoeft tevens de goedkeuring van de vergadering van houders van preferente aandelen A van een soort, aan de rechten waarvan door een dergelijk besluit afbreuk wordt gedaan. Een dergelijk goedkeuringsbesluit dient te worden genomen met een meerderheid van ten minste twee derden van de uitgebrachte stemmen.

2.
Wanneer aan de algemene vergadering een voorstel tot statutenwijziging of tot ontbinding der vennootschap wordt gedaan, moet zulks steeds bij de oproeping tot de algemene vergadering van aandeelhouders worden vermeld, en moet, indien het een statutenwijziging betreft, tegelijkertijd een afschrift van het voorstel, waarin de voorgedragen wijziging woordelijk is opgenomen, ten kantore van de vennootschap alsmede te Amsterdam bij een in de oproeping aan te wijzen instelling aangesloten bij Euronext Amsterdam N.V. of een ander betaalkantoor als bedoeld in het Fondsenreglement ter inzage worden neergelegd en gratis verkrijgbaar worden gesteld voor aandeelhouders alsmede voor vruchtgebruikers en pandhouders aan wie het stemrecht toekomt, tot de afloop der vergadering.

Artikel 45. Vereffening.

1.
Ingeval van ontbinding der vennootschap krachtens besluit van de algemene vergadering is de raad van bestuur belast met de vereffening van de zaken der vennootschap en de raad van commissarissen met het toezicht daarop.

2.
Gedurende de vereffening blijven de bepalingen van de statuten voorzoveel mogelijk van kracht.

3.
Uit hetgeen na voldoening van de schulden overblijft, wordt eerst, voor zover mogelijk, aan de houders van de preferente aandelen B overgedragen, naar evenredigheid van het gezamenlijk bedrag van ieders preferente aandelen B:

a.
een bedrag gelijk aan het eventueel nog ontbrekende dividend als bedoeld in artikel 31 lid 1, alsdan te berekenen over de periode lopende tot en met de dag van betaalbaarstelling van de liquidatie-uitkering; en

b.
het nominaal op de preferente aandelen B gestorte bedrag.

4.
Uit hetgeen daarna overblijft, wordt eerst, voor zover mogelijk, aan de houders van de preferente aandelen A van een bepaalde soort overgedragen, naar evenredigheid van het gezamenlijk bedrag van ieders preferente aandelen A van de betreffende soort het bedrag dat in het besluit tot uitgifte is bepaald welk bedrag kan omvatten:

a.
een bedrag gelijk aan het eventueel nog ontbrekende dividend als bedoeld in artikel 31 lid 2, alsdan te berekenen over de periode lopende tot en met de dag van betaalbaarstelling van de liquidatie-uitkering;

b.
het nominaal op de preferente aandelen A gestorte bedrag alsmede het daarop gestorte agio tenzij bij de uitgifte anders is bepaald;

c.
een vergoeding over het gestorte kapitaal berekend naar tijdspanne; en/of

d.
een bedrag waarop de houder van de preferente aandelen A recht zou hebben indien de door hem gehouden preferente aandelen A zouden zijn geconverteerd in gewone aandelen op de dag van de ontbinding van de vennootschap.

  Indien het saldo niet toereikend is, geschiedt de uitkering in verhouding van de op die aandelen gestorte bedragen daarbij inbegrepen de agiostortingen.

  Bij de uitgifte kan een rangorde van uitbetaling op de verschillende soorten preferente aandelen A worden vastgesteld alsmede dat de preferente aandelen A van de betreffende soort geen voorrang hebben op de gewone aandelen.

5.
Uit hetgeen resteert wordt, voor zover mogelijk, aan de houders van de prioriteitsaandelen overgedragen, naar evenredigheid van het gezamenlijk bedrag van ieders prioriteitsaandelen, het nominaal bedrag van de prioriteitsaandelen.

6.
Het daarna overblijvende wordt overgedragen aan de houders van gewone aandelen naar evenredigheid van het aantal van ieders gewone aandelen.

7.
Op de vereffening zijn voor het overige de bepalingen van Titel 1, Boek 2 van het Burgerlijk Wetboek van toepassing.

HOOFDSTUK XIV.
Slot- en overgangsbepalingen.

Artikel 46. Bevoegdheid tot uitgifte van aandelen.

De duur van de bevoegdheid van de raad van bestuur tot uitgifte van aandelen en tot het verlenen van rechten tot het nemen van aandelen, geregeld in artikel 7, wordt vastgesteld op vijf jaren, te rekenen met ingang van de dag waarop deze statutenwijziging van kracht wordt. De bevoegdheid betreft alle nog niet uitgegeven aandelen van het maatschappelijk kapitaal zoals dit luidt of te eniger tijd zal luiden. Hetzelfde geldt voor de bevoegdheid van de raad van bestuur tot het beperken of uitsluiten van het voorkeursrecht, geregeld in artikel 8.

RJL/UPC/Tweede Akte van Statutenwijziging/dlt.ned
BCB/41588-00187/AMCO:120439

STATUTEN VAN:

United Pan-Europe Communications N.V.
gevestigd te Amsterdam.

d.d.    •    .

Integrale tekst van de statuten, zoals deze luiden na partiële wijziging, bij akte op    •    verleden voor mr. R.J.J. Lijdsman, notaris te Amsterdam, op het ontwerp van welke akte de ministeriële verklaring dat van bezwaren niet is gebleken, is verleend op    •    , onder nummer N.V. 400149.

HOOFDSTUK I
Begripsbepalingen.

Artikel 1.

In de statuten wordt verstaan onder:

a.
algemene vergadering: het orgaan dat gevormd wordt door stemgerechtigde aandeelhouders en andere stemgerechtigden;

b.
algemene vergadering van aandeelhouders: de bijeenkomst van aandeelhouders en andere personen met vergaderrechten;

c.
jaarvergadering: de algemene vergadering van aandeelhouders, bestemd tot de behandeling van de jaarrekening en het jaarverslag;

d.
certificaten: certificaten van door de vennootschap uitgegeven aandelen;

e.
dochtermaatschappij:

—
een rechtspersoon waarin de vennootschap of een of meer van haar dochtermaatschappijen, al dan niet krachtens overeenkomst met andere stemgerechtigden, alleen of samen meer dan de helft van de stemrechten in de algemene vergadering van de leden of aandeelhouders van die rechtspersoon kunnen uitoefenen;

—
een rechtspersoon waarvan de vennootschap of een of meer van haar dochtermaatschappijen lid of aandeelhouder zijn en, al dan niet krachtens overeenkomst met andere stemgerechtigden, alleen of samen meer dan de helft van de bestuurders of van de commissarissen kunnen benoemen of ontslaan, ook indien alle stemgerechtigden stemmen;

  met een dochtermaatschappij wordt gelijkgesteld een onder eigen naam optredende vennootschap, waarin de vennootschap of een of meer dochtermaatschappijen als vennoot volledig jegens schuldeisers aansprakelijk is voor de schulden;

  een en ander met toepassing van de leden 3 en 4 van artikel 24a, Boek 2 van het Burgerlijk Wetboek;

f.
groepsmaatschappij: een rechtspersoon of vennootschap die in de zin van artikel 24b, Boek 2 van het Burgerlijk Wetboek, met de vennootschap in een groep is verbonden;

g.
uitkeerbaar deel van het eigen vermogen: het deel van het eigen vermogen dat het gestorte en opgevraagde deel van het kapitaal, vermeerderd met de reserves die krachtens de wet moeten worden aangehouden, te boven gaat;

h.
accountant: een registeraccountant of een andere accountant als bedoeld in artikel 393, Boek 2 van het Burgerlijk Wetboek, dan wel een organisatie waarin zodanige accountants samenwerken;

i.
Prioriteit: de vergadering van houders van prioriteitsaandelen.

HOOFDSTUK II
Naam, zetel, doel.

Artikel 2. Naam en zetel.

1.
De vennootschap draagt de naam:

  United Pan-Europe Communications N.V.

2.
Zij heeft haar zetel te Amsterdam.

1

Artikel 3. Doel.

De vennootschap heeft ten doel:

a.
het houden, exploiteren en ontwikkelen van abonnee- en multi-kanaal televisiesystemen en - netwerken en het verlenen van daarmede samenhangende advies-, engineering- en programmeringsdiensten alsmede andere telecommunicatiediensten;

b.
het oprichten van, het op enigerlei wijze deelnemen in en het besturen en financieren van andere ondernemingen en vennootschappen;

c.
het ter leen opnemen van gelden, het uitlenen van gelden, het beleggen en investeren van vermogen en het verkrijgen van en beschikken over vorderingen en andere vermogenswaarden in het algemeen;

d.
het verstrekken van garanties en het verbinden van de vennootschap of activa van de vennootschap ten behoeve van ondernemingen en vennootschappen, waarmee de vennootschap in een groep is verbonden alsmede ten behoeve van derden;

e.
het verlenen van diensten aan ondernemingen waarmee de vennootschap in een groep is verbonden alsmede aan derden;

f.
het exploiteren van octrooien, merken, licenties en intellectuele eigendomsrechten;

g.
het verrichten van andere industriële of financiële activiteiten.

HOOFDSTUK III
Kapitaal en aandelen. Register.

Artikel 4. Maatschappelijk kapitaal. Soorten aandelen.

1.
Het maatschappelijk kapitaal bedraagt één miljard negen miljoen zes euro (EUR 1.009.000.006,—).

2.
Het is verdeeld in:

—
vier honderd vijftig miljoen (450.000.000) gewone aandelen A, elk nominaal groot twee eurocent (EUR 0,02);

—
vijftig miljard (50.000.000.000) gewone aandelen C, elk nominaal groot twee eurocent (EUR 0,02); en

—
drie honderd (300) prioriteitsaandelen, elk nominaal groot twee eurocent (EUR 0,02).

3.
De gewone aandelen A luiden op naam of aan toonder, ter keuze van de aandeelhouder. De prioriteitsaandelen en de gewone aandelen C luiden op naam.

4.
Waar in de statuten gesproken wordt van aandelen en aandeelhouders worden daaronder, tenzij het tegendeel blijkt, alle in lid 2 genoemde soorten aandelen verstaan, zomede de houders daarvan. Waar in de statuten gesproken wordt van gewone aandelen worden daaronder, tenzij het tegendeel blijkt, gewone aandelen A en gewone aandelen C verstaan.

5.
De vennootschap verleent geen medewerking aan de uitgifte van certificaten van haar aandelen.

Artikel 5. Bewijs van aandelen aan toonder.

1.
Bij de inschrijving op uit te geven gewone aandelen A kan diegene die jegens de vennootschap recht op een gewoon aandeel A verkrijgt, de vennootschap schriftelijk mededelen dat hij een gewoon aandeel A op naam verlangt.

  Zonder die mededeling ontvangt hij een recht terzake van een gewoon aandeel A aan toonder op de hierna bepaalde wijze.

2.
Alle uitgegeven gewone aandelen A aan toonder worden belichaamd in één aandeelbewijs.

2

3.
De vennootschap doet de aandeelbewijzen ten behoeve van de rechthebbende(n) bewaren door het centraal instituut in de zin van de Wet giraal effectenverkeer: Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V., hierna te noemen: Necigef.

4.
De vennootschap kent aan een rechthebbende een recht ten aanzien van een gewoon aandeel A aan toonder toe, doordat (i) Necigef de vennootschap in staat stelt een aandeel op het betreffende aandeelbewijs A bij te (doen) schrijven en (ii) de rechthebbende een aangesloten instelling in de zin van de Wet giraal effectenverkeer, hierna te noemen: aangesloten instelling, aanwijst die hem dienovereenkomstig als deelgenoot in haar verzameldepot van de betreffende gewone aandelen A in de vennootschap crediteert.

5.
Onverminderd het bepaalde in artikel 40 lid 5 van deze statuten is het beheer over het aandeelbewijs onherroepelijk aan Necigef opgedragen en is Necigef onherroepelijk gevolmachtigd namens de rechthebbende(n) terzake van de betreffende gewone aandelen A al het nodige te doen, waaronder begrepen het aanvaarden, leveren en medewerken aan bijschrijving op en afschrijving van het aandeelbewijs.

6.
Een deelgenoot in een verzameldepot van een aangesloten instelling kan te allen tijde de gewone aandelen A aan toonder waartoe hij gerechtigd is, doen omzetten in gewone aandelen A op naam. Indien een deelgenoot in het verzameldepot van een aangesloten instelling uitlevering wenst van één of meer gewone aandelen A tot ten hoogste een hoeveelheid waarvoor hij deelgenoot is, zal (i) Necigef bij akte de gewone aandelen A aan de rechthebbende leveren, (ii) Necigef de vennootschap in staat stellen de gewone aandelen A van het aandeelbewijs af te (doen) schrijven, (iii) de desbetreffende aangesloten instelling de rechthebbende dienovereenkomstig als deelgenoot in haar verzameldepot debiteren en (iv) de vennootschap de rechthebbende in haar register van aandeelhouders (doen) inschrijven als houder van gewone aandelen A op naam.

7.
Een houder van gewone aandelen A op naam kan te allen tijde de gewone aandelen A op naam omzetten in gewone aandelen A aan toonder.

  Een houder van een gewoon aandeel A op naam kan dit te allen tijde aan toonder doen stellen doordat (i) de rechthebbende dit gewoon aandeel A bij akte levert aan Necigef, (ii) Necigef de vennootschap in staat stelt een gewoon aandeel A op het aandeelbewijs bij te (doen) schrijven, (iii) een door de rechthebbende aangewezen aangesloten instelling de rechthebbende dienovereenkomstig in haar betreffende verzameldepot crediteert en (iv) de vennootschap de rechthebbende als houder van het gewone aandeel A uitschrijft uit het register van aandeelhouders.

8.
Voor de toepassing van het in deze statuten bepaalde worden onder aandeelhouders mede verstaan deelgenoten in een verzameldepot als bedoeld in de Wet giraal effectenverkeer.

Artikel 6. Register van aandeelhouders.

1.
Voor gewone aandelen op naam en prioriteitsaandelen worden geen bewijzen afgegeven.

2.
De raad van bestuur houdt een register waarin de namen en adressen van alle houders van gewone aandelen op naam en prioriteitsaandelen zijn opgenomen, met de aanduiding van de soort der aandelen.

3.
Iedere houder van een of meer aandelen op naam en ieder die een recht van vruchtgebruik of een pandrecht op een of meer van zulke aandelen heeft, is verplicht aan de vennootschap schriftelijk zijn adres op te geven.

4.
Alle inschrijvingen en aantekeningen in het register worden getekend door een lid van de raad van bestuur.

5.
Op het register is voorts artikel 85, Boek 2 van het Burgerlijk Wetboek van toepassing.

6.
Uittreksels uit het register zijn niet verhandelbaar.

3

HOOFDSTUK IV
Uitgifte van aandelen.

Artikel 7. Bevoegd orgaan.

1.
Uitgifte van aandelen geschiedt ingevolge een besluit van de raad van bestuur. Het besluit is onderworpen aan de goedkeuring van raad van commissarissen en de Prioriteit. Deze bevoegdheid van de raad van bestuur betreft alle nog niet uitgegeven aandelen van het maatschappelijk kapitaal, zoals dit luidt of te eniger tijd zal luiden. De duur van deze bevoegdheid wordt vastgesteld bij besluit van de algemene vergadering en bedraagt ten hoogste vijf jaren, onverminderd het bepaalde in artikel 46.

2.
De aanwijzing van de raad van bestuur als het tot uitgifte bevoegd orgaan kan bij de statuten of bij besluit van de algemene vergadering telkens voor niet langer dan vijf jaren worden verlengd. Het besluit van de algemene vergadering is onderworpen aan de goedkeuring van zowel de raad van commissarissen als de Prioriteit. Bij deze aanwijzing wordt bepaald hoeveel aandelen mogen worden uitgegeven. Een bij besluit van de algemene vergadering gegeven aanwijzing kan, tenzij bij de aanwijzing anders is bepaald, niet worden ingetrokken.

3.
Eindigt de bevoegdheid van de raad van bestuur, dan vindt uitgifte van aandelen voortaan plaats krachtens besluit van de algemene vergadering, behoudens aanwijzing van een ander vennootschapsorgaan door de algemene vergadering. Het besluit van de algemene vergadering is onderworpen aan de goedkeuring van zowel de raad van commissarissen als de Prioriteit.

4.
Het bepaalde in de leden 1 tot en met 3 is van overeenkomstige toepassing op het verlenen van rechten tot het nemen van aandelen, maar is niet van toepassing op het uitgeven van aandelen aan iemand die een voordien reeds verkregen recht tot het nemen van aandelen uitoefent.

5.
Op uitgifte van aandelen en op het verlenen van rechten tot het nemen van aandelen is voorts artikel 96, Boek 2 van het Burgerlijk Wetboek van toepassing.

Artikel 8. Voorwaarden van uitgifte. Voorkeursrecht.

1.
Bij het besluit tot uitgifte van aandelen worden de koers en de verdere voorwaarden van uitgifte bepaald. De uitgiftekoers van de aandelen mag, behoudens het bepaalde in artikel 80 lid 2, Boek 2 van het Burgerlijk Wetboek niet lager dan pari zijn.

2.
Iedere houder van gewone aandelen heeft bij uitgifte van gewone aandelen een voorkeursrecht overeenkomstig artikel 96a, Boek 2 van het Burgerlijk Wetboek. Hetzelfde geldt voor het verlenen van rechten tot het nemen van gewone aandelen.

3.
Het voorkeursrecht kan worden beperkt of uitgesloten ingevolge een besluit van de raad van bestuur. Het besluit is onderworpen aan de goedkeuring van zowel de raad van commissarissen als de prioriteit. De bevoegdheid van de raad van bestuur daartoe eindigt op het tijdstip dat de bevoegdheid van de raad van bestuur tot uitgifte van aandelen eindigt.

        De leden 1 tot en met 3 van artikel 7 zijn van overeenkomstige toepassing.

4.
Op de voorwaarden van uitgifte en op het voorkeursrecht zijn voorts de artikelen 96a en 97, Boek 2 van het Burgerlijk Wetboek van toepassing.

Artikel 9. Storting op aandelen.

1.
Bij het nemen van elk aandeel moet daarop het gehele nominale bedrag worden gestort, alsmede, indien het aandeel voor een hoger bedrag wordt genomen, het verschil tussen die bedragen, onverminderd het bepaalde in artikel 80 lid 2, Boek 2 van het Burgerlijk Wetboek.

2.
Storting op aandelen moet in geld geschieden voor zover niet een andere inbreng is overeengekomen.

4

3.
De raad van bestuur is bevoegd tot het aangaan van rechtshandelingen betreffende inbreng op gewone aandelen anders dan in geld, en van de andere rechtshandelingen genoemd in artikel 94 lid 1, Boek 2 van het Burgerlijk Wetboek, zonder voorafgaande goedkeuring van de algemene vergadering. Het besluit tot het aangaan van deze rechtshandelingen behoeft de goedkeuring van de raad van commissarissen.

4.
Op storting op aandelen en inbreng anders dan in geld zijn voorts de artikelen 80, 80a, 80b en 94b, Boek 2 van het Burgerlijk Wetboek van toepassing.

HOOFDSTUK V
Eigen aandelen en certificaten daarvan.

Artikel 10.

1.
De vennootschap mag volgestorte eigen aandelen of certificaten daarvan verkrijgen, doch slechts om niet of indien:

a.
het uitkeerbaar deel van het eigen vermogen ten minste gelijk is aan de verkrijgingsprijs, en

b.
het nominale bedrag van de aandelen in haar kapitaal of certificaten daarvan die de vennootschap verkrijgt, houdt of in pand houdt of die worden gehouden door een dochtermaatschappij, niet meer beloopt dan een tiende van het geplaatste kapitaal.

2.
Verkrijging anders dan om niet kan slechts plaatsvinden indien de algemene vergadering de raad van bestuur daartoe heeft gemachtigd. Deze machtiging geldt voor ten hoogste achttien maanden. De algemene vergadering moet in de machtiging bepalen hoeveel aandelen of certificaten daarvan mogen worden verkregen, hoe zij mogen worden verkregen en tussen welke grenzen de prijs moet liggen.

3.
De vennootschap kan eigen aandelen of certificaten daarvan verkrijgen om deze krachtens een voor hen geldende regeling over te dragen aan werknemers in dienst van de vennootschap of van een groepsmaatschappij.

4.
Verkrijging of vervreemding van eigen aandelen geschiedt krachtens besluit van de raad van bestuur. Zulk een besluit is onderworpen aan de goedkeuring van de raad van commissarissen en de Prioriteit, onverminderd het bepaalde in lid 2.

5.
Op eigen aandelen of certificaten daarvan zijn voorts de artikelen 89a, 95, 98, 98a, 98b, 98c, 98d en 118, Boek 2 van het Burgerlijk Wetboek van toepassing.

HOOFDSTUK VI
Kapitaalvermindering.

Artikel 11.

1.
De algemene vergadering kan, doch niet dan op voorstel van de raad van bestuur dat is goedgekeurd door de raad van commissarissen, besluiten tot vermindering van het geplaatste kapitaal:

a.
door intrekking van aandelen; of

b.
door het bedrag van aandelen bij statutenwijziging te verminderen.

  In een besluit van de algemene vergadering tot kapitaalvermindering moeten de aandelen waarop het besluit betrekking heeft worden aangewezen en moet de uitvoering van het besluit zijn geregeld.

2.
Een besluit tot intrekking kan slechts betreffen:

a.
aandelen die de vennootschap zelf houdt of waarvan zij de certificaten houdt; of

5

  b.
  alle prioriteitsaandelen, alle gewone aandelen A of alle gewone aandelen C, in alle gevallen met instemming van de vergadering van houders van de desbetreffende soort aandelen en met terugbetaling.

3.
Gedeeltelijke terugbetaling op aandelen of ontheffing van de verplichting tot storting is slechts mogelijk ter uitvoering van een besluit tot vermindering van het bedrag van de aandelen. Zulk een terugbetaling of ontheffing moet geschieden:

a.
ten aanzien van alle aandelen; of

b.
ten aanzien van hetzij de prioriteitsaandelen, hetzij de gewone aandelen A of de gewone aandelen C, in alle gevallen met instemming van de vergadering van houders van de betreffende soort aandelen.

HOOFDSTUK VII
Levering van aandelen op naam. Beperkte rechten.

Artikel 12.

1.
Voor de levering van een aandeel op naam of de levering van een beperkt recht daarop zijn vereist een daartoe bestemde akte alsmede, behoudens in het geval dat de vennootschap zelf bij die rechtshandeling partij is, schriftelijke erkenning door de vennootschap van de levering.

  De erkenning geschiedt in de akte, of door een gedagtekende verklaring houdende de erkenning op de akte of op een notarieel of door de vervreemder gewaarmerkt afschrift of uittreksel daarvan. Met de erkenning staat gelijk de betekening van die akte of dat afschrift of uittreksel aan de vennootschap.

2.
Een pandrecht kan ook worden gevestigd zonder erkenning door of betekening aan de vennootschap. Alsdan is artikel 239, Boek 3 van het Burgerlijk Wetboek van overeenkomstige toepassing, waarbij erkenning door of betekening aan de vennootschap in de plaats treedt van de in lid 3 van dat artikel bedoelde mededeling.

3.
De erkenning wordt getekend door een lid van de raad van bestuur.

4.
Het bepaalde in de leden 1 en 3 vindt overeenkomstige toepassing op de toedeling van aandelen op naam bij verdeling van enige gemeenschap.

5.
De aandeelhouder heeft het stemrecht op een aandeel waarop een vruchtgebruik of een pandrecht is gevestigd. Echter komt het stemrecht toe aan de vruchtgebruiker of de pandhouder indien zulks bij de vestiging van het vruchtgebruik of het pandrecht is bepaald. De aandeelhouder die geen stemrecht heeft en de vruchtgebruiker of pandhouder die stemrecht heeft, hebben de rechten die door de wet zijn toegekend aan houders van met medewerking van een vennootschap uitgegeven certificaten van haar aandelen. Aan de vruchtgebruiker of pandhouder die geen stemrecht heeft, komen de in de vorige zin bedoelde rechten niet toe.

6.
Aan de aandeelhouder komen toe de uit het aandeel waarop een vruchtgebruik is gevestigd, voortspruitende rechten, strekkende tot het verkrijgen van aandelen, met dien verstande dat hij de waarde van deze rechten moet vergoeden aan de vruchtgebruiker voorzover deze daarop krachtens zijn recht van vruchtgebruik aanspraak heeft.

Artikel 13. Overdracht van prioriteitsaandelen.

1.
Een prioriteitsaandeel kan worden overgedragen aan de vennootschap.

2.
Iedere andere overdracht dan die aan de vennootschap kan slechts geschieden met goedkeuring van de raad van bestuur en van de raad van commissarissen.

3.
De overdracht moet plaats vinden binnen drie maanden nadat de goedkeuring is verleend. De goedkeuring wordt geacht te zijn verleend indien de raad van bestuur en de raad van commissarissen

6

  niet gelijktijdig met de weigering van de goedkeuring aan de verzoeker opgaaf doen van een of meer gegadigden die bereid zijn het prioriteitsaandeel casu quo de prioriteitsaandelen tegen contante betaling te kopen. De vennootschap kan als gegadigde worden aangewezen.

4.
De overdracht van een prioriteitsaandeel aan de vennootschap of een andere volgens lid 3 aangewezen gegadigde geschiedt tegen een koopprijs gelijk aan de nominale waarde van het prioriteitsaandeel.

5.
Bij overdracht van een prioriteitsaandeel zonder goedkeuring van de raad van bestuur en de raad van commissarissen vervallen de rechten die in de statuten aan de houder van het aandeel als zodanig zijn toegekend.

HOOFDSTUK VIII
Bestuur.

Artikel 14. Raad van bestuur.

1.
Het bestuur van de vennootschap wordt gevormd door een raad van bestuur, bestaande uit één of meer leden.

2.
Het aantal leden van de raad van bestuur wordt, met inachtneming van genoemd minimum, vastgesteld door de raad van commissarissen.

3.
Indien het bestuur uit meer dan één lid bestaat, kan één van de leden door de raad van commissarissen tot president-directeur worden benoemd en kan één van de leden door de raad van commissarissen tot Chief Executive Officer worden benoemd. Beide hoedanigheden kunnen in één lid worden verenigd.

Artikel 15. Benoeming.

1.
De leden van de raad van bestuur worden benoemd door de algemene vergadering uit een voordracht op te maken door de Prioriteit.

2.
De voordracht is bindend indien deze de namen van ten minste twee personen bevat. De algemene vergadering kan echter aan de voordracht steeds het bindend karakter ontnemen bij een besluit genomen met een meerderheid van ten minste twee derden van de uitgebrachte stemmen die meer dan de helft van het geplaatste kapitaal vertegenwoordigen.

3.
De algemene vergadering is vrij in de benoeming indien de Prioriteit niet binnen drie maanden na het ontstaan van de vacature een voordracht heeft opgemaakt.

4.
Indien de Prioriteit een niet-bindende voordracht heeft opgesteld, kan de algemene vergadering uitsluitend in afwijking van de voordracht een lid van de raad van bestuur benoemen bij besluit genomen met een meerderheid van ten minste twee derden van de uitgebrachte stemmen, vertegenwoordigend meer dan vijftig procent van het geplaatste aandelenkapitaal.

Artikel 16. Schorsing en ontslag.

1.
Ieder lid van de raad van bestuur kan te allen tijde door de algemene vergadering worden geschorst of ontslagen.

2.
Tot een schorsing of ontslag anders dan op voorstel van de Prioriteit kan de algemene vergadering slechts besluiten met een meerderheid van ten minste twee derden der uitgebrachte stemmen die meer dan de helft van het geplaatste kapitaal vertegenwoordigen.

3.
Ieder lid van de raad van bestuur kan te allen tijde door de raad van commissarissen worden geschorst.

7

  Een hiertoe strekkend besluit van de raad van commissarissen kan slechts worden genomen met een meerderheid van twee derden van de stemmen uitgebracht in een vergadering waarin ten minste de helft van het aantal commissarissen aanwezig of vertegenwoordigd is.

  De schorsing kan te allen tijde door de algemene vergadering worden opgeheven.

4.
Elke schorsing kan één of meer malen worden verlengd, doch in totaal niet langer duren dan drie maanden. Is na verloop van die tijd geen beslissing genomen omtrent de opheffing van de schorsing of ontslag, dan eindigt de schorsing.

Artikel 17. Bezoldiging.

De bezoldiging en de verdere arbeidsvoorwaarden van ieder lid van de raad van bestuur worden vastgesteld door de raad van commissarissen.

Artikel 18. Bestuurstaak. Besluitvorming. Taakverdeling.

1.
Behoudens de beperkingen volgens de statuten is de raad van bestuur belast met het besturen van de vennootschap.

2.
De raad van bestuur zal een reglement vaststellen, waarbij regels worden gegeven omtrent de besluitvorming van de raad van bestuur. Het reglement behoeft de goedkeuring van de raad van commissarissen.

3.
De raad van bestuur kan bij een taakverdeling bepalen met welke taak elk lid van de raad van bestuur meer in het bijzonder zal zijn belast. De taakverdeling behoeft de goedkeuring van de raad van commissarissen.

4.
De raad van bestuur kan functionarissen benoemen aan wie bepaalde van haar taken worden opgedragen. Zodanige opdracht laat de uiteindelijke verantwoordelijkheid van de raad van bestuur voor deze taken onverlet.

Artikel 19. Vertegenwoordiging.

1.
De raad van bestuur vertegenwoordigt de vennootschap. De bevoegdheid tot vertegenwoordiging komt mede toe aan twee gezamenlijk handelende leden van de raad van bestuur.

  De raad van bestuur kan aan één of meer van haar leden volmacht verlenen tot vertegenwoordiging van de vennootschap, zulks met inachtneming van de beperkingen in de volmacht gesteld.

2.
Ingeval van een tegenstrijdig belang tussen de vennootschap en een lid van de raad van bestuur wordt de vennootschap vertegenwoordigd door het lid van de raad van bestuur of het lid van de raad van commissarissen dat de raad van commissarissen daartoe aanwijst.

Artikel 20. Goedkeuring van besluiten van de raad van bestuur.

1.
Onverminderd het elders in de statuten dienaangaande bepaalde, zijn aan de goedkeuring van de raad van commissarissen onderworpen besluiten van de raad van bestuur omtrent:

a.
rechtstreekse of middellijke deelneming in het kapitaal van een andere onderneming en het wijzigen van het percentage van de omvang van zodanige deelneming;

b.
het verkrijgen of vervreemden van vaste activa met een hogere waarde dan vastgesteld door de raad van commissarissen;

c.
het verstrekken van garanties voor een hoger bedrag dan vastgesteld door de raad van commissarissen;

d.
het verrichten van rechtshandelingen welke een door de raad van commissarissen vastgesteld bedrag te boven gaan, waarbij meerdere rechtshandelingen betreffende een transactie in deze beschouwd worden één rechtshandeling te zijn;

8

  e.
  zodanige andere handelingen van het bestuur als de raad van commissarissen zal vaststellen en schriftelijk aan het bestuur zal mededelen.

2.
De Prioriteit is bevoegd om, na overleg van de raad van commissarissen, besluiten van de raad van bestuur aan het vereiste van haar voorafgaande goedkeuring te onderwerpen. Zodanige besluiten zullen eenduidig omschreven schriftelijk aan de raad van bestuur worden medegedeeld.

3.
Het ontbreken van de goedkeuring van de raad van commissarissen of de Prioriteit op een besluit als bedoeld in dit artikel tast de vertegenwoordigingsbevoegdheid van de raad van bestuur en de leden daarvan niet aan.

Artikel 21. Ontstentenis of belet.

Ingeval van ontstentenis of belet van een lid van de raad van bestuur zijn de andere leden of is het andere lid van de raad van bestuur tijdelijk met het bestuur van de vennootschap belast. Ingeval van ontstentenis of belet van alle leden of van het enige lid van de raad van bestuur is de raad van commissarissen tijdelijk met het bestuur van de vennootschap belast, met de bevoegdheid het bestuur der vennootschap tijdelijk aan één of meer personen, al dan niet uit zijn midden, op te dragen.

HOOFDSTUK IX
Raad van commissarissen.

Artikel 22. Aantal leden.

1.
De vennootschap heeft een raad van commissarissen. Alleen natuurlijke personen kunnen lid van de raad van commissarissen zijn. Het aantal leden van de raad bedraagt ten minste drie.

2.
Met inachtneming van dit minimum wordt het aantal leden vastgesteld door de raad van commissarissen.

3.
Bedraagt het aantal commissarissen in functie minder dan drie, dan blijft de raad van commissarissen een bevoegd college vormen, doch hij is verplicht onverwijld maatregelen te treffen ter voorziening in de ontbrekende plaats of plaatsen.

Artikel 23. Benoeming.

1.
De leden van de raad van commissarissen worden benoemd door de algemene vergadering uit een voordracht op te maken door de Prioriteit.

2.
Het bepaalde in de leden 2, 3 en 4 van artikel 15 is op de benoeming van commissarissen van overeenkomstige toepassing.

  In afwijking van het in lid 1 en hiervoor in dit lid 2 bepaalde, kan één lid van de raad van commissarissen worden benoemd door Philips Electronics N.V.

3.
Bij een voordracht tot benoeming van een commissaris worden van de kandidaat meegedeeld zijn leeftijd, zijn beroep, het bedrag aan door hem gehouden aandelen in het kapitaal der vennootschap en de betrekkingen die hij bekleedt of die hij heeft bekleed, voorzover die van belang zijn in verband met de vervulling van de taak van een commissaris. Tevens wordt vermeld aan welke rechtspersonen hij reeds als commissaris is verbonden; indien zich daaronder rechtspersonen bevinden die tot een zelfde groep behoren, kan met de aanduiding van die groep worden volstaan. De voordracht wordt met redenen omkleed.

Artikel 24. Schorsing en ontslag. Aftreding.

1.
Ieder lid van de raad van commissarissen kan te allen tijde door de algemene vergadering worden geschorst of ontslagen.

9

2.
Het bepaalde in de leden 2 en 4 van artikel 16 is van overeenkomstige toepassing op de schorsing en het ontslag van commissarissen.

  In afwijking van het in lid 1 en het hiervoor in dit lid 2 bepaalde, kan een commissaris benoemd door Philips Electronics N.V. uitsluitend worden geschorst en ontslagen door Philips Electronics N.V.

3.
De commissarissen, behoudens een commissaris benoemd door Philips Electronics N.V., treden periodiek af, volgens een door de raad van commissarissen vast te stellen rooster. Elke aldus aftredende commissaris kan zolang hij de leeftijdsgrens niet heeft bereikt worden herbenoemd.

Artikel 25. Bezoldiging.

De bezoldiging van ieder lid van de raad van commissarissen wordt vastgesteld door de algemene vergadering.

Artikel 26. Taak en bevoegdheden.

1.
De raad van commissarissen heeft tot taak toezicht te houden op het beleid van het bestuur en op de algemene gang van zaken in de vennootschap en de met haar verbonden onderneming. Hij staat de raad van bestuur met raad terzijde. Bij de vervulling van hun taak richten de commissarissen zich naar het belang van de vennootschap en de met haar verbonden onderneming.

2.
De raad van bestuur verschaft de raad van commissarissen tijdig de voor de uitoefening van de taak van de raad van commissarissen noodzakelijke gegevens.

3.
De raad van commissarissen heeft toegang tot de gebouwen en terreinen van de vennootschap en is bevoegd de boeken en bescheiden van de vennootschap in te zien. De raad van commissarissen kan één of meer personen uit zijn midden of een deskundige aanwijzen om deze bevoegdheden uit te oefenen. De raad van commissarissen kan zich ook overigens door deskundigen laten bijstaan.

4.
De raad van commissarissen kan uit zijn midden een gedelegeerd commissaris aanwijzen die meer in het bijzonder is belast met het dagelijks contact met en een meer regelmatig toezicht op het bestuur in alle zaken de vennootschap betreffende.

  De raad van commissarissen kan voorts onder zijn verantwoordelijkheid bepaalde aan hem toekomende bevoegdheden delegeren aan die gedelegeerd commissaris. De raad van commissarissen kan tevens uit zijn midden één of meer plaatsvervangende gedelegeerd commissarissen benoemen om bij ontstentenis of verhindering van een gedelegeerd commissaris deze te vervangen.

  De raad van bestuur pleegt in belangrijke aangelegenheden zoveel mogelijk overleg met de gedelegeerd commissaris en wint diens advies in wanneer de raad van bestuur zulks nodig acht.

Artikel 27. Werkwijze en besluitvorming.

1.
De raad van commissarissen benoemt uit zijn midden een voorzitter en een plaatsvervangend voorzitter, die eerstgenoemde bij diens afwezigheid vervangt. Hij benoemt al dan niet uit zijn midden een secretaris en treft een regeling voor diens vervanging.

2.
Bij afwezigheid van de voorzitter en de plaatsvervangend voorzitter in een vergadering wijst de vergadering zelf een voorzitter aan.

3.
De raad van commissarissen vergadert telkenmale wanneer de voorzitter of twee andere commissarissen, dan wel de raad van bestuur zulks nodig acht.

4.
Van het verhandelde in de vergadering van de raad van commissarissen worden notulen gehouden door de secretaris. De notulen worden in dezelfde vergadering of in een volgende vergadering van de raad van commissarissen vastgesteld en ten blijke daarvan door de voorzitter en de secretaris ondertekend.

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5.
Alle besluiten van de raad van commissarissen worden genomen met volstrekte meerderheid van de uitgebrachte stemmen voor zover in deze statuten niet anders is bepaald.

6.
De raad van commissarissen kan in een vergadering alleen geldige besluiten nemen indien de meerderheid van de commissarissen ter vergadering aanwezig of vertegenwoordigd is.

7.
Een commissaris kan zich door een medecommissaris bij schriftelijke volmacht doen vertegenwoordigen. Onder schriftelijke volmacht wordt verstaan elke via gangbare communicatiekanalen overgebrachte en op schrift ontvangen volmacht. Een commissaris kan voor niet meer dan één medecommissaris als gevolmachtigde optreden.

8.
De raad van commissarissen kan ook buiten vergadering besluiten nemen, mits het desbetreffende voorstel aan alle commissarissen is voorgelegd en geen hunner zich tegen deze wijze van besluitvorming heeft verzet.

  Van een aldus genomen besluit wordt onder bijvoeging van de ingekomen antwoorden door de secretaris een relaas opgemaakt dat door de voorzitter en de secretaris wordt ondertekend.

9.
De raad van commissarissen vergadert tezamen met de raad van bestuur zo dikwijls de raad van commissarissen of de raad van bestuur zulks nodig acht.

Artikel 28. Vrijwaring. beperking aansprakelijkheid.

1.
De vennootschap stelt iedere persoon die lid van de raad van bestuur of commissaris van de vennootschap is of was en vanwege het feit dat hij commissaris, lid van de raad van bestuur, functionaris, werknemer, of gevolmachtigde van de vennootschap is of was, of die op verzoek van de vennootschap als commissaris, directeur, functionaris, director, werknemer, trustee of gevolmachtigde van een andere - al dan niet rechtspersoonlijkheid bezittende - vennootschap, maatschap, joint venture, trust of andere onderneming of entiteit optreedt, met inbegrip van door de vennootschap geïnitieerde of ondersteunde employee benefit regelingen of benefit regelingen voor werknemers van haar groepsmaatschappijen of adviseurs of optrad, als partij betrokken was of is of als partij betrokken dreigt te worden bij een op handen zijnde, aanhangige of beëindigde actie of procedure van civielrechtelijke, strafrechtelijke of administratiefrechtelijke aard dan wel ter verkrijging van gegevens (anders dan een actie door of namens de vennootschap) schadeloos voor alle kosten (advocatenhonoraria inbegrepen), uitspraken, boetes en ter schikking betaalde bedragen, die hij in werkelijkheid en redelijkerwijze heeft moeten dragen in verband met een dergelijke actie of procedure, indien hij te goeder trouw en op een wijze die hij redelijkerwijs beschouwde in het belang van of niet tegen de belangen van de vennootschap te zijn, heeft gehandeld, en hij, voor wat betreft een strafzaak of -procedure, geen goede redenen had aan te nemen dat zijn gedrag onrechtmatig was. Het beëindigen van een actie of procedure door een uitspraak, bevel, schikking, veroordeling of het niet voeren van verweer of iets dat daarmee gelijk staat, brengt op zichzelf niet het vermoeden met zich mee dat de desbetreffende persoon niet te goeder trouw en niet op een wijze die hij redelijkerwijs kon beschouwen in het belang van of niet tegen de belangen van de vennootschap te zijn, heeft gehandeld en dat hij, voor wat betreft een strafzaak of -procedure, goede redenen had aan te nemen dat zijn gedrag onrechtmatig was.

2.
De vennootschap stelt iedere persoon die lid van de raad van bestuur of commissaris van de vennootschap is of was en vanwege het feit dat hij commissaris, lid van de raad van bestuur, functionaris, werknemer of gevolmachtigde van de vennootschap is of was, of die op verzoek van de vennootschap als commissaris, directeur, functionaris, director, werknemer, trustee of gevolmachtigde van een andere - al dan niet rechtspersoonlijkheid bezittende - vennootschap, maatschap, joint venture, trust of andere onderneming of entiteit, met inbegrip van door de vennootschap geïnitieerde of ondersteunde employee benefit regelingen of benefit regelingen voor werknemers van haar groepsmaatschappijen of adviseurs, optreedt of optrad, als partij betrokken was of is of als partij betrokken dreigt te worden bij een op handen zijnde, aanhangige of beëindigde actie of procedure,

11

  aanhangig gemaakt door of namens de vennootschap teneinde een uitspraak in haar voordeel te verkrijgen, schadeloos voor alle kosten (advocatenhonoraria inbegrepen), uitspraken, boetes en ter schikking betaalde bedragen, die hij in werkelijkheid en redelijkerwijze heeft moeten dragen in verband met een dergelijke actie of procedure, indien hij te goeder trouw en op een wijze die hij redelijkerwijs kon beschouwen in het belang van of niet tegen de belangen van de vennootschap te zijn, heeft gehandeld, behalve dat geen schadeloosstelling zal plaatsvinden met betrekking tot een vordering, geschil of zaak ten aanzien waarvan deze persoon volgens de uitspraak aansprakelijk is wegens grove nalatigheid of opzettelijk tekortschieten in het uitoefenen van zijn taak jegens de vennootschap, tenzij en slechts voorzover de rechter waarvoor deze actie of procedure heeft gediend of een andere daartoe bevoegde rechter op verzoek beslist dat, ondanks het feit dat de persoon aansprakelijk bevonden is, hij toch, alle omstandigheden van het geval in aanmerking genomen, billijker- en redelijkerwijs recht heeft op schadeloosstelling voor die kosten die de rechter, waarvoor de actie of de procedure gediend heeft, of die andere bevoegde rechter, juist acht.

3.
Voorzover een commissaris of lid van de raad van bestuur van de vennootschap succes heeft gehad met het gevoerde verweer of anderszins met de verdediging van een actie of procedure bedoeld in de leden 1 en 2, of met de verdediging van een vordering, geschil of zaak daarin vervat, wordt hij schadeloos gesteld voor de door hem in verband daarmee in werkelijkheid en redelijkerwijs gemaakte kosten (advocatenhonoraria inbegrepen).

4.
Een schadeloosstelling door de vennootschap bedoeld in de leden 1 en 2 geschiedt (tenzij door een rechter bevolen) na een vaststelling dat schadeloosstelling van de commissaris of het lid van de raad van bestuur onder de omstandigheden juist is, omdat hij voldaan had aan de van toepassing zijnde gedragsnorm genoemd in de leden 1 en 2 van dit artikel 28. Niettegenstaande het bepaalde in artikel 27, geschiedt deze vaststelling:

a.
bij een besluit van de raad van commissarissen genomen met een meerderheid van de commissarissen die geen partij waren bij de actie of procedure, zelfs indien dit besluit is genomen in een vergadering waarin de aanwezige of vertegenwoordigde commissarissen minder dan de meerderheid van de in functie zijnde commissarissen uitmaken.

b.
indien er geen commissarissen zijn die geen partij zijn bij een dergelijke actie of procedure, of indien de commissarissen die geen partij zijn bij een dergelijke actie of procedure dit besluiten, door een onafhankelijke juridisch adviseur in een schriftelijke opinie; of

c.
door de algemene vergadering van aandeelhouders.

5.
Kosten (advocatenhonoraria daaronder begrepen) gemaakt voor het voeren van verweer in een civielrechtelijke of strafrechtelijke actie of procedure kunnen door de vennootschap worden voorgeschoten in afwachting van de einduitspraak in de actie of procedure en wel na ontvangst van een toezegging door of namens de commissaris of het lid van de raad van bestuur, om dit bedrag terug te betalen, indien uiteindelijk vastgesteld wordt dat hij niet het recht heeft door de vennootschap schadeloos gesteld te worden zoals in dit artikel bepaald. Dergelijke kosten gemaakt door functionarissen, werknemers of gevolmachtigden kunnen worden betaalt onder de voorwaarden en bedingen als de raad van commissarissen zal besluiten.

6.
De schadeloosstelling of vergoeding van kosten voorzien in dit artikel wordt niet geacht enig ander recht uit te sluiten dan degene die schadeloosstelling tracht te verkrijgen zou kunnen toekomen krachtens Nederlands recht zoals dit op enig moment zal luiden, een reglement, overeenkomst, besluit van de algemene vergadering van aandeelhouders of van de niet-belanghebbende leden van de raad van commissarissen of anderszins, zowel met betrekking tot handelingen in hoedanigheid als met betrekking tot handelingen in een andere hoedanigheid, terwijl hij een voornoemde hoedanigheid bekleedt, en zal blijven gelden voor een persoon die geen commissaris, directeur, functionaris, director, werknemer, trustee of gevolmachtigde meer is en zal ook ten goede komen aan de

12

  erfgenamen, uitvoerders van de uiterste wilsbeschikking en beheerders van de nalatenschap van een dergelijk persoon. De vennootschap kan, in zoverre als de raad van commissarissen van tijd tot tijd zal aangeven, rechten tot schadeloosstelling en vergoeding van kosten toekennen aan functionarissen, werknemers en gevolmachtigden van de vennootschap overeenkomstig het in dit artikel ten aanzien van schadeloosstelling en vergoeding van kosten van de directeuren en commissarissen bepaalde.

7.
De vennootschap kan, in zoverre als de raad van commissarissen van tijd tot tijd zal bepalen, verzekeringen aan gaan en aan houden ten behoeve van iedere persoon die commissaris, lid van de raad van bestuur, functionaris, werknemer, of gevolmachtigde van de vennootschap is of was, of die op verzoek van de vennootschap als commissaris, directeur, functionaris, director, werknemer, trustee of gevolmachtigde van een andere - al dan niet rechtspersoonlijkheid bezittende - vennootschap, maatschap, joint venture, trust of andere onderneming of entiteit optreedt of optrad, ter dekking van iedere aansprakelijkheid die tegen hem is ingebracht en die hij moest dragen in zijn hoedanigheid, of die het gevolg is van zijn hoedanigheid als zodanig, ongeacht of de vennootschap bevoegd zou zijn hem krachtens de bepalingen van dit artikel voor deze aansprakelijkheid schadeloos te stellen of niet.

8.
Wanneer in dit artikel sprake is van de vennootschap wordt hieronder, behalve de ontstane of overblijvende vennootschap, ook begrepen iedere constituerende vennootschap (met inbegrip van iedere constituerende vennootschap van een constituerende vennootschap) die opgegaan is bij een consolidatie of fusie en die, indien zij afzonderlijk had voortbestaan, bevoegd zou zijn geweest de commissarissen, directeuren, functionarissen, werknemers en gevolmachtigden schadeloos te stellen, zodat iedere persoon die commissaris, directeur, functionaris of gevolmachtigde van een dergelijke constituerende vennootschap is of was, of die op verzoek van een dergelijke constituerende vennootschap als commissaris, directeur, functionaris, director, werknemer, trustee of gevolmachtigde van een andere - al dan niet rechtspersoonlijkheid bezittende - vennootschap, maatschap, joint venture, trust of andere onderneming of entiteit optreedt of optrad, ten aanzien van de ontstane of overblijvende vennootschap dezelfde positie inneemt krachtens het in dit artikel bepaalde als hij zou hebben ingenomen ten aanzien van een dergelijke constituerende vennootschap indien zij afzonderlijk was blijven voortbestaan.

9.
Een persoon zal niet persoonlijk aansprakelijk zijn tegenover de vennootschap dan wel haar aandeelhouders voor financiële schade uit hoofde van tekortkoming in de verplichtingen als commissaris of directeur, echter met dien verstande dat het hiervoor bepaalde niet leidt tot uitsluiting of beperking van de aansprakelijkheid van een commissaris of directeur (1) voor enige tekortkoming in de verplichtingen van de betrokken persoon tot loyaliteit ten opzichte van de vennootschap of haar aandeelhouders; (2) voor handelen of nalaten, anders dan in redelijkheid en billijkheid, welke leiden tot opzettelijke misdragingen, dan wel bewust handelen in strijd met de wet; (3) voor elke transactie waaruit voor de betrokken persoon een onrechtmatig persoonlijk voordeel voortvloeit, of (4) voor persoonlijke aansprakelijkheid welke voortvloeit uit Nederlands recht zoals dit op enig moment luidt. Een wijziging, of verwijdering van dit artikel 28 zal niet enig bestaand recht op enige bescherming van enige persoon gerechtigd tot schadeloosstelling of vergoeding van kosten uit hoofde van dit artikel 28 negatief beïnvloeden.

HOOFDSTUK X
Jaarrekening en jaarverslag. Winst.

Artikel 29. Boekjaar. Jaarrekening en jaarverslag.

1.
Het boekjaar valt samen met het kalenderjaar.

2.
Jaarlijks, binnen vijf maanden na afloop van het boekjaar, behoudens verlenging van deze termijn met ten hoogste zes maanden door de algemene vergadering op grond van bijzondere omstandigheden, maakt de raad van bestuur een jaarrekening op en legt deze voor de aandeelhouders ter inzage ten kantore van de vennootschap. Binnen deze termijn legt de raad van bestuur ook het jaarverslag over.

13

3.
Binnen de in lid 2 genoemde termijn legt de raad van bestuur de opgemaakte jaarrekening tezamen met het jaarverslag over aan de raad van commissarissen.

4.
De raad van commissarissen brengt omtrent de jaarrekening preadvies uit aan de algemene vergadering.

5.
Op de jaarrekening en het jaarverslag zijn voorts de artikelen 101, 102 en 103 en Titel 9, Boek 2 van het Burgerlijk Wetboek van toepassing.

Artikel 30. Vaststelling.

1.
De jaarrekening wordt vastgesteld door de algemene vergadering.

2.
Een aan de leden van de raad van bestuur voor het bestuur en de leden van de raad van commissarissen voor het toezicht daarop verleende décharge betreft uitsluitend het bestuur voorzover daarvan uit de jaarrekening blijkt.

Artikel 31. Winst. Dividend.

1.
Uit de winst - het positieve saldo van de winst- en verliesrekening - wordt allereerst op de prioriteitsaandelen een dividend uitgekeerd ter grootte van vijf procent (5%) van het nominaal bedrag van deze aandelen.

2.
Vervolgens wordt door de raad van bestuur onder goedkeuring van de raad van commissarissen vastgesteld welk deel van de na toepassing van lid 1 overblijvende winst wordt gereserveerd.

3.
Het daarna overblijvende deel van de winst wordt als dividend uitgekeerd op de gewone aandelen.

4.
Indien in enig jaar een verlies is geleden zal over dat jaar geen dividend worden uitgekeerd. Geen dividend zal in latere jaren worden uitgekeerd tot dat het verliessaldo is gedelgd door verrekening met behaalde winsten. De algemene vergadering kan echter op voorstel van de raad van bestuur dat is goedgekeurd door de raad van commissarissen, besluiten een verliessaldo geheel of ten dele te delgen door verrekening met het uitkeerbaar deel van het eigen vermogen.

5.
De raad van bestuur kan besluiten tot uitkering van interimdividend. Het besluit is onderworpen aan de goedkeuring van de raad van commissarissen.

6.
Op uitkeringen aan aandeelhouders zijn voorts de artikelen 103, 104 en 105, Boek 2 van het Burgerlijk Wetboek van toepassing.

7.
Alle uitkeringen op gewone aandelen, hetzij als (interim)dividend, hetzij anderszins, geschieden op zodanige wijze dat op elk gewoon aandeel een gelijk bedrag of een gelijke waarde wordt uitgekeerd.

Artikel 32. Uitkeringen in aandelen en ten laste van de reserves.

1.
De algemene vergadering kan, op voorstel van de raad van bestuur dat is goedgekeurd door de raad van commissarissen, besluiten dat een uitkering van dividend op gewone aandelen geheel of ten dele plaatsvindt niet in geld, maar in aandelen in de vennootschap.

2.
De raad van bestuur kan, indien de raad van bestuur ingevolge artikel 7 bevoegd is tot uitgifte van de desbetreffende aandelen, besluiten dat een uitkering op gewone aandelen geheel of ten dele plaatsvindt niet in geld, doch in aandelen in de vennootschap. Het daartoe strekkend besluit is onderworpen aan de goedkeuring van de raad van commissarissen.

3.
De algemene vergadering kan, op voorstel van de raad van bestuur, onder goedkeuring van de raad van commissarissen, besluiten tot uitkeringen aan houders van gewone aandelen ten laste van het uitkeerbaar deel van het eigen vermogen. Het bepaalde in lid 1 is van overeenkomstige toepassing. Uitkeringen als bedoeld in het onderhavige lid 3 kunnen slechts geschieden, indien alle overeenkomstig artikel 31 lid 1 verschuldigde bedragen zijn voldaan.

14

4.
In geval van een fusie van een dochtermaatschappij van de vennootschap is de raad van bestuur, indien de raad van bestuur ingevolge artikel 7 bevoegd is tot uitgifte van de desbetreffende aandelen, bevoegd om aandelen uit te geven ten laste van één of meer reserves van de vennootschap, die niet krachtens de wet of deze statuten moeten worden aangehouden. Het daartoe strekkend besluit is onderworpen aan de goedkeuring van de raad van commissarissen.

Artikel 33. Betaalbaarstelling.

Dividenden en andere uitkeringen zijn betaalbaar uiterlijk veertien dagen na vaststelling ervan. De betaalbaarstelling wordt aangekondigd overeenkomstig artikel 43.

HOOFDSTUK XI
Algemene vergaderingen van aandeelhouders.

Artikel 34. Jaarvergadering.

1.
Jaarlijks, binnen zes maanden na afloop van het boekjaar wordt de jaarvergadering gehouden.

2.
De agenda van die vergadering vermeldt onder meer de volgende punten:

a.
het jaarverslag;

b.
vaststelling van de jaarrekening;

c.
décharge van de leden van de raad van bestuur en de leden van de raad van commissarissen;

d.
voorziening in eventuele vacatures;

e.
eventuele andere voorstellen door de raad van commissarissen of de raad van bestuur aan de orde gesteld, zoals voorstellen tot aanwijzing van een orgaan bevoegd om tot uitgifte van aandelen of tot verlening van rechten tot het nemen van aandelen te besluiten of tot verlening van machtiging aan de raad van bestuur tot het bewerkstelligen van de verkrijging door de vennootschap van eigen aandelen of certificaten daarvan.

Artikel 35. Andere vergaderingen.

Andere algemene vergaderingen van aandeelhouders worden gehouden zo dikwijls de raad van bestuur of de raad van commissarissen zulks noodzakelijk acht, onverminderd het bepaalde in de artikelen 110, 111 en 112, Boek 2 van het Burgerlijk Wetboek.

Artikel 36. Oproeping. Agenda.

1.
De algemene vergaderingen van aandeelhouders worden door de raad van commissarissen, de raad van bestuur of de Prioriteit bijeengeroepen.

2.
De oproeping geschiedt niet later dan op de vijftiende dag vóór die van de vergadering.

3.
Bij de oproeping worden de te behandelen onderwerpen vermeld of wordt meegedeeld dat de aandeelhouders er van kunnen kennis nemen ten kantore van de vennootschap, onverminderd het bepaalde in artikel 44 lid 2 van de statuten en artikel 99 lid 7, Boek 2 van het Burgerlijk Wetboek.

4.
In de oproeping wordt melding gemaakt van het vereiste voor toegang tot de vergadering als omschreven in artikel 40.

5.
De oproeping geschiedt op de wijze vermeld in artikel 43.

6.
Onderwerpen die niet bij de oproeping zijn vermeld, kunnen nader worden aangekondigd met inachtneming van de voor oproeping geldende termijn, op de wijze vermeld in artikel 43.

7.
Tenzij in de oproeping de inhoud is opgenomen van alle stukken welke volgens de wet of de statuten voor aandeelhouders in verband met de te houden vergadering ter visie moeten liggen, moeten deze

15

  stukken te Amsterdam bij een in de oproeping aan te wijzen bedrijf toegelaten tot de handel op Euronext Amsterdam N.V. of een ander betaalkantoor als bedoeld in het Fondsenreglement voor aandeelhouders gratis verkrijgbaar worden gesteld.

8.
Onder aandeelhouders zijn in dit artikel begrepen de vruchtgebruikers en pandhouders aan wie het stemrecht op aandelen toekomt.

Artikel 37. Plaats van vergadering.

De algemene vergaderingen van aandeelhouders worden gehouden te Amsterdam, Rotterdam of 's-Gravenhage.

Artikel 38. Voorzitterschap.

1.
De algemene vergaderingen van aandeelhouders worden geleid door de voorzitter van de raad van commissarissen en bij diens afwezigheid door de plaatsvervangend voorzitter van die raad; bij afwezigheid ook van laatstgenoemde wijzen de aanwezige commissarissen uit hun midden een voorzitter aan.

  De raad van commissarissen kan voor een algemene vergadering van aandeelhouders een andere voorzitter aanwijzen.

2.
Indien niet volgens lid 1 in het voorzitterschap van een vergadering is voorzien, wijst de vergadering zelf een voorzitter aan. Tot dat ogenblik wordt het voorzitterschap waargenomen door een door de raad van bestuur aan te wijzen lid van de raad van bestuur.

Artikel 39. Notulen.

1.
Van het verhandelde in elke algemene vergadering van aandeelhouders worden notulen gehouden door een secretaris die door de voorzitter wordt aangewezen. De notulen worden vastgesteld door de voorzitter en de secretaris en ten blijke daarvan door hen getekend.

2.
De raad van commissarissen of de voorzitter kan bepalen dat van het verhandelde een notarieel proces-verbaal van vergadering wordt opgemaakt. Het proces-verbaal wordt door de voorzitter mede-ondertekend.

Artikel 40. Vergaderrechten. Toegang.

1.
Iedere stemgerechtigde aandeelhouder en iedere vruchtgebruiker of pandhouder van aandelen aan wie het stemrecht toekomt is bevoegd de algemene vergadering van aandeelhouders bij te wonen, daarin het woord te voeren en het stemrecht uit te oefenen. Indien het betreft aandelen op naam moet van het voornemen de vergadering bij te wonen de raad van bestuur schriftelijk in kennis worden gesteld. Deze kennisgeving moet uiterlijk op de bij de oproeping te vermelden dag door de raad van bestuur zijn ontvangen.

2.
De vergaderrechten volgens lid 1 kunnen worden uitgeoefend bij een schriftelijk gevolmachtigde, mits uiterlijk op de bij de oproeping te vermelden dag de volmacht door de raad van bestuur is ontvangen.

3.
De bij de oproeping te vermelden dag bedoeld in de leden 1 en 2 kan niet vroeger worden gesteld dan op de zevende dag vóór die der vergadering.

4.
Indien het stemrecht op een aandeel aan de vruchtgebruiker of de pandhouder toekomt in plaats van aan de aandeelhouder, is de aandeelhouder eveneens bevoegd de algemene vergadering van aandeelhouders bij te wonen en daarin het woord te voeren, mits indien het aandelen op naam betreft van het voornemen de vergadering bij te wonen de raad van bestuur overeenkomstig lid 1 is in kennis gesteld. Lid 2 is van overeenkomstige toepassing.

5.
Wat betreft het stemrecht en/of vergaderrecht zal de vennootschap met overeenkomstige toepassing van het bepaalde in de artikelen 88 en 89, Boek 2 van het Burgerlijk Wetboek tevens als

16

  aandeelhouder beschouwen degene genoemd in een schriftelijke verklaring van een aangesloten instelling inhoudende dat de in die verklaring genoemde hoeveelheid gewone aandelen A aan toonder behoort tot haar verzameldepot en dat de in de verklaring genoemde persoon tot de genoemde hoeveelheid gewone aandelen A aan toonder deelgenoot in haar verzameldepot is en tot na de vergadering zal blijven, mits de desbetreffende verklaring ten kantore van de vennootschap is gedeponeerd of op een ander in de oproeping aangegeven adres.

  In de oproeping tot de vergadering zal worden vermeld de dag waarop zulks uiterlijk moet geschieden. Deze dag kan niet vroeger worden gesteld dan op de zevende dag voor die van de vergadering.

6.
Ieder aandeel geeft recht op één stem. In geval de wet uitgifte van aandelen zonder stemrecht toestaat, zal de vennootschap niettemin geen aandelen zonder stemrecht uitgeven.

7.
Iedere stemgerechtigde of zijn vertegenwoordiger moet de presentielijst tekenen.

8.
Op de algemene vergadering van aandeelhouders is voorts het bepaalde in artikel 117, Boek 2 van het Burgerlijk Wetboek van toepassing.

9.
De voorzitter beslist of andere personen dan zij die volgens het hiervoor in dit artikel bepaalde toegang hebben, toegelaten worden tot de vergadering.

Artikel 41. Stemmingen.

1.
Voorzover de wet of de statuten geen grotere meerderheid voorschrijven worden alle besluiten genomen met volstrekte meerderheid van de uitgebrachte stemmen.

2.
Indien bij een verkiezing van personen niemand de volstrekte meerderheid heeft verkregen, heeft een tweede vrije stemming plaats.

  Heeft alsdan weder niemand de volstrekte meerderheid verkregen, dan vinden herstemmingen plaats, totdat hetzij één persoon de volstrekte meerderheid heeft verkregen, hetzij tussen twee personen is gestemd en de stemmen staken.

  Bij gemelde herstemmingen (waaronder niet begrepen de tweede vrije stemming) wordt telkens gestemd tussen de personen op wie bij de voorafgaande stemming is gestemd, evenwel uitgezonderd de persoon, op wie bij die voorafgaande stemming het geringste aantal stemmen is uitgebracht. Is bij de voorafgaande stemming het geringste aantal op meer dan één persoon uitgebracht, dan wordt door loting uitgemaakt op wie van die personen bij de nieuwe stemming geen stemmen meer kunnen worden uitgebracht.

  Ingeval bij een stemming tussen twee personen de stemmen staken, beslist het lot wie van beiden is gekozen, behoudens het bepaalde in het volgende lid.

3.
Indien de stemmen staken bij een verkiezing uit een bindende voordracht, is hij gekozen die op de voordracht de eerste plaats inneemt.

4.
Staken de stemmen bij een andere stemming dan een verkiezing van personen, dan is het voorstel verworpen.

5.
Alle stemmingen geschieden mondeling. Echter kan de voorzitter bepalen, dat de stemmen schriftelijk worden uitgebracht. Indien het betreft een verkiezing van personen kan ook een aanwezige stemgerechtigde verlangen dat de stemmen schriftelijk worden uitgebracht. Schriftelijke stemming geschiedt bij gesloten, ongetekende stembriefjes.

6.
Blanco stemmen en stemmen van onwaarde gelden als niet uitgebracht.

7.
Stemming bij acclamatie is mogelijk wanneer niemand der aanwezige stemgerechtigden zich daartegen verzet.

17

8.
Op de algemene vergadering van aandeelhouders is voorts het bepaalde in de artikelen 13 leden 3 en 4, en 117, Boek 2 van het Burgerlijk Wetboek van toepassing.

Artikel 42. Vergaderingen van houders van aandelen van eenzelfde soort. Enquêterecht.

1.
Vergaderingen van houders van eenzelfde soort aandelen worden bijeengeroepen door de raad van bestuur, de raad van commissarissen of de Prioriteit. De vergaderingen worden zo dikwijls gehouden als de raad van bestuur, de raad van commissarissen of de Prioriteit zulks noodzakelijk achten, alsmede wanneer dit wordt vereist op grond van het bepaalde in de wet of deze statuten.

2.
Op deze vergaderingen zijn de bepalingen betreffende de algemene vergadering van aandeelhouders zoveel mogelijk van overeenkomstige toepassing.

3.
Besluiten van de vergadering van houders van prioriteitsaandelen en gewone aandelen C kunnen in plaats van in een algemene vergadering van aandeelhouders van de betreffende soort ook schriftelijk worden genomen, mits met algemene stemmen van alle stemgerechtigde houders van aandelen van de betreffende soort. Het bepaalde in artikel 40 lid 8 is van overeenkomstige toepassing. Iedere houder van aandelen van de betreffende soort is verplicht er voor zorg te dragen dat de aldus genomen besluiten zo spoedig mogelijk schriftelijk ter kennis van de raad van bestuur worden gebracht. De raad van bestuur maakt van de genomen besluiten aantekening en voegt deze aantekeningen bij de notulen bedoeld in artikel 39 lid 1.

HOOFDSTUK XII
Oproepingen en kennisgevingen.

Artikel 43.

1.
Alle oproepingen voor de algemene vergaderingen van aandeelhouders, alle bekendmakingen omtrent dividend en andere uitkeringen en alle andere kennisgevingen aan aandeelhouders geschieden door aankondiging in een landelijk verspreid dagblad en in de Officiële Prijscourant, onverminderd het bepaalde in artikel 96a lid 4, Boek 2 van het Burgerlijk Wetboek.

2.
Onder aandeelhouders zijn in lid 1 begrepen de vruchtgebruikers en pandhouders aan wie het stemrecht op aandelen toekomt.

HOOFDSTUK XIII
Statutenwijziging en ontbinding.

Artikel 44. Statutenwijziging. Ontbinding. Juridische fusie. Splitsing.

1.
Een besluit tot wijziging van de statuten, tot ontbinding der vennootschap of tot juridische fusie of splitsing kan slechts worden genomen op voorstel van de Prioriteit.

2.
Wanneer aan de algemene vergadering een voorstel tot statutenwijziging of tot ontbinding der vennootschap wordt gedaan, moet zulks steeds bij de oproeping tot de algemene vergadering van aandeelhouders worden vermeld, en moet, indien het een statutenwijziging betreft, tegelijkertijd een afschrift van het voorstel, waarin de voorgedragen wijziging woordelijk is opgenomen, ten kantore van de vennootschap alsmede te Amsterdam bij een in de oproeping aan te wijzen instelling aangesloten bij Euronext Amsterdam N.V. of een ander betaalkantoor als bedoeld in het Fondsenreglement ter inzage worden neergelegd en gratis verkrijgbaar worden gesteld voor aandeelhouders alsmede voor vruchtgebruikers en pandhouders aan wie het stemrecht toekomt, tot de afloop der vergadering.

Artikel 45. Vereffening.

1.
Ingeval van ontbinding der vennootschap krachtens besluit van de algemene vergadering is de raad van bestuur belast met de vereffening van de zaken der vennootschap en de raad van commissarissen met het toezicht daarop.

18

2.
Gedurende de vereffening blijven de bepalingen van de statuten voorzoveel mogelijk van kracht.

3.
Uit hetgeen na voldoening van de schulden overblijft, wordt eerst, voor zover mogelijk, aan de houders van de prioriteitsaandelen overgedragen, naar evenredigheid van het gezamenlijk bedrag van ieders prioriteitsaandelen, het nominaal op deze aandelen gestorte bedrag.

4.
Het daarna overblijvende wordt overgedragen aan de houders van gewone aandelen naar evenredigheid van het aantal van ieders gewone aandelen.

5.
Op de vereffening zijn voor het overige de bepalingen van Titel 1, Boek 2 van het Burgerlijk Wetboek van toepassing.

HOOFDSTUK XIV.
Slot- en overgangsbepalingen.

Artikel 46. Bevoegdheid tot uitgifte van aandelen.

De duur van de bevoegdheid van de raad van bestuur tot uitgifte van aandelen en tot het verlenen van rechten tot het nemen van aandelen, geregeld in artikel 7, wordt vastgesteld op vijf jaren, te rekenen met ingang van de dag waarop deze statutenwijziging van kracht wordt. De bevoegdheid betreft alle nog niet uitgegeven aandelen van het maatschappelijk kapitaal zoals dit luidt of te eniger tijd zal luiden. Hetzelfde geldt voor de bevoegdheid van de raad van bestuur tot het beperken of uitsluiten van het voorkeursrecht, geregeld in artikel 8.

19

RJJL/UPC N.V. Derde Akte van Statutenwijziging
PWCN/41588-00187/AMCO:116049.7
[KvB-nummer]
 Concept d.d. 3 januari 2003

DERDE AKTE VAN STATUTENWIJZIGING
(United Pan-Europe Communications N.V.)

Op    •    twee duizend    •    is voor mij, mr. Robert Jan Jozef Lijdsman, notaris te Amsterdam, verschenen:

            •    .

De comparant heeft het volgende verklaard:

Tijdens de algemene vergadering van aandeelhouders van na te noemen vennootschap, gehouden op    •    tweeduizend    •    , is besloten de statuten van United Pan-Europe Communications N.V., een naamloze vennootschap naar Nederlands recht, gevestigd te Amsterdam, kantoorhoudende te 1119 PE Schiphol-Rijk, Boeing Avenue 53 en ingeschreven in het handelsregister onder nummer 33274976 (de "Vennootschap") te wijzigen en geheel opnieuw vast te stellen, alsmede om de comparant te machtigen deze akte te doen passeren. Van deze besluitvorming blijkt uit een kopie van een exemplaar van de notulen van de hiervoor bedoelde vergadering die aan deze akte is gehecht (Bijlage).

De statuten van de Vennootschap zijn laatstelijk partieel gewijzigd bij akte op    •    twee duizend    •    verleden voor mr. R.J.J. Lijdsman, notaris te Amsterdam, terzake waarvan een ministeriële verklaring van geen bezwaar werd verleend op    •    , onder nummer NV 400149.

Ter uitvoering van voormeld besluit tot statutenwijziging worden de statuten van de Vennootschap hierbij gewijzigd en geheel opnieuw vastgesteld als volgt.

1

STATUTEN:
HOOFDSTUK I.

Artikel 1. Begripsbepalingen.

1.1
In deze statuten hebben de volgende begrippen de daarachter vermelde betekenissen:

  "aandeel" betekent een aandeel in het kapitaal van de vennootschap. Tenzij het tegendeel blijkt, is daaronder zowel begrepen elk gewoon aandeel als elk prioriteitsaandeel.

  "aandeelhouder" betekent een houder van één of meer aandelen. Tenzij het tegendeel blijkt, is daaronder zowel begrepen iedere houder van gewone aandelen als iedere houder van prioriteitsaandelen.

  "algemene vergadering" of "algemene vergadering van aandeelhouders" betekent het vennootschapsorgaan dat wordt gevormd door de persoon of personen aan wie als aandeelhouder of anderszins het stemrecht op aandelen toekomt, dan wel een bijeenkomst van zodanige personen (of hun vertegenwoordigers) en andere personen met vergaderrechten.

  "dochtermaatschappij" betekent een dochtermaatschappij in de zin van artikel 24a, Boek 2 van het Burgerlijk Wetboek.

  "gewoon aandeel" betekent een gewoon aandeel in het kapitaal van de vennootschap. Tenzij het tegendeel blijkt is daaronder zowel begrepen elk gewoon aandeel A als elk gewoon aandeel C.

  "gewoon aandeel A" betekent een gewoon aandeel A in het kapitaal van de vennootschap.

  "gewoon aandeel C" betekent een gewoon aandeel C in het kapitaal van de vennootschap.

  "gewone aandeelhouders A" betekent het vennootschapsorgaan dat wordt gevormd door de persoon of personen aan wie als houder van gewone aandelen A het stemrecht op gewone aandelen A toekomt.

  "gewone aandeelhouders C" betekent het vennootschapsorgaan dat wordt gevormd door de persoon of personen aan wie als houder van gewone aandelen C het stemrecht op gewone aandelen C toekomt.

  "prioriteit" betekent het vennootschapsorgaan dat wordt gevormd door de persoon of personen aan wie als houder van prioriteitsaandelen het stemrecht op prioriteitsaandelen toekomt.

  "prioriteitsaandeel" betekent een prioriteitsaandeel in het kapitaal van de vennootschap.

  "raad van bestuur" betekent het bestuur van de vennootschap.

  "schriftelijk" betekent bij brief, telefax of e-mail, of bij boodschap die via een ander gangbaar communicatiemiddel wordt overgebracht en op schrift kan worden ontvangen.

  "uitkeerbare eigen vermogen" betekent het deel van het eigen vermogen van de vennootschap, dat het geplaatste kapitaal vermeerderd met de reserves die krachtens de wet moeten worden aangehouden, te boven gaat.

  "vennootschap" betekent de vennootschap waarvan de interne organisatie wordt beheerst door deze statuten.

1.2
De raad van bestuur, de algemene vergadering, de gewone aandeelhouders A, de gewone aandeelhouders C en de prioriteit vormen elk een onderscheiden vennootschapsorgaan.

1.3
Verwijzingen naar artikelen zijn verwijzingen naar artikelen van deze statuten tenzij uitdrukkelijk anders aangegeven.

2

HOOFDSTUK II. NAAM, ZETEL EN DOEL.

Artikel 2. Naam en zetel.

2.1
De naam van de vennootschap is: United Pan-Europe Communications N.V.

2.2
De vennootschap is gevestigd te Amsterdam.

Artikel 3. Doel.

De vennootschap heeft ten doel:

(a)
het oprichten van, het op enigerlei wijze deelnemen in, het besturen van en het toezicht houden op ondernemingen en vennootschappen;

(b)
het financieren van ondernemingen en vennootschappen;

(c)
het lenen, uitlenen en bijeenbrengen van gelden daaronder begrepen, het uitgeven van obligaties, schuldbrieven of andere waardepapieren, alsmede het aangaan van daarmee samenhangende overeenkomsten;

(d)
het verstrekken van adviezen en het verlenen van diensten aan ondernemingen en vennootschappen waarmee de vennootschap in een groep is verbonden en aan derden;

(e)
het verstrekken van garanties, het verbinden van de vennootschap en het bezwaren van activa van de vennootschap ten behoeve van ondernemingen en vennootschappen waarmee de vennootschap in een groep is verbonden en ten behoeve van derden;

(f)
het verkrijgen, beheren, exploiteren en vervreemden van registergoederen en van vermogenswaarden in het algemeen;

(g)
het verhandelen van valuta, effecten en vermogenswaarden in het algemeen;

(h)
het exploiteren en verhandelen van patenten, merkrechten, vergunningen, know-how en andere industriële eigendomsrechten;

(i)
het verrichten van alle soorten industriële, financiële en commerciële activiteiten,

en al hetgeen met vorenstaande verband houdt of daartoe bevorderlijk kan zijn, alles in de ruimste zin van het woord.

HOOFDSTUK III MAATSCHAPPELIJK KAPITAAL.
AANDEELHOUDERSREGISTER.

Artikel 4. Maatschappelijk kapitaal.

4.1
Het maatschappelijk kapitaal bedraagt één miljard negen miljoen zes euro (EUR 1.009.000.006,—).

4.2
Het is verdeeld in vijftig miljard vierhonderd vijftig miljoen driehonderd (50.450.000.300) aandelen, elk nominaal groot twee euro cent (EUR 0,02); waarvan:

(a)
vierhonderd vijftig miljoen (450.000.000) gewone aandelen A zijn;

(b)
vijftig miljard (50.000.000.000) gewone aandelen C zijn; en

(c)
driehonderd (300) prioriteitsaandelen zijn.

4.3
Alle aandelen luiden op naam. Aandeelbewijzen worden niet uitgegeven.

Artikel 5. Register van aandeelhouders.

5.1
Iedere aandeelhouder, iedere pandhouder van aandelen en iedere vruchtgebruiker van aandelen is verplicht aan de vennootschap schriftelijk opgave te doen van zijn adres.

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5.2
De raad van bestuur houdt een register van aandeelhouders, waarin de namen en adressen van alle aandeelhouders worden opgenomen, met vermelding van de datum waarop zij de aandelen hebben verkregen, de datum van de erkenning of betekening, alsmede met vermelding van het nominaal op elk aandeel gestorte bedrag.

5.3
In het register van aandeelhouders worden tevens opgenomen de namen en adressen van de pandhouders en vruchtgebruikers van aandelen, met vermelding van de datum waarop zij het recht hebben verkregen en de datum van erkenning of betekening.

5.4
Op verzoek van een aandeelhouder of een pandhouder of vruchtgebruiker van aandelen verstrekt de raad van bestuur kosteloos een uittreksel uit het register van aandeelhouders met betrekking tot het recht dat de verzoeker op een aandeel heeft.

5.5
Het register van aandeelhouders wordt regelmatig bijgehouden. Alle inschrijvingen en aantekeningen in het register worden getekend door één of meer personen die tot vertegenwoordiging van de vennootschap bevoegd zijn.

5.6
De raad van bestuur legt het register ten kantore van de vennootschap ter inzage van de aandeelhouders.

HOOFDSTUK IV. UITGIFTE VAN AANDELEN.

Artikel 6. Besluit tot uitgifte en notariële akte.

6.1
Uitgifte van aandelen geschiedt ingevolge een besluit van de raad van bestuur. Deze bevoegdheid van de raad van bestuur betreft alle nog niet uitgegeven aandelen van het maatschappelijk kapitaal, zoals dit luidt of te eniger tijd zal luiden. De duur van deze bevoegdheid wordt vastgesteld bij besluit van de algemene vergadering en bedraagt ten hoogste vijf jaren, onverminderd het bepaalde in artikel 37.

6.2
De aanwijzing van de raad van bestuur als het tot uitgifte bevoegd orgaan kan bij de statuten of bij besluit van de algemene vergadering telkens voor niet langer dan vijf jaren worden verlengd. Bij deze aanwijzing wordt bepaald hoeveel aandelen mogen worden uitgegeven. Een bij besluit van de algemene vergadering gegeven aanwijzing kan, tenzij bij de aanwijzing anders is bepaald, niet worden ingetrokken.

6.3
Eindigt de bevoegdheid van de raad van bestuur, dan vindt uitgifte van aandelen voortaan plaats krachtens besluit van de algemene vergadering, behoudens aanwijzing van een ander vennootschapsorgaan door de algemene vergadering. Het besluit van de algemene vergadering tot uitgifte van aandelen of tot aanwijzing van een ander vennootschapsorgaan is onderworpen aan de goedkeuring van de prioriteit.

6.4
Het bepaalde in de artikelen 6.1. tot en met 6.3 is van overeenkomstige toepassing op het verlenen van rechten tot het nemen van aandelen, maar is niet van toepassing op het uitgeven van aandelen aan iemand die een voordien reeds verkregen recht tot het nemen van aandelen uitoefent.

6.5
Voor uitgifte van een aandeel is voorts vereist een daartoe bestemde ten overstaan van een in Nederland standplaats hebbende notaris verleden akte waarbij de betrokkenen partij zijn.

Artikel 7. Voorwaarden van uitgifte. Voorkeursrecht.

7.1
Bij het besluit tot uitgifte van aandelen worden de koers en de verdere voorwaarden van uitgifte bepaald.

7.2
Iedere houder van gewone aandelen heeft bij uitgifte van gewone aandelen een voorkeursrecht overeenkomstig artikel 2:96a van het Burgerlijk Wetboek. Hetzelfde geldt voor het verlenen van rechten tot het nemen van gewone aandelen.

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7.3
Het voorkeursrecht kan worden beperkt of uitgesloten ingevolge een besluit van de raad van bestuur. De bevoegdheid van de raad van bestuur daartoe eindigt op het tijdstip dat de bevoegdheid van de raad van bestuur tot uitgifte van aandelen eindigt. De artikelen 6.1, 6.2 en 6.3 zijn van overeenkomstige toepassing.

7.4
Op de voorwaarden van uitgifte en op het voorkeursrecht zijn voorts de artikelen 2:96a en 97 van het Burgerlijk Wetboek van toepassing.

Artikel 8. Storting op aandelen.

8.1
Bij het nemen van elk aandeel moet daarop het gehele nominale bedrag worden gestort alsmede, indien het aandeel voor een hoger bedrag wordt genomen, het verschil tussen die bedragen.

8.2
Storting op een aandeel moet in geld geschieden voor zover niet een andere inbreng is overeengekomen. Storting in vreemd geld kan slechts geschieden met toestemming van de vennootschap en met inachtneming van het bepaalde in artikel 2:93a van het Burgerlijk Wetboek.

8.3
Storting op aandelen door inbreng anders dan in geld geschiedt met inachtneming van het bepaalde in artikel 2:94b van het Burgerlijk Wetboek.

8.4
De raad van bestuur is bevoegd tot het aangaan van rechtshandelingen betreffende inbreng op gewone aandelen anders dan in geld en van de andere rechtshandelingen genoemd in artikel 2:94 lid 1 van het Burgerlijk Wetboek, zonder voorafgaande goedkeuring van de algemene vergadering.

HOOFDSTUK V. EIGEN AANDELEN; VERMINDERING VAN HET GEPLAATSTE KAPITAAL.

Artikel 9. Eigen aandelen.

9.1
De vennootschap kan bij uitgifte van aandelen geen eigen aandelen nemen.

9.2
De vennootschap mag volgestorte eigen aandelen of certificaten daarvan verkrijgen, maar alleen om niet of indien:

(a)
het uitkeerbare eigen vermogen ten minste gelijk is aan de verkrijgingsprijs; en

(b)
het gezamenlijke nominale bedrag van de aandelen of certificaten daarvan die de vennootschap verkrijgt, houdt of in pand houdt of die worden gehouden door een dochtermaatschappij, niet meer beloopt dan een tiende van het geplaatste kapitaal van de vennootschap; en

(c)
machtiging daartoe aan de raad van bestuur is verleend door de algemene vergadering. Deze machtiging geldt voor ten hoogste achttien maanden. De algemene vergadering moet in de machtiging bepalen hoeveel aandelen mogen worden verkregen, hoe zij mogen worden verkregen en tussen welke grenzen de prijs moet liggen.

9.3
Voor het vereiste in artikel 9.2(a) is bepalend de grootte van het eigen vermogen volgens de laatst vastgestelde balans, verminderd met de verkrijgingsprijs voor aandelen of certificaten daarvan en uitkeringen uit winst of reserves aan anderen, die de vennootschap en haar dochtermaatschappijen na de balansdatum verschuldigd werden. Is een boekjaar meer dan zes maanden verstreken zonder dat de jaarrekening is vastgesteld, dan is verkrijging overeenkomstig artikel 9.2 niet toegestaan.

9.4
De voorgaande bepalingen van dit artikel 9 gelden niet voor aandelen of certificaten daarvan die de vennootschap onder algemene titel verkrijgt.

9.5
Op verkrijging van aandelen of certificaten daarvan door een dochtermaatschappij is het bepaalde in artikel 2:98d van het Burgerlijk Wetboek van toepassing.

9.6
Vervreemding van door de vennootschap gehouden eigen aandelen of certificaten daarvan geschiedt ingevolge een besluit van de raad van bestuur. Bij een besluit tot vervreemding worden de

5

  voorwaarden van de vervreemding bepaald. Vervreemding van eigen aandelen geschiedt voorts met inachtneming van de in deze statuten opgenomen blokkeringsregeling.

9.7
Voor aandelen die toebehoren aan de vennootschap of een dochtermaatschappij en voor aandelen waarvan de vennootschap of een dochtermaatschappij de certificaten houdt, kan in de algemene vergadering geen stem worden uitgebracht.

Artikel 10. Financiële steunverlening.

10.1
De vennootschap mag niet, met het oog op het nemen of verkrijgen door anderen van aandelen of certificaten daarvan, leningen verstrekken, zekerheid stellen, een koersgarantie geven, zich op andere wijze sterk maken of zich hoofdelijk of anderszins naast of voor anderen verbinden. Dit verbod geldt ook voor dochtermaatschappijen.

10.2
Het verbod van artikel 10.1 geldt niet indien aandelen of certificaten van aandelen worden genomen of verkregen door of voor werknemers in dienst van de vennootschap of van een groepsmaatschappij van de vennootschap als bedoeld in artikel 2:24b van het Burgerlijk Wetboek.

Artikel 11. Vermindering van het geplaatste kapitaal.

11.1
De algemene vergadering kan besluiten tot vermindering van het geplaatste kapitaal van de vennootschap.

11.2
Een vermindering van het geplaatste kapitaal van de vennootschap kan geschieden:

(a)
door intrekking van aandelen; of

(b)
door het nominale bedrag van aandelen bij statutenwijziging te verminderen.

11.3.
Een besluit tot intrekking kan slechts betreffen:

(a)
aandelen die de vennootschap zelf houdt of waarvan zij de certificaten houdt; of

(b)
alle prioriteitsaandelen, alle gewone aandelen A of alle gewone aandelen C, in alle gevallen met instemming van de vergadering van houders van de desbetreffende soort aandelen en met terugbetaling.

  Iedere terugbetaling kan geschieden in contanten of, geheel of gedeeltelijk, in aandelen in een andere vennootschap.

11.4
Gedeeltelijke terugbetaling op aandelen of ontheffing van de verplichting tot storting is slechts mogelijk ter uitvoering van een besluit tot vermindering van het bedrag van de aandelen. Zulk een terugbetaling of ontheffing moet geschieden:

a.
ten aanzien van alle aandelen; of

b.
ten aanzien van hetzij de prioriteitsaandelen, hetzij de gewone aandelen A of de gewone aandelen C, in alle gevallen met instemming van de vergadering van houders van de betreffende soort aandelen.

11.5
De oproeping tot de algemene vergadering van aandeelhouders waarin een voorstel tot kapitaalvermindering wordt gedaan, vermeldt het doel van de kapitaalvermindering en de wijze van uitvoering. Hetgeen in deze statuten is bepaald terzake van een voorstel tot statutenwijziging is van overeenkomstige toepassing.

11.6
Op een vermindering van het geplaatste kapitaal van de vennootschap zijn voorts van toepassing de bepalingen van de artikelen 2:99 en 2:100 van het Burgerlijk Wetboek.

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HOOFDSTUK VI. LEVERING VAN AANDELEN OP NAAM; BLOKKERINGSREGELING.

Artikel 12. Levering van aandelen; notariële akte.

12.1
Voor de levering van een aandeel is vereist een daartoe bestemde ten over staan van een in Nederland standplaats hebbende notaris verleden akte waarbij de betrokkenen partij zijn.

12.2
Behoudens in het geval dat de vennootschap zelf bij de rechtshandeling partij is, kunnen de aan het aandeel verbonden rechten eerst worden uitgeoefend nadat de vennootschap de rechtshandeling heeft erkend of de akte aan haar is betekend, overeenkomstig hetgeen terzake in de wet is bepaald.

Artikel 13. Blokkeringsregeling. Goedkeuring raad van bestuur.

13.1
Op een overdracht van één of meer aandelen is het hierna in artikel afdeling A bepaalde van toepassing, tenzij de desbetreffende aandeelhouder krachtens de wet tot overdracht van zijn aandelen aan een eerdere aandeelhouder ver plicht is.

13.2
Een overdracht van één of meer aandelen kan slechts plaatsvinden na voorafgaande goedkeuring van de raad van bestuur. De desbetreffende aandeelhouder (de "Verzoeker") doet het verzoek tot goedkeuring door middel van een kennisgeving aan de raad van bestuur, onder opgave van het aantal aandelen dat hij wenst over te dragen en de persoon of personen aan wie hij die aandelen wenst over te dragen.

13.3
Indien de raad van bestuur de gevraagde goedkeuring verleent of komt vast te staan dat niet alle aandelen waarop het verzoek tot goedkeuring betrekking heeft tegen contante betaling door één of meer Gegadigden worden gekocht, mag de Verzoeker tot drie maanden nadien de desbetreffende aandelen, en niet slechts een deel daarvan, vrijelijk overdragen aan de persoon of personen die daartoe in het verzoek tot goedkeuring waren genoemd.

13.4
Indien:

(a)
door de raad van bestuur omtrent het verzoek tot goedkeuring geen besluit is genomen binnen zes weken nadat het verzoek door de raad van bestuur is ontvangen; of

(b)
de gevraagde goedkeuring is geweigerd zonder dat de raad van bestuur gelijktijdig met de weigering aan de Verzoeker opgave heeft gedaan van één of meer personen die bereid zijn alle aandelen waarop het verzoek tot goedkeuring betrekking heeft tegen contante betaling te kopen (de "Gegadigden"), wordt de gevraagde goedkeuring geacht te zijn verleend en wel, in het onder (a) bedoelde geval, op de laatste dag van de daarin genoemde termijn van zes weken. De vennootschap kan alleen met instemming van de Verzoeker als Gegadigde optreden.

13.5
De prijs waarvoor de aandelen waarop het verzoek tot goedkeuring betrekking heeft door de Gegadigden kunnen worden gekocht, wordt vastgesteld door de Verzoeker en de Gegadigden in onderling overleg of door één of meer door hen aan te wijzen deskundigen. Indien zij over de prijs of de deskundige(n) geen overeenstemming bereiken, wordt de prijs vastgesteld door één of meer onafhankelijke deskundigen, op verzoek van één of meer van de betrokken partijen te benoemen door de voorzitter van de Kamer van Koophandel en Fabrieken waarbij de vennootschap is ingeschreven in het handelsregister. Indien een deskundige is aangewezen, is deze gerechtigd tot inzage van alle boeken en bescheiden van de vennootschap en tot het verkrijgen van alle inlichtingen waarvan kennisneming voor zijn prijsvaststelling dienstig is.

13.6
Binnen één maand nadat de vastgestelde prijs aan hen bekend wordt, dienen de Gegadigden aan de raad van bestuur op te geven hoeveel van de aandelen waarop het verzoek betrekking heeft zij wensen te kopen; een Gegadigde van wie deze opgave niet binnen genoemde termijn is ontvangen, wordt niet

7

  langer als Gegadigde aangemerkt. Na de opgave als bedoeld in de vorige volzin kan een Gegadigde zich slechts terugtrekken met goedkeuring van de andere Gegadigden.

13.7
De Verzoeker is bevoegd zich terug te trekken tot één maand na de dag waarop hem bekend wordt aan welke Gegadigde of Gegadigden hij alle aandelen waarop het verzoek tot goedkeuring betrekking had, kan verkopen en tegen welke prijs.

13.8
Alle kennisgevingen en opgaven ingevolge dit artikel 13 geschieden schriftelijk.

13.9
De kosten verbonden aan de benoeming van deskundigen en hun werkzaamheden komen ten laste van:

(a)
de Verzoeker, indien deze zich terugtrekt;

(b)
de Verzoeker voor de helft en de kopers voor de andere helft, indien de aandelen door één of meer Gegadigden zijn gekocht, met dien verstande dat iedere koper in de kosten bijdraagt in verhouding tot het aantal door hem gekochte aandelen; of

(c)
de vennootschap in de niet onder (a) of (b) genoemde gevallen.

HOOFDSTUK VII. PANDRECHT EN VRUCHTGEBRUIK OP AANDELEN; CERTIFICATEN VAN AANDELEN.

Artikel 14. Pandrecht en vruchtgebruik op aandelen.

14.1
Het bepaalde in artikel 12 is van overeenkomstige toepassing op de vestiging van een pandrecht op aandelen en op de vestiging of levering van een vruchtgebruik op aandelen.

14.2
Bij de vestiging van een pandrecht of vruchtgebruik op een aandeel kan het stemrecht niet aan de pandhouder of de vruchtgebruiker worden toegekend. De pandhouder of de vruchtgebruiker heeft niet de rechten die door de wet zijn toegekend aan houders van met medewerking van een vennootschap uitgegeven certificaten van aandelen in haar kapitaal.

Artikel 15. Certificaten van aandelen.

De vennootschap verleent geen medewerking aan de uitgifte van certificaten van aandelen.

HOOFDSTUK VIII. BESTUUR.

Artikel 16. Raad van bestuur.

16.1
De raad van bestuur van de vennootschap wordt gevormd door één of meer leden van de raad van bestuur. Het aantal leden van de raad van bestuur wordt vastgesteld door de prioriteit. Zowel natuurlijke personen als rechtspersonen kunnen lid van de raad van bestuur zijn.

16.2
Leden van de raad van bestuur worden benoemd door de algemene vergadering.

16.3
Indien de raad van bestuur uit meer dan één lid bestaat, kan één lid tot voorzitter van de raad van bestuur worden benoemd en één lid tot Chief Executive Officer door de prioriteit. Beide hoedanigheden kunnen in één lid worden verenigd.

16.4
Op een algemene vergadering van aandeelhouders kunnen, met betrekking tot de benoeming van een lid van de raad van bestuur, slechts stemmen worden uitgebracht op kandidaten wiens naam staat opgenomen in de agenda.

16.5
Ieder lid van de raad van bestuur kan te allen tijde door de algemene vergadering worden geschorst of ontslagen.

16.6
De bezoldiging en de verdere arbeidsvoorwaarden van ieder lid van de raad van bestuur worden vastgesteld door de prioriteit.

8

16.7
In geval van ontstentenis of belet van een lid van de raad van bestuur zijn de overblijvende leden van de raad van bestuur of is het overblijvende lid van de raad van bestuur tijdelijk met het besturen van de vennootschap belast. In geval van ontstentenis of belet van alle leden van de raad van bestuur of van het enige lid van de raad van bestuur wordt de vennootschap tijdelijk bestuurd door één of meer personen die daartoe door de algemene vergadering worden benoemd.

Artikel 17. Bestuurstaak, besluitvorming en taakverdeling.

17.1
De raad van bestuur is belast met het besturen van de vennootschap.

17.2
De raad van bestuur kan regels vaststellen omtrent de besluitvorming en werkwijze van de raad van bestuur. In dat kader kan de raad van bestuur onder meer bepalen met welke taak ieder lid van de raad van bestuur meer in het bijzonder zal zijn belast. De algemene vergadering kan bepalen dat deze regels en taakverdeling schriftelijk moeten worden vastgelegd en deze regels en taakverdeling aan haar goedkeuring onderwerpen.

17.3
Besluiten van de raad van bestuur kunnen te allen tijde schriftelijk worden genomen, mits het desbetreffende voorstel aan alle in functie zijnde leden van de raad van bestuur is voorgelegd en geen van hen zich tegen deze wijze van besluitvorming verzet. Schriftelijke besluitvorming geschiedt door middel van schriftelijke verklaringen van alle in functie zijnde leden van de raad van bestuur.

Artikel 18. Vertegenwoordiging; tegenstrijdig belang.

18.1
De raad van bestuur is bevoegd de vennootschap te vertegenwoordigen. De bevoegdheid tot vertegenwoordiging komt mede aan ieder lid van de raad van bestuur toe.

18.2
De raad van bestuur kan functionarissen met algemene of beperkte vertegenwoordigingsbevoegdheid aanstellen. Ieder van hen vertegenwoordigt de vennootschap met inachtneming van de begrenzing aan zijn bevoegdheid gesteld. De titulatuur van deze functionarissen wordt door de raad van bestuur bepaald. De vertegenwoordigingsbevoegdheid van een aldus benoemde functionaris kan zich niet uitstrekken tot gevallen waarin de vennootschap een tegenstrijdig belang heeft met de desbetreffende functionaris of met één of meer leden van de raad van bestuur.

18.3
In alle gevallen waarin de vennootschap een tegenstrijdig belang heeft met één of meer leden van de raad van bestuur, blijft het bepaalde in artikel 18.1 onverkort van kracht tenzij de algemene vergadering één of meer andere personen heeft aangewezen om de vennootschap in het desbetreffende geval of in dergelijke gevallen te vertegenwoordigen.

Artikel 19. Goedkeuring van besluiten van de raad van bestuur.

19.1
De algemene vergadering is bevoegd besluiten van de raad van bestuur aan haar goedkeuring te onderwerpen. Deze besluiten dienen duidelijk te worden omschreven en schriftelijk aan de raad van bestuur te worden meegedeeld.

19.2
Het ontbreken van goedkeuring van de algemene vergadering op een besluit als bedoeld in dit artikel 19 tast de vertegenwoordigingsbevoegdheid van de raad van bestuur of leden van de raad van bestuur niet aan.

Artikel 20. Vrijwaring. beperking aansprakelijkheid.

20.1
De vennootschap stelt iedere persoon die lid van de raad van bestuur van de vennootschap is of was en vanwege het feit dat hij lid van de raad van bestuur, functionaris, werknemer, of gevolmachtigde van de vennootschap is of was, of die op verzoek van de vennootschap als commissaris, directeur, functionaris, director, werknemer, trustee of gevolmachtigde van een andere - al dan niet rechtspersoonlijkheid bezittende - vennootschap, maatschap, joint venture, trust of andere onderneming of entiteit optreedt, met inbegrip van door de vennootschap geïnitieerde of ondersteunde employee benefit regelingen of benefit regelingen voor werknemers van haar

9

  dochtermaatschappijen of adviseurs of optrad, als partij betrokken was of is of als partij betrokken dreigt te worden bij een op handen zijnde, aanhangige of beëindigde actie of procedure van civielrechtelijke, strafrechtelijke of administratiefrechtelijke aard dan wel ter verkrijging van gegevens (anders dan een actie door of namens de vennootschap) schadeloos voor alle kosten (advocatenhonoraria inbegrepen), uitspraken, boetes en ter schikking betaalde bedragen, die hij in werkelijkheid en redelijkerwijze heeft moeten dragen in verband met een dergelijke actie of procedure, indien hij te goeder trouw en op een wijze die hij redelijkerwijs beschouwde in het belang van of niet tegen de belangen van de vennootschap te zijn, heeft gehandeld, en hij, voor wat betreft een strafzaak of -procedure, geen goede redenen had aan te nemen dat zijn gedrag onrechtmatig was. Het beëindigen van een actie of procedure door een uitspraak, bevel, schikking, veroordeling of het niet voeren van verweer of iets dat daarmee gelijk staat, brengt op zichzelf niet het vermoeden met zich mee dat de desbetreffende persoon niet te goeder trouw en niet op een wijze die hij redelijkerwijs kon beschouwen in het belang van of niet tegen de belangen van de vennootschap te zijn, heeft gehandeld en dat hij, voor wat betreft een strafzaak of -procedure, goede redenen had aan te nemen dat zijn gedrag onrechtmatig was.

20.2
De vennootschap stelt iedere persoon die lid van de raad van bestuur van de vennootschap is of was en vanwege het feit dat hij lid van de raad van bestuur, functionaris, werknemer of gevolmachtigde van de vennootschap is of was, of die op verzoek van de vennootschap als commissaris, directeur, functionaris, director, werknemer, trustee of gevolmachtigde van een andere - al dan niet rechtspersoonlijkheid bezittende - vennootschap, maatschap, joint venture, trust of andere onderneming of entiteit, met inbegrip van door de vennootschap geïnitieerde of ondersteunde employee benefit regelingen of benefit regelingen voor werknemers van haar dochtermaatschappijen of adviseurs, optreedt of optrad, als partij betrokken was of is of als partij betrokken dreigt te worden bij een op handen zijnde, aanhangige of beëindigde actie of procedure, aanhangig gemaakt door of namens de vennootschap teneinde een uitspraak in haar voordeel te verkrijgen, schadeloos voor alle kosten (advocatenhonoraria inbegrepen), uitspraken, boetes en ter schikking betaalde bedragen, die hij in werkelijkheid en redelijkerwijze heeft moeten dragen in verband met een dergelijke actie of procedure, indien hij te goeder trouw en op een wijze die hij redelijkerwijs kon beschouwen in het belang van of niet tegen de belangen van de vennootschap te zijn, heeft gehandeld, behalve dat geen schadeloosstelling zal plaatsvinden met betrekking tot een vordering, geschil of zaak ten aanzien waarvan deze persoon volgens de uitspraak aansprakelijk is wegens grove nalatigheid of opzettelijk tekortschieten in het uitoefenen van zijn taak jegens de vennootschap, tenzij en slechts voorzover de rechter waarvoor deze actie of procedure heeft gediend of een andere daartoe bevoegde rechter op verzoek beslist dat, ondanks het feit dat de persoon aansprakelijk bevonden is, hij toch, alle omstandigheden van het geval in aanmerking genomen, billijker- en redelijkerwijs recht heeft op schadeloosstelling voor die kosten die de rechter, waarvoor de actie of de procedure gediend heeft, of die andere bevoegde rechter, juist acht.

20.3
Voorzover een lid van de raad van bestuur van de vennootschap succes heeft gehad met het gevoerde verweer of anderszins met de verdediging van een actie of procedure bedoeld in de artikelen 20.1 en 20.2, of met de verdediging van een vordering, geschil of zaak daarin vervat, wordt hij schadeloos gesteld voor de door hem in verband daarmee in werkelijkheid en redelijkerwijs gemaakte kosten (advocatenhonoraria inbegrepen).

20.4
Een schadeloosstelling door de vennootschap bedoeld in de artikelen 20.1 en 20.2 geschiedt (tenzij door een rechter bevolen) na vaststelling dat schadeloosstelling van het lid van de raad van bestuur onder de omstandigheden juist is, omdat hij voldaan had aan de van toepassing zijnde gedragsnorm genoemd in de artikelen 20.1 en 20.2. Deze vaststelling geschiedt:

(a)
bij een besluit van de raad van bestuur genomen met een meerderheid van de leden van de raad van bestuur die geen partij waren bij de desbetreffende actie of procedure, zelfs als dit besluit wordt genomen in een vergadering waarin bedoelde leden van de raad van bestuur die aanwezig

10

    of vertegenwoordigd zijn minder dan de meerderheid van de in functie zijnde leden van de raad van bestuur uitmaken; of

  (b)
  indien er geen leden van de raad van bestuur zijn die geen partij zijn bij de desbetreffende actie of procedure of indien de leden van de raad van bestuur die geen partij zijn bij de desbetreffende actie of procedure daartoe besluiten, door een onafhankelijke juridisch adviseur in een schriftelijke opinie; of

  (c)
  door de algemene vergadering.

20.5
Kosten (advocatenhonoraria daaronder begrepen) gemaakt door een lid van de raad van bestuur voor het voeren van verweer in een civielrechtelijke of strafrechtelijke actie of procedure kunnen door de vennootschap worden voorgeschoten in afwachting van de einduitspraak in de actie of procedure en wel na ontvangst van een toezegging door de lid van de raad van bestuur om dit bedrag terug te betalen, indien uiteindelijk vastgesteld wordt dat hij niet het recht heeft door de vennootschap schadeloos gesteld te worden zoals in dit artikel bepaald. Dergelijke kosten gemaakt door functionarissen, werknemers of gevolmachtigden kunnen worden betaalt onder de voorwaarden en bedingen als de algemene vergadering zal besluiten.

20.6.
De schadeloosstelling of vergoeding van kosten voorzien in dit artikel 20 wordt niet geacht enig ander recht uit te sluiten dan degene die schadeloosstelling tracht te verkrijgen zou kunnen toekomen krachtens Nederlands recht zoals dit op enig moment zal luiden, een reglement, overeenkomst, besluit van de algemene vergadering van aandeelhouders of anderszins, zowel met betrekking tot handelingen in hoedanigheid als met betrekking tot handelingen in een andere hoedanigheid, terwijl hij een voornoemde hoedanigheid bekleedt, en zal blijven gelden voor een persoon die geen lid van de raad van bestuur, functionaris, director, werknemer, trustee of gevolmachtigde meer is en zal ook ten goede komen aan de erfgenamen, uitvoerders van de uiterste wilsbeschikking en beheerders van de nalatenschap van een dergelijk persoon. De vennootschap kan, in zoverre als de algemene vergadering van aandeelhouders van tijd tot tijd zal aangeven, rechten tot schadeloosstelling en vergoeding van kosten toekennen aan functionarissen, werknemers en gevolmachtigden van de vennootschap overeenkomstig het in dit artikel 20 ten aanzien van schadeloosstelling en vergoeding van kosten van de leden van de raad van bestuur.

20.7
De vennootschap kan, in zoverre als de algemene vergadering van aandeelhouders van tijd tot tijd zal bepalen, verzekeringen aan gaan en aan houden ten behoeve van iedere persoon die lid van de raad van bestuur, functionaris, werknemer, of gevolmachtigde van de vennootschap is of was, of die op verzoek van de vennootschap als commissaris, directeur, functionaris, director, werknemer, trustee of gevolmachtigde van een andere - al dan niet rechtspersoonlijkheid bezittende - vennootschap, maatschap, joint venture, trust of andere onderneming of entiteit optreedt of optrad, ter dekking van iedere aansprakelijkheid die tegen hem is ingebracht en die hij moest dragen in zijn hoedanigheid, of die het gevolg is van zijn hoedanigheid als zodanig, ongeacht of de vennootschap bevoegd zou zijn hem krachtens de bepalingen van dit artikel 20 voor deze aansprakelijkheid schadeloos te stellen of niet.

20.8
Wanneer in dit artikel 20 sprake is van de vennootschap wordt hieronder, behalve de ontstane of overblijvende vennootschap, ook begrepen iedere constituerende vennootschap (met inbegrip van iedere constituerende vennootschap van een constituerende vennootschap) die opgegaan is bij een consolidatie of fusie en die, indien zij afzonderlijk had voortbestaan, bevoegd zou zijn geweest de commissarissen, directeuren, functionarissen, werknemers en gevolmachtigden schadeloos te stellen, zodat iedere persoon die commissaris, directeur, functionaris of gevolmachtigde van een dergelijke constituerende vennootschap is of was, of die op verzoek van een dergelijke constituerende vennootschap als commissaris, directeur, functionaris, director, werknemer, trustee of gevolmachtigde van een andere - al dan niet rechtspersoonlijkheid bezittende - vennootschap, maatschap, joint venture, trust of andere onderneming of entiteit optreedt of optrad, ten aanzien van de ontstane of

11

  overblijvende vennootschap dezelfde positie inneemt krachtens het in dit artikel 20 bepaalde als hij zou hebben ingenomen ten aanzien van een dergelijke constituerende vennootschap indien zij afzonderlijk was blijven voortbestaan.

20.9
Een persoon zal niet persoonlijk aansprakelijk zijn tegenover de vennootschap dan wel haar aandeelhouders voor financiële schade uit hoofde van tekortkoming in de verplichtingen als lid van de raad van bestuur, echter met dien verstande dat het hiervoor bepaalde niet leidt tot uitsluiting of beperking van de aansprakelijkheid van een lid van de raad van bestuur (i) voor enige tekortkoming in de verplichtingen van de betrokken persoon tot loyaliteit ten opzichte van de vennootschap of haar aandeelhouders, (ii) voor handelen of nalaten, anders dan in redelijkheid en billijkheid, welke leiden tot opzettelijke misdragingen, dan wel bewust handelen in strijd met de wet, (iii) voor elke transactie waaruit voor de betrokken persoon een onrechtmatig persoonlijk voordeel voortvloeit, of (iv) voor persoonlijke aansprakelijkheid welke voortvloeit uit Nederlands recht zoals dit op enig moment luidt. Een wijziging, of verwijdering van dit artikel 20 zal niet enig bestaand recht op enige bescherming van enige persoon gerechtigd tot schadeloosstelling of vergoeding van kosten uit hoofde van dit artikel 20 negatief beïnvloeden.

HOOFDSTUK IX. BOEKJAAR EN JAARREKENING; WINST EN UITKERINGEN.

Artikel 21. Boekjaar en jaarrekening.

21.1
Het boekjaar van de vennootschap valt samen met het kalenderjaar.

21.2
Jaarlijks binnen vijf maanden na afloop van het boekjaar, behoudens verlenging van deze termijn met ten hoogste zes maanden door de algemene vergadering op grond van bijzondere omstandigheden, maakt de raad van bestuur een jaarrekening op en legt deze voor de aandeelhouders ter inzage ten kantore van de vennootschap.

21.3
Binnen deze termijn legt de raad van bestuur ook het jaarverslag ter inzage voor de aandeelhouders, tenzij artikel 2:396 lid 6 of artikel 2:403 van het Burgerlijk Wetboek voor de vennootschap geldt.

21.4
De jaarrekening bestaat uit een balans, een winst- en verliesrekening en een toelichting.

21.5
De jaarrekening wordt ondertekend door de leden van de raad van bestuur. Ontbreekt de ondertekening van één of meer van hen, dan wordt daarvan onder opgave van reden melding gemaakt.

21.6
De vennootschap kan, en indien daartoe wettelijk verplicht, zal, aan een accountant opdracht verlenen tot onderzoek van de jaarrekening. Tot het verlenen van de opdracht is de algemene vergadering bevoegd.

21.7
De vennootschap zorgt dat de opgemaakte jaarrekening en, voor zover vereist, het jaarverslag en de krachtens de wet toe te voegen gegevens vanaf de oproeping voor de jaarlijkse algemene vergadering van aandeelhouders te haren kantore aanwezig zijn. Aandeelhouders kunnen de stukken aldaar inzien en er kosteloos een afschrift van verkrijgen.

21.8
Op de jaarrekening, het jaarverslag, de krachtens de wet toe te voegen gegevens en de accountantscontrole, alsmede op nederlegging van stukken bij het Handelsregister, zijn voorts van toepassing de bepalingen van Boek 2, Titel 9, van het Burgerlijk Wetboek.

Artikel 22. Vaststelling van de jaarrekening en kwijting.

22.1
De algemene vergadering stelt de jaarrekening vast.

22.2
Na vaststelling van de jaarrekening besluit de algemene vergadering omtrent het verlenen van kwijting aan de leden van de raad van bestuur voor de uitoefening van hun taak, voor zover van die taakuitoefening blijkt uit de jaarrekening of uit informatie die anderszins voorafgaand aan de

12

  vaststelling van de jaarrekening aan de algemene vergadering is verstrekt. De reikwijdte van een verleende kwijting is onderworpen aan beperkingen op grond van de wet.

Artikel 23. Winst en uitkeringen.

23.1.
Uit de winst - het positieve saldo van de winst- en verliesrekening - wordt allereerst op de prioriteitsaandelen een dividend uitgekeerd ter grootte van vijf procent (5%) van het nominaal bedrag van deze aandelen.

23.2
Vervolgens wordt door de raad van bestuur onder goedkeuring van de algemene vergadering vastgesteld welk deel van de na toepassing van artikel 23.1 overblijvende winst wordt gereserveerd.

23.3
De winst die overblijft na toepassing van de artikelen 23.1 en 23.2 wordt als dividend op de gewone aandelen uitgekeerd.

23.4
Indien in enig jaar een verlies is geleden zal over dat jaar geen dividend worden uitgekeerd. Geen dividend zal in latere jaren worden uitgekeerd tot dat het verliessaldo is gedelgd door verrekening met behaalde winsten. De algemene vergadering kan echter op voorstel van de raad van bestuur besluiten een verliessaldo geheel of ten dele te delgen door verrekening met het uitkeerbaar deel van het eigen vermogen.

23.5
Uitkering van winst geschiedt na de vaststelling van de jaarrekening waaruit blijkt dat zij geoorloofd is.

23.6
De raad van bestuur kan besluiten tot tussentijdse uitkeringen en/of tot uitkeringen ten laste van een reserve van de vennootschap.

23.7
Uitkeringen op aandelen kunnen slechts plaats hebben tot ten hoogste het bedrag van het uitkeerbare eigen vermogen en, indien het een tussentijdse uitkering betreft, aan dit vereiste is voldaan blijkens een tussentijdse vermogensopstelling als bedoeld in artikel 2:105 lid 4 van het Burgerlijk Wetboek. De vennootschap legt de vermogensopstelling ten kantore van het handelsregister neer binnen acht dagen na de dag waarop het besluit tot uitkering wordt bekend gemaakt.

13

23.8
De vordering van een aandeelhouder tot een uitkering op aandelen verjaart door een tijdsverloop van vijf jaren.

HOOFDSTUK X. DE ALGEMENE VERGADERING.

Artikel 24. Jaarvergadering.

24.1
De jaarlijkse algemene vergadering van aandeelhouders wordt gehouden binnen zes maanden na de afloop van het boekjaar.

24.2
De agenda van deze jaarvergadering vermeldt onder meer de volgende onderwerpen:

(a)
bespreking van het jaarverslag (tenzij artikel 2:396 lid 6 of artikel 2:403 van het Burgerlijk Wetboek voor de vennootschap geldt);

(b)
bespreking en vaststelling van de jaarrekening;

(c)
verlening van kwijting aan leden van de raad van bestuur;

(d)
vaststelling van de winstbestemming; en

(e)
andere onderwerpen door de raad van bestuur, dan wel aandeelhouders tezamen vertegenwoordigende ten minste een tiende gedeelte van het geplaatste kapitaal van de vennootschap, aan de orde gesteld en aangekondigd met inachtneming van het bepaalde in artikel 26.

Artikel 25. Andere algemene vergaderingen van aandeelhouders.

25.1
Andere algemene vergaderingen van aandeelhouders worden gehouden zo dikwijls de raad van bestuur dat nodig acht, onverminderd het hierna in dit artikel bepaalde.

25.2
Aandeelhouders tezamen vertegenwoordigende ten minste een tiende gedeelte van het geplaatste kapitaal van de vennootschap hebben het recht aan de raad van bestuur te verzoeken een algemene vergadering van aandeelhouders bijeen te roepen, onder nauwkeurige opgave van de te behandelen onderwerpen. Indien de raad van bestuur niet binnen vier weken tot oproeping is overgegaan, zodanig dat de vergadering binnen zes weken na ontvangst van het verzoek kan worden gehouden, zijn de verzoekers zelf tot bijeenroeping bevoegd.

25.3
Binnen drie maanden nadat het voor de raad van bestuur aannemelijk is dat het eigen vermogen van de vennootschap is gedaald tot een bedrag gelijk aan of lager dan de helft van het gestorte deel van het kapitaal, wordt een algemene vergadering van aandeelhouders gehouden ter bespreking van zo nodig te nemen maatregelen.

Artikel 26. Oproeping, agenda en plaats van vergaderingen.

26.1
Algemene vergaderingen van aandeelhouders worden bijeengeroepen door de raad van bestuur, onverminderd het bepaalde in artikel 25.2.

26.2
De oproeping geschiedt niet later dan op de vijftiende dag voor die van de vergadering.

26.3
Bij de oproeping worden de te behandelen onderwerpen vermeld. Onderwerpen die niet bij de oproeping zijn vermeld, kunnen nader worden aangekondigd met inachtneming van de in artikel 26.2 bedoelde termijn.

26.4
De oproeping geschiedt door middel van oproepingsbrieven gericht aan de adressen van de aandeelhouders, zoals deze zijn vermeld in het register van aandeelhouders.

26.5
Algemene vergaderingen van aandeelhouders worden gehouden in de gemeente Haarlemmermeer, Amsterdam, Rotterdam of 's-Gravenhage. Algemene vergaderingen van aandeelhouders kunnen ook

14

  elders worden gehouden, maar dan kunnen geldige besluiten van de algemene vergadering alleen worden genomen, indien het gehele geplaatste kapitaal van de vennootschap vertegenwoordigd is.

Artikel 27. Toegang en vergaderrechten.

27.1
Iedere aandeelhouder is bevoegd de algemene vergaderingen van aandeelhouders bij te wonen, daarin het woord te voeren en het stemrecht uit te oefenen. Aandeelhouders kunnen zich ter vergadering doen vertegenwoordigen door een schriftelijk gevolmachtigde.

27.2
Iedere stemgerechtigde die ter vergadering aanwezig is, moet de presentielijst tekenen. De voorzitter van de vergadering kan bepalen dat de presentielijst ook moet worden getekend door andere personen die ter vergadering aanwezig zijn.

27.3
De leden van de raad van bestuur hebben als zodanig in de algemene vergaderingen van aandeelhouders een raadgevende stem.

27.4
Omtrent toelating van andere personen tot de vergadering beslist de voorzitter van de vergadering.

Artikel 28. Voorzitter en notulist van de vergadering.

28.1
De voorzitter van een algemene vergadering van aandeelhouders wordt aangewezen door de ter vergadering aanwezige stemgerechtigden, bij meerderheid van de uitgebrachte stemmen. Tot het moment waarop dat is gebeurd, treedt een lid van de raad van bestuur als voorzitter op, dan wel, indien geen lid van de raad van bestuur ter vergadering aanwezig is, de in leeftijd oudste ter vergadering aanwezige persoon.

28.2
De voorzitter van de vergadering wijst voor de vergadering een notulist aan.

Artikel 29. Notulen; aantekening van aandeelhoudersbesluiten.

29.1
Van het verhandelde in een algemene vergadering van aandeelhouders worden notulen gehouden door de notulist van de vergadering. De notulen worden vastgesteld door de voorzitter en de notulist van de vergadering en ten blijke daarvan door hen ondertekend.

29.2
De voorzitter van de vergadering of degene die de vergadering heeft bijeengeroepen, kan bepalen dat van het verhandelde een notarieel proces-verbaal wordt opgemaakt. Het notarieel proces-verbaal wordt mede-ondertekend door de voorzitter van de vergadering.

29.3
De raad van bestuur maakt aantekening van alle door de algemene vergadering genomen besluiten. Indien de raad van bestuur niet ter vergadering is vertegenwoordigd, wordt door of namens de voorzitter van de vergadering een afschrift van de genomen besluiten zo spoedig mogelijk na de vergadering aan de raad van bestuur verstrekt. De aantekeningen liggen ten kantore van de vennootschap ter inzage van de aandeelhouders. Aan ieder van hen wordt desgevraagd een afschrift van of uittreksel uit de aantekeningen verstrekt, tegen ten hoogste de kostprijs.

Artikel 30. Besluitvorming in vergadering.

30.1
Elk aandeel geeft recht op één stem. In geval de wet uitgifte van aandelen zonder stemrecht toestaat, zal de vennootschap niettemin geen aandelen zonder stemrecht uitgeven.

30.2
Voor zover de wet of deze statuten niet anders bepalen, worden alle besluiten van de algemene vergadering genomen bij volstrekte meerderheid van de uitgebrachte stemmen, zonder dat een quorum is vereist.

30.3
Staken de stemmen, dan is het voorstel verworpen, onverminderd het bepaalde in artikel 31.3.

30.4
Indien de door de wet of deze statuten gegeven voorschriften voor het oproepen en houden van algemene vergaderingen van aandeelhouders niet in acht zijn genomen, kunnen ter vergadering alleen

15

  geldige besluiten van de algemene vergadering worden genomen, indien het gehele geplaatste kapitaal van de vennootschap is vertegenwoordigd en met algemene stemmen.

30.5
Bij de vaststelling in hoeverre aandeelhouders stemmen, aanwezig of vertegenwoordigd zijn, of in hoeverre het geplaatste kapitaal van de vennootschap vertegenwoordigd is, wordt geen rekening gehouden met aandelen waarvan de wet of deze statuten bepalen dat daarvoor geen stem kan worden uitgebracht.

Artikel 31. Stemmingen.

31.1
Alle stemmingen geschieden mondeling. De voorzitter van de vergadering kan echter bepalen dat de stemmen schriftelijk worden uitgebracht. Indien het betreft een stemming over personen kan ook een ter vergadering aanwezige stemgerechtigde verlangen dat de stemmen schriftelijk worden uitgebracht. Schriftelijke stemming geschiedt bij gesloten, ongetekende stembriefjes.

31.2
Blanco stemmen en ongeldige stemmen gelden als niet-uitgebracht.

31.3
Indien bij een verkiezing van personen niemand de meerderheid van de uitgebrachte stemmen heeft verkregen, heeft een tweede vrije stemming plaats. Heeft alsdan weer niemand de meerderheid verkregen, dan vinden herstemmingen plaats, totdat hetzij één persoon de meerderheid van de uitgebrachte stemmen heeft verkregen, hetzij tussen twee personen is gestemd en de stemmen staken. Bij gemelde herstemmingen (waaronder niet begrepen de tweede vrije stemming) wordt telkens gestemd tussen de personen op wie bij de voorafgaande stemming is gestemd, uitgezonderd de persoon op wie bij de voorafgaande stemming het geringste aantal stemmen is uitgebracht. Is bij de voorafgaande stemming het geringste aantal stemmen op meer dan één persoon uitgebracht, dan wordt door loting uitgemaakt op wie van die personen bij de nieuwe stemming geen stemmen meer kunnen worden uitgebracht. Ingeval bij een stemming tussen twee personen de stemmen staken, beslist het lot wie van beiden is gekozen.

31.4
Besluiten kunnen bij acclamatie worden genomen, indien geen van de ter vergadering aanwezige stemgerechtigden zich daartegen verzet.

31.5
Het ter vergadering uitgesproken oordeel van de voorzitter van de vergadering omtrent de uitslag van een stemming is beslissend. Hetzelfde geldt voor de inhoud van een genomen besluit voor zover gestemd werd over een niet schriftelijk vastgelegd voorstel. Wordt echter onmiddellijk na het uitspreken van dat oordeel de juistheid daarvan betwist, dan vindt een nieuwe stemming plaats wanneer de meerderheid van de ter vergadering aanwezige stemgerechtigden, of indien de oorspronkelijke stemming niet hoofdelijk of schriftelijk geschiedde, een ter vergadering aanwezige stemgerechtigde dit verlangt. Door deze nieuwe stemming vervallen de rechtsgevolgen van de oorspronkelijke stemming.

Artikel 32. Besluitvorming buiten vergadering.

32.1
De aandeelhouders kunnen besluiten van de algemene vergadering in plaats van in een vergadering schriftelijk nemen, mits met algemene stemmen van alle stemgerechtigde aandeelhouders. Het bepaalde in artikel 27.3 is van overeenkomstige toepassing.

32.2
Iedere aandeelhouder is verplicht er voor zorg te dragen dat de aldus genomen besluiten zo spoedig mogelijk schriftelijk ter kennis van de raad van bestuur worden gebracht. De raad van bestuur maakt van de genomen besluiten aantekening en voegt deze aantekeningen bij de aantekeningen bedoeld in artikel 29.3.

Artikel 33. Vergaderingen van houders van aandelen van eenzelfde soort.

33.1
De vergaderingen van houders van eenzelfde soort aandelen worden zo dikwijls gehouden als de raad van bestuur zulks noodzakelijk acht. Houders van eenzelfde soort aandelen tezamen vertegenwoordigende ten minste een tiende gedeelte van het geplaatste kapitaal dat wordt gevormd

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  door de betreffende aandelen van eenzelfde soort van de vennootschap hebben het recht aan de raad van bestuur te verzoeken een algemene vergadering van aandeelhouders van eenzelfde soort bijeen te roepen. Dit recht komt niet toe aan andere aandeelhouders.

33.2
Hetgeen in deze statuten is bepaald omtrent de algemene vergadering van aandeelhouders, daaronder mede maar niet uitsluitend begrepen bepalingen betreffende besluitvorming door de algemene vergadering van aandeelhouders, is van overeenkomstige toepassing op vergaderingen van houders van aandelen van een soort, voorzover in artikel 33.1 geen andere regeling is getroffen. Het bepaalde in artikel 32 is eveneens van overeenkomstige toepassing.

HOOFDSTUK XI. STATUTENWIJZIGING; OMZETTING; JURIDISCHE FUSIE EN JURIDISCHE SPLITSING; ONTBINDING EN VEREFFENING.

Artikel 34. Statutenwijziging; omzetting.

34.1
De algemene vergadering is bevoegd deze statuten te wijzigen. Wanneer aan de algemene vergadering een voorstel tot statutenwijziging zal worden gedaan, moet zulks steeds bij de oproeping tot de algemene vergadering worden vermeld. Tegelijkertijd moet een afschrift van het voorstel, waarin de voorgedragen wijziging woordelijk is opgenomen, ten kantore van de vennootschap ter inzage worden gelegd voor de aandeelhouders tot de afloop van de vergadering. Vanaf de dag van de nederlegging tot de dag van de vergadering wordt aan een aandeelhouder, op diens verzoek, kosteloos een afschrift van het voorstel verstrekt. Van een wijziging van deze statuten wordt een notariële akte opgemaakt.

34.2
De vennootschap kan zich omzetten in een andere rechtsvorm. Voor omzetting is vereist een besluit tot omzetting, genomen door de algemene vergadering, alsmede een besluit tot statutenwijziging. Op een omzetting zijn voorts van toepassing de desbetreffende bepalingen van Boek 2 van het Burgerlijk Wetboek. Omzetting beëindigt het bestaan van de rechtspersoon niet.

Artikel 35. Juridische fusie en juridische splitsing.

35.1
De vennootschap kan een juridische fusie aangaan met één of meer andere rechtspersonen. Een besluit tot fusie kan slechts worden genomen op basis van een voorstel tot fusie, opgesteld door de besturen van de fuserende rechtspersonen. In de vennootschap wordt het besluit tot fusie genomen door de algemene vergadering. Echter, in de gevallen bedoeld in artikel 2:331 van het Burgerlijk Wetboek, kan het besluit tot fusie worden genomen door de raad van bestuur.

35.2
De vennootschap kan partij zijn bij een juridische splitsing. Onder juridische splitsing wordt zowel verstaan zuivere splitsing als afsplitsing. Een besluit tot splitsing kan slechts worden genomen op basis van een voorstel tot splitsing, opgesteld door de besturen van de partijen bij de splitsing. In de vennootschap wordt het besluit tot splitsing genomen door de algemene vergadering. Echter, in de gevallen bedoeld in artikel 2:334ff van het Burgerlijk Wetboek kan het besluit tot splitsing worden genomen door de raad van bestuur.

35.3
Op juridische fusies en juridische splitsingen zijn voorts van toepassing de desbetreffende bepalingen van Boek 2, Titel 7, van het Burgerlijk Wetboek.

Artikel 36. Ontbinding en vereffening.

36.1
De vennootschap kan worden ontbonden door een daartoe strekkend besluit van de algemene vergadering. Wanneer aan de algemene vergadering een voorstel tot ontbinding van de vennootschap zal worden gedaan, moet dat bij de oproeping tot de algemene vergadering worden vermeld.

36.2
In geval van ontbinding van de vennootschap krachtens besluit van de algemene vergadering worden de leden van de raad van bestuur vereffenaars van het vermogen van de ontbonden vennootschap.

36.3
Gedurende de vereffening blijven de bepalingen van deze statuten zo veel mogelijk van kracht.

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36.4
Hetgeen na voldoening van de schulden van de ontbonden vennootschap is overgebleven, wordt eerst zo veel mogelijk op elk prioriteitsaandeel, een bedrag gelijk aan het nominale bedrag van een prioriteitsaandeel, betaald.

36.5
Hetgeen overblijft na toepassing van artikel 36.4 wordt overgedragen aan de houders van gewone aandelen, naar evenredigheid van het gezamenlijke nominale bedrag van ieders gewone aandelen.

36.6
Op de vereffening zijn voorts van toepassing de desbetreffende bepalingen van Boek 2, Titel 1, van het Burgerlijk Wetboek.

HOOFDSTUK XII. Slot- en overgangsbepalingen.

Artikel 37. Bevoegdheid tot uitgifte van aandelen.

De duur van de bevoegdheid van de raad van bestuur tot uitgifte van aandelen en tot het verlenen van rechten tot het nemen van aandelen, geregeld in artikel 6, wordt vastgesteld op vijf jaren, te rekenen met ingang van de dag waarop deze statutenwijziging van kracht wordt. De bevoegdheid betreft alle nog niet uitgegeven aandelen van het maatschappelijk kapitaal zoals dit luidt of te eniger tijd zal luiden. Hetzelfde geldt voor de bevoegdheid van de raad van bestuur tot het beperken of uitsluiten van het voorkeursrecht, geregeld in artikel 7.

Artikel 38. Prioriteitsaandelen.

38.1
Indien en zodra alle geplaatste aandelen in het kapitaal van de vennootschap worden gehouden door één aandeelhouder, zal elk geplaatst prioriteitsaandeel converteren in één gewoon aandeel C.

38.2
Bij conversie van prioriteitsaandelen in gewone aandelen C, wordt het aantal prioriteitsaandelen van het maatschappelijk kapitaal, zoals vermeld in artikel 4.2, verminderd met het aantal prioriteitsaandelen dat converteert en tegelijkertijd wordt het aantal gewone aandelen C van het maatschappelijk kapitaal, zoals vermeld in artikel 4.2, met dit zelfde aantal verhoogd.

38.3
Van elke conversie overeenkomstig dit artikel 38.3 zal door de raad van bestuur aantekening worden gemaakt in het register van aandeelhouders en zal melding worden gedaan bij het handelsregister waar de vennootschap is ingeschreven.

38.4
De bepalingen van artikel 23.1 en 36.4, alsmede alle andere bepalingen van deze statuten welke betrekking hebben op de prioriteitsaandelen en de prioriteit houden op van toepassing te zijn indien en zodra van de conversie melding is gedaan bij het handelsregister waar de vennootschap is ingeschreven.

Artikel 39. Toonderaandelen.

Houders van gewone aandelen A mogen de rechten toegekend aan hun gewone aandelen A slechts uitoefenen na omwisseling van hun gewone toonder aandelen A in gewone aandelen A op naam in overeenstemming met artikel 2:82 lid 4 van het Burgerlijk Wetboek..

Ten slotte heeft de comparant verklaard:
Geplaatste kapitaal.

Per het moment waarop bovenstaande statutenwijziging van kracht wordt bedraagt het geplaatste kapitaal van de vennootschap,    •    euro (EUR     •    ), verdeeld in    •    (    •    ) gewone aandelen A,     •    (    •    ) gewone aandelen C en driehonderd (300) prioriteitsaandelen, elk nominaal groot twee eurocent (EUR 0,02).

Verklaring van geen bezwaar.

Terzake van bovenstaande statutenwijziging is een ministeriële verklaring van geen bezwaar verleend op    •    twee duizend     •    , onder nummer NV 400149, waarvan blijkt uit een schriftelijke verklaring van het Ministerie van Justitie die aan deze akte is gehecht (Bijlage).

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Slot.

De comparant is mij, notaris, bekend.

Waarvan akte, in minuut verleden te Amsterdam, op de datum in het hoofd van deze akte vermeld. Alvorens tot voorlezing is overgegaan, is de inhoud van deze akte zakelijk aan de comparant opgegeven en toegelicht. Hij heeft daarna verklaard van de inhoud van deze akte te hebben kennisgenomen, daarmee in te stemmen en op volledige voorlezing daarvan geen prijs te stellen. Onmiddellijk na beperkte voorlezing van deze akte is zij door de comparant en mij, notaris, ondertekend.

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RJJL\UPC N.V.—Third Deed of Amendment of Articles of Association
BCB\41588-00187\AMCO:112611.6
 Draft 3 January 2003

NOTE ABOUT TRANSLATION:

This document is an English translation of a document prepared in Dutch. In preparing this document, an attempt has been made to translate as literally as possible without jeopardising the overall continuity of the text. Inevitably, however, differences may occur in translation and if they do, the Dutch text will govern by law.

In this translation, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

THIRD DEED OF AMENDMENT OF ARTICLES OF ASSOCIATION
(United Pan-Europe Communications N.V.)

This    •    day of    •    two thousand and    •    , there appeared before me, Robert Jan Jozef Lijdsman, civil law notary in Amsterdam:

The person appearing declared the following:

At the general meeting of shareholders of the Company, as defined hereinafter, held on the    •    day of    •    two thousand and     •    , it was resolved to amend and completely readopt the Articles of Association of United Pan-Europe Communications N.V., a public limited liability company under Dutch law ('naamloze vennootschap'), having its official seat in Amsterdam, the Netherlands, its office address at Boeing Avenue 53, 1119 PE Schiphol-Rijk, the Netherlands and registered in the Commercial Register under number 33274976 (the "Company"), as well as to authorise the person appearing to have this deed executed. The adoption of such resolutions is evidenced by a copy of the minutes of the aforementioned meeting attached to this deed (Annex).

The Articles of Association of the Company were last partially amended by a deed, executed on the    •    day of    •    , two thousand and    •    before R.J.J. Lijdsman, civil law notary in Amsterdam, with respect to which a ministerial Statement of No Objections was granted on the     •    day of    •    , two thousand and    •    under number NV 400149.

In implementing the aforementioned resolution, the Articles of Association of the Company are hereby amended and completely readopted as follows.

ARTICLES OF ASSOCIATION:

CHAPTER I.

Article 1. Definitions.

1.1
In these Articles of Association, the following terms shall have the following meanings:

  "Board of Management" means the management board of the Company.

  "Company" means the company the internal organisation of which is governed by these Articles of Association.

  "Distributable Equity" means the part of the Company's equity which exceeds the aggregate of the issued capital and the reserves which must be maintained pursuant to the law.

  "General Meeting" or "General Meeting of Shareholders" means the body of the Company consisting of the Shareholders or (as the case may be) a meeting of Shareholders (or their representatives) and other persons entitled to attend such meetings.

1

  "Ordinary Share" means an ordinary share in the capital of the Company. Unless the contrary is apparent, this shall include each Ordinary Share A and each Ordinary Share C.

  "Ordinary Share A" means an ordinary share A in the capital of the Company.

  "Ordinary Shareholders A" means the body of the Company consisting of the person or persons to whom, as a holder of Ordinary Shares A, voting rights attributable to Ordinary Shares A accrue.

  "Ordinary Share C" means an ordinary share C in the capital of the Company.

  "Ordinary Shareholders C" means the body of the Company consisting of the person or persons to whom, as a holder of Ordinary Shares C, voting rights attributable to Ordinary Shares C accrue.

  "Priority Share" means a priority share in the capital of the Company.

  "Priority" means the body of the Company consisting of the person or persons to whom, as a holder of Priority Shares, voting rights attributable to Priority Shares accrue.

  "Share" means a share in the capital of the Company. Unless the contrary is apparent, this shall include each Ordinary Share and each Priority Share.

  "Shareholder" means a holder of one or more Shares. Unless the contrary is apparent, this shall include each holder of Ordinary Shares as well as each holder of Priority Shares.

  "Subsidiary" means a subsidiary of the Company as referred to in Section 2:24a of the Dutch Civil Code.

  "in writing" means by letter, by telecopier, by e-mail or by message which is transmitted via any other current means of communication and which can be received in the written form.

1.2
The Board of Management, the General Meeting, the Ordinary Shareholders A, the Ordinary Shareholders C and the Priority shall each constitute a distinct body of the Company.

1.3
References to "Articles" refer to articles which are part of these Articles of Association, except where expressly indicated otherwise.

CHAPTER II. NAME, OFFICIAL SEAT AND OBJECTS.

Article 2. Name and Official Seat.

2.1
The Company's name is: United Pan-Europe Communications N.V.

2.2
The official seat of the Company is in Amsterdam.

Article 3. Objects.

The objects of the Company are:

(a)
to incorporate, to participate in any way whatsoever in, to manage, to supervise businesses and companies;

(b)
to finance businesses and companies;

(c)
to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness as well as to enter into agreements in connection with aforementioned activities;

(d)
to render advice and services to businesses and companies with which the Company forms a group and to third parties;

(e)
to grant guarantees, to bind the Company and to pledge its assets for obligations of businesses and companies with which it forms a group and on behalf of third parties;

2

(f)
to acquire, alienate, manage and exploit registered property and items of property in general;

(g)
to trade in currencies, securities and items of property in general;

(h)
to develop and trade in patents, trade marks, licenses, know-how and other industrial property rights;

(i)
to perform any and all activities of an industrial, financial or commercial nature,

and to do all that is connected therewith or may be conducive thereto, all to be interpreted in the broadest sense.

CHAPTER III. AUTHORISED CAPITAL;
REGISTER OF SHAREHOLDERS.

Article 4. Authorised Capital.

4.1
The authorised capital amounts to one billion nine million six euro (EUR 1,009,000,006).

4.2
It is divided into fifty billion four hundred fifty million three hundred (50,450,000,300) Shares, with a nominal value of two euro cent (EUR 0.02) each, of which:

(a)
four hundred fifty million (450,000,000) are Ordinary Shares A;

(b)
fifty billion (50,000,000,000) are Ordinary Shares C; and

(c)
three hundred (300) are Priority Shares.

4.3
All Shares shall be registered. No share certificates shall be issued.

Article 5. Register of Shareholders.

5.1
Each Shareholder, each pledgee of Shares and each usufructuary of Shares is required to give his address to the Company in writing.

5.2
The Board of Management shall keep a register of Shareholders in which the names and addresses of all Shareholders are recorded, showing the date on which the Shares were acquired, the date of acknowledgement by or serving upon the Company, and the nominal value paid-in on each Share.

5.3
The names and addresses of pledgees and usufructuaries of Shares shall also be entered in the register of Shareholders, showing the date on which the right was acquired, and the date of acknowledgement by or serving upon the Company.

5.4
On application by a Shareholder or a pledgee or usufructuary of Shares, the Board of Management shall furnish an extract from the register of Shareholders, free of charge, insofar as it relates to the applicant's right in respect of a Share.

5.5
The register of Shareholders shall be kept accurate and up-to-date. All entries and notes in the register shall be signed by one or more persons authorised to represent the Company.

5.6
The Board of Management shall make the register available at the Company's office for inspection by the Shareholders.

CHAPTER IV. ISSUANCE OF SHARES.

Article 6. Resolution to Issue and Notarial Deed.

6.1
Shares shall be issued pursuant to a resolution of the Board of Management. The authority of the Board of Management shall relate to all unissued Shares of the authorised capital, as applicable now or at any time in the future. The duration of this authority shall be established by a resolution of the General Meeting and shall be for a period of maximum five years, without prejudice to the provisions of Article 37.

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6.2
Designation of the Board of Management as the corporate body competent to issue Shares may be extended by the Articles of Association or by a resolution of the general meeting for a period not exceeding five years in each case. The number of Shares which may be issued shall be determined at the time of this designation. Designation by resolution of the General Meeting cannot be revoked unless determined otherwise at the time of designation.

6.3
Upon termination of the authority of the Board of Management, the issue of Shares shall thenceforth require a resolution of the General Meeting, save where another corporate body has been designated by the General Meeting. The resolution of the General Meeting to issue Shares or to designate another corporate body shall be subject to the approval of the Priority.

6.4
The provisions of Articles 6.1 to Article 6.3 inclusive shall apply mutatis mutandis to the granting of rights to subscribe for Shares, but do not apply to the issuance of Shares to a person exercising a right to subscribe for Shares previously granted.

6.5
The issue of a Share shall furthermore require a notarial deed, to be executed for that purpose before a civil law notary registered in the Netherlands, to which deed those involved in the issuance shall be parties.

Article 7. Conditions of Issuance. Rights of Pre-emption.

7.1
The price and further conditions of issuance shall be determined in the resolution to issue Shares.

7.2
Each holder of Ordinary Shares shall have a preferential right in accordance with Section 2:96a of the Dutch Civil Code with respect to the issue of Ordinary Shares. The same applies to the granting of rights for the taking up of Ordinary Shares.

7.3
The pre-emptive right may be restricted or excluded by a resolution of the Board of Management. The authority granted to the Board of Management shall terminate on the date of termination of the authority of the Board of Management to issue Shares. Articles 6.1, 6.2 and 6.3 shall be equally applicable.

7.4
Sections 2:96a and 2:97 of the Dutch Civil Code also apply to the conditions of issuance and to the preferential right.

Article 8. Payment for Shares.

8.1
Upon subscription of each Share, the full nominal value thereof must be paid up, and, in addition, if the Share is issued at a higher amount, the difference between such amounts.

8.2
Payment for a Share must be made in cash insofar as no non-cash contribution has been agreed upon. Payment in foreign currency may only be made with the approval of the Company and with due observance of the provisions of Section 2:93a of the Dutch Civil Code.

8.3
Non-cash contributions on Shares are subject to the provisions of Section 2:94b of the Dutch Civil Code.

8.4
The Board of Management shall be authorised to enter into transactions concerning non-cash contributions on Ordinary Shares, and the other transactions referred to in Section 2:94, subsection 1, of the Dutch Civil Code, without the prior approval of the General Meeting.

CHAPTER V. OWN SHARES; REDUCTION OF THE ISSUED CAPITAL.

Article 9. Own Shares.

9.1
When issuing Shares, the Company may not subscribe for its own Shares.

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9.2
The Company may acquire fully paid-in Shares or depositary receipts thereof, provided either no valuable consideration is given, or:

(a)
the Distributable Equity is at least equal to the purchase price; and

(b)
the aggregate nominal value of the Shares or depositary receipts thereof to be acquired, and of the Shares or depositary receipts thereof already held or held in pledge by the Company and its Subsidiaries, does not exceed one tenth of the Company's issued capital; and

(c)
the Board of Management has been authorised by the General Meeting thereto. Such authorisation shall be valid for not more than eighteen months. The General Meeting must specify in the authorisation the number of Shares which may be acquired, the manner in which they may be acquired and the limits within which the price must be set.

9.3
For the requirement of Article 9.2(a) shall be decisive the amount of equity appearing from the last adopted balance sheet, less the aggregate of the acquisition price for Shares or depositary receipts thereof and distributions of profits or at the expense of reserves to others which have become due from the Company and its Subsidiaries after the balance sheet date. An acquisition in accordance with Article 9.2 shall not be permitted, if more than six months have elapsed after the end of a financial year without the annual accounts having been adopted.

9.4
The foregoing provisions of this Article 9 shall not apply to Shares or depositary receipts thereof that the Company acquires by universal succession of title.

9.5
The acquisition of Shares or depositary receipts thereof by a Subsidiary shall be subject to the provisions of Section 2:98d of the Dutch Civil Code.

9.6
Shares or depositary receipts thereof held by the Company may be transferred pursuant to a resolution of the Board of Management. A resolution to transfer such Shares or depositary receipts thereof shall stipulate the conditions of transfer. The transfer of Shares held by the Company shall furthermore be subject to the share transfer restrictions contained in these Articles of Association.

9.7
In the General Meeting, no voting rights may be exercised for any Share held by the Company or a Subsidiary, nor for any Share for which the Company or a Subsidiary holds the depositary receipts.

Article 10. Financial Assistance.

10.1
The Company may not grants loans, give security, guarantee the price, or in any other way answer to or bind itself either severally or jointly for or on behalf of third parties, with a view to a subscription for or an acquisition of Shares or depositary receipts thereof by others. This prohibition also applies to Subsidiaries.

10.2
The prohibition of Article 10.1 shall not apply to Shares or depositary receipts thereof subscribed or acquired by or for employees of the Company or of a group company as defined in Section 2:24b of the Dutch Civil Code.

Article 11. Reduction of the Issued Capital.

11.1
The General Meeting may resolve to reduce the Company's issued capital.

11.2
A reduction of the Company's issued capital may be effected:

(a)
by cancellation of Shares; or

(b)
by reducing the nominal value of Shares, to be effected by an amendment of these Articles of Association.

11.3
A resolution to cancel Shares may only involve:

(a)
Shares or depository receipts in respect thereof held by the Company itself; or

5

  (b)
  all Priority Shares, all Ordinary Shares A or all Ordinary Shares C, in all cases with the consent of the meeting of holders of Shares of the class concerned and with repayment.

  Any repayment can be made in cash or, wholly or partially, in shares in another company.

11.4
Partial repayment of Shares or exemption from the obligation to pay calls on shares is only possible in order to implement a decision to reduce the amount of the shares. Such repayment or exemption shall take place:

(a)
with regard to all Shares; or

(b)
with regard to either the Priority Shares, the Ordinary Shares A or the Ordinary Shares C, in all cases with the consent of the meeting of holders of shares of the class concerned.
11.5
The notice convening a General Meeting of Shareholders at which a resolution to reduce the Company's issued capital will be proposed, shall state the purpose of the capital reduction and the manner in which it is to be achieved. The provisions in these Articles of Association relevant to a proposal to amend the Articles of Association shall apply mutatis mutandis.

11.6
A reduction of the Company's issued capital shall furthermore be subject to the provisions of Sections 2:99 and 2:100 of the Dutch Civil Code.

CHAPTER VI. TRANSFER OF SHARES; SHARE TRANSFER RESTRICTIONS.

Article 12. Transfer of Shares; Notarial Deed.

12.1
The transfer of a Share shall require a notarial deed, to be executed for that purpose before a civil law notary registered in the Netherlands, to which deed those involved in the transfer shall be parties.

12.2
Unless the Company itself is party to the legal act, the rights attributable to the Share can only be exercised after the Company has acknowledged said transfer or said deed has been served upon it in accordance with the relevant provisions of the law.

Article 13. Share Transfer Restrictions. Approval of the Board of Management.

13.1
A transfer of one or more Shares can only be effected if the provisions of this Article 13 stated below have been duly observed, unless the Shareholder concerned is obliged by law to transfer his Shares to a former Shareholder.

13.2
A Shareholder wishing to transfer one or more of his Shares (the "Applicant") shall require the approval of the Board of Management for such transfer. The request for approval shall be made by the Applicant by means of a written notification to the Board of Management, stating the number of Shares he wishes to transfer and the person or persons to whom the Applicant wishes to transfer such Shares.

13.3
If the Board of Management grants the approval requested, the Applicant may within a period of three months transfer all of the Shares to which the request relates, and not part thereof, to the person or persons mentioned in the request.

13.4
If:

(a)
the Board of Management does not adopt a resolution regarding the request for approval within six weeks after the request has been received by the Board of Management; or

(b)
the approval has been refused without the Board of Management having informed the Applicant, at the same time as the refusal, of one or more interested parties who are prepared to purchase all the shares to which the request for approval relates, against payment in cash ("Interested Parties"),

6

  the approval requested shall be considered to have been granted, in the event mentioned under (a) on the final day of the six week period mentioned under (a). The Company shall only be entitled to act as Interested Party with the consent of the Applicant.

13.5
The Shares to which the request for approval relates can be purchased by the Interested Parties at a price to be mutually agreed between the Applicant and the Interested Parties or by one or more experts appointed by them. If they do not reach agreement on the price or the expert or experts, as the case may be, the price shall be set by one or more independent experts to be appointed on the request of one or more of the parties concerned by the chairperson of the Chamber of Commerce and Factories at which the Company is registered in the Commercial Register. If an expert is appointed, he shall be authorised to inspect all books and records of the Company and to obtain all such information as will be useful to him in setting the price.

13.6
Within one month after the price has been set, the Interested Parties must give notice to the Board of Management of the number of the Shares on offer they wish to purchase; an Interested Party whose notice has not been received within said term shall no longer be counted as an Interested Party. Once the notice mentioned in the preceding sentence has been given, an Interested Party can only withdraw with the consent of the other Interested Parties.

13.7
The Applicant may withdraw up to one month after the day on which he is informed to which Interested Party or Parties he can sell all the Shares to which the request for approval relates and at what price.

13.8
All notifications and notices referred to in this Article 13 shall be made by certified mail or against acknowledgement of receipt.

13.9
The costs of the expert or experts, as the case may be, and their fees, shall be borne by:

(a)
the Applicant if he withdraws;

(b)
the Applicant for one half and the buyers for the other half if the Shares have been purchased by one or more Interested Parties, provided that these costs shall be borne by the buyers in proportion to the number of Shares purchased; or

(c)
the Company, in the events other than mentioned under (a) or (b).

CHAPTER VII. PLEDGING OF SHARES AND USUFRUCT IN SHARES; DEPOSITARY RECEIPTS FOR SHARES.

Article 14. Pledging of Shares and Usufruct in Shares.

14.1
The provisions of Article 12 shall apply mutatis mutandis to the pledging of Shares and to the creation or transfer of a usufruct in Shares.

14.2
If a Share is pledged or if a usufruct is created in a Share, the voting rights attributable to such Share may not be assigned to the pledgee or usufructuary. The pledgee or usufructuary shall not have the rights conferred by law upon holders of depositary receipts issued with a company's co-operation for shares in its capital.

Article 15. Depositary Receipts for Shares.

The Company shall not cooperate in the issuance of depositary receipts for Shares.

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CHAPTER VIII. THE BOARD OF MANAGEMENT.

Article 16. Members of the Board of Management.

16.1
The Board of Management shall consist of one or more members of the Board of Management. The number of members of the Board of Management shall be determined by the Priority. Both individuals and legal entities can be members of the Board of Management.

16.2
Members of the Board of Management are appointed by the General Meeting.

16.3
If the Board of Management is constituted by two or more members the Priority may designate one of the members of the Board of Management as President and one of the members as Chief Executive Officer. One member of the Board of Management may have both designations.

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16.4
At a General Meeting of Shareholders, in respect of the appointment of a member of the Board of Management, votes can only be cast for candidates whose names have been put forward in the agenda of the meeting.

16.5
A member of the Board of Management may be suspended or removed by the General Meeting at any time.

16.6
The authority to establish remuneration and other conditions of employment for members of the Board of Management is vested in the Priority.

16.7
If a seat on the Board of Management is vacant ('ontstentenis') or a member of the Board of Management is unable to perform his duties ('belet'), the remaining members of the Board of Management or member of the Board of Management shall be temporarily entrusted with the management of the Company. If all seats on the Board of Management are vacant or all members of the Board of Management or the sole member of the Board of Management, as the case may be, are unable to perform their duties, the management of the Company shall be temporarily entrusted to one or more persons designated for that purpose by the General Meeting.

Article 17. Duties, Decision-making Process and Allocation of Duties.

17.1
The Board of Management shall be entrusted with the management of the Company.

17.2
The Board of Management may establish rules regarding its decision-making process and working methods. In this context, the Board of Management may also determine the duties which each member of the Board of Management shall be particularly responsible for. The General Meeting may resolve that such rules and allocation of duties must be put in writing and that such rules and allocation of duties shall be subject to its approval.

17.3
Board of Management resolutions at all times may be adopted in writing, provided the proposal concerned is submitted to all members of the Board of Management then in office and none of them objects to this manner of adopting resolutions. Adoption of resolutions in writing shall be effected by written statements from all members of the Board of Management then in office.

Article 18. Representation; Conflicts of Interest.

18.1
The Company shall be represented by the Board of Management. Each member of the Board of Management shall also be authorised to represent the Company.

18.2
The Board of Management may appoint officers with general or limited power to represent the Company. Each officer shall be competent to represent the Company, subject to the restrictions imposed on him. The Board of Management shall determine each officer's title. The authority of an officer thus appointed may not extend to any transaction where the Company has a conflict of interest with the officer concerned or with one or more members of the Board of Management.

18.3
In the event of a conflict of interest between the Company and a member of the Board of Management, the provisions of Article 18.1 shall continue to apply unimpaired unless the General Meeting has appointed one or more other persons to represent the Company in the case at hand or in general in the event of such a conflict.

Article 19. Approval of Board of Management Resolutions.

19.1
The General Meeting may require Board of Management resolutions to be subject to its approval. The Board of Management shall be notified in writing of such resolutions, which shall be clearly specified.

19.2
The absence of approval by the General Meeting of a resolution as referred to in this Article 19 shall not affect the authority of the Board of Management or the members of the Board of Management to represent the Company.

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Article 20. Indemnification; Limitation of Liability.

20.1
The Company shall indemnify any person who is or was a member of the Board of Management and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was member of the Board of Management, officer, employee or agent of the Company, or is or was serving at the request of the Company as a supervisory director, managing director, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, including with respect to employee benefit plans maintained or sponsored by the Company or for the benefit of its or any of its affiliates' employees or consultants against all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful or outside of his mandate. The termination of any action, suit or proceeding by a judgement, order, settlement, conviction, or upon a plea of nolo contendee or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and not in a manner which he reasonably could believe to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

20.2
The Company shall indemnify any person who is or was a member of the Board of Management and who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company to procure a judgement in its favour, by reason of the fact that he is or was a member of the Board of Management, officer, employee or agent of the Company, or is or was serving at the request of the Company as a supervisory director, managing director, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, including with respect to employee benefit plans maintained or sponsored by the Company or for the benefit of its or any of its affiliates' employees or consultants against all expenses (including attorneys' fees) judgements, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or wilful misconduct in the performance of his duty to the Company, unless and only to the extent that the court in which such action or proceeding was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification against such expenses which the court in which such action or proceeding was brought or such other court having appropriate jurisdiction shall deem proper.

20.3
To the extent that a member of the Board of Management, officer, employee or agent of the Company has been successful on the merits or otherwise in defence of any action, suits of proceeding, referred to in Articles 20.1 and 20.2, or in defence of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

20.4
Any indemnification by the Company referred to in Articles 20.1 and 20.2, shall (unless ordered by a court) only be made by the Company upon a determination that indemnification of the member of the

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  Board of Management is proper under the circumstances because he had met the applicable standard of conduct set forth in Articles 20.1 and 20.2. Such determination shall be made:

  (a)
  by a decision of the Board of Management adopted by a majority of the votes cast by the members of the Board of Management who are not parties to such action, suit or proceeding, even though such decision is taken at a meeting at which such members of the Board of Management present or represented are less than a majority of all the members of the Board of Management; or

  (b)
  if there are no members of the Board of Management who are not named as parties to such action, suit or proceeding or if the members of the Board of Management who are not named as parties to such action, suit or proceeding so direct, by independent legal counsel in a written opinion; or

  (c)
  by the General Meeting.

20.5
Expenses (including attorney's fees) incurred by a member of the Board of Management in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the member of the Board of Management to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company pursuant to this Article 20. Such expenses incurred by officers, employees or agents may be so paid upon such terms and conditions as the General Meeting decides.

20.6
The indemnification provided for by this Article 20 shall not be deemed exclusive of any other right to which a person seeking indemnification or advancement of expenses may be entitled under the laws of the Netherlands as from time to time amended or under any by-laws, agreement, resolution of the General Meeting or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such position, and shall continue as to a person who has ceased to be a member of the Board of Management, officer, director, employee, trustee or agent and shall also inure to the benefit of the heirs, executors, administrators and the estate of such a person. The Company may, to the extent authorised from time to time by the General Meeting, grant rights to indemnification and to the advancement of expenses to any officer, employee or agent of the Company to the fullest extent of the provisions of this Article 20 with respect to the indemnification and advancement of expenses of members of the Board of Management of the Company.

20.7
The Company may, to the extent authorised from time to time by the General Meeting, purchase and maintain insurance on behalf of any person who is or was a member of the Board of Management, officer, employee or agent of the Company, or is or was serving at the request of the Company as a supervisory director, managing director, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise, or entity, against any liability asserted against him and incurred by him in any such capacity or arising out of his capacity as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article 20.

20.8
Whenever in this Article 20 reference is made to the Company, this shall include, in addition to the resulting or surviving company also any constituent company (including any constituent company of a constituent company) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power to indemnify its supervisory directors, members of the Board of Management, officers, employees and agents, so that any person who is or was a supervisory director, managing director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a supervisory director, managing director, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, shall stand in the same position under the provisions of this Article 20 with respect to the

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  resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued.

20.9
No person shall be personally liable to the Company or its Shareholders for monetary damages for breach of fiduciary duty as a member of the Board of Management; provided, however, that the foregoing shall not eliminate or limit the liability of a member of the Board of Management (i) for any breach of such individual's duty of loyalty to the Company or its Shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit or (iv) for personal liability which is imposed by Dutch law, as from time to time amended. No amendment, repeal or modification of this Article 20 shall adversely affect any right or protection of any person entitled to indemnification or advancement of expenses under this Article 20 prior to such amendment, repeal or modification.

CHAPTER IX. FINANCIAL YEAR AND ANNUAL ACCOUNTS; PROFITS AND DISTRIBUTIONS.

Article 21. Financial Year and Annual Accounts.

21.1
The Company's financial year shall be the calendar year.

21.2
Annually, not later than five months after the end of the financial year, save where this period is extended by the General Meeting by not more than six months by reason of special circumstances, the Board of Management shall prepare annual accounts, and shall deposit the same for inspection by the Shareholders at the Company's office.

21.3
Within the same period, the Board of Management shall also deposit the annual report for inspection by the Shareholders, unless Section 2:396, subsection 6, or Section 2:403 of the Dutch Civil Code applies to the Company.

21.4
The annual accounts shall consist of a balance sheet, a profit and loss account and explanatory notes.

21.5
The annual accounts shall be signed by the members of the Board of Management. If the signature of one or more of them is missing, this shall be stated and reasons for this omission shall be given.

21.6
The Company may, and if the law so requires shall, appoint an accountant to audit the annual accounts. Such appointment shall be made by the General Meeting.

21.7
The Company shall ensure that the annual accounts and, insofar as required, the annual report and the information to be added by virtue of the law are kept at its office as from the day on which notice of the annual General Meeting of Shareholders is given. Shareholders may inspect the documents at that place and obtain a copy free of charge.

21.8
The annual accounts, the annual report, the information to be added by virtue of the law and the audit by an accountant, as well as deposition of documents at the Commercial Register, shall furthermore be subject to the provisions of Book 2, Title 9, of the Dutch Civil Code.

Article 22. Adoption of the Annual Accounts and Release from Liability.

22.1
The General Meeting shall adopt the annual accounts.

22.2
After adoption of the annual accounts, the General Meeting shall pass a resolution concerning release of the members of the Board of Management from liability for the exercise of their duties, insofar as the exercise of such duties is reflected in the annual accounts or otherwise disclosed to the General Meeting prior to the adoption of the annual accounts. The scope of a release from liability shall be subject to limitations by virtue of the law.

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Article 23. Profits and Distributions.

23.1
Out of the profits—the positive balance of the profit—and loss account—an amount of dividend equal to five per cent (5%) of their nominal value shall be paid on the Priority Shares.

23.2
Subsequently, the Board of Management shall, subject to the approval of the General Meeting, determine which part of the profit remaining after application of the Articles 23.1 shall be allocated to the reserves.

23.3
The profits remaining after application of the Articles 23.1 and 23.2 shall be distributed on the Ordinary Shares as dividend.

23.4
If a loss is sustained in any year, no dividend shall be distributed for that year. No dividend may be paid in subsequent years until the loss has been compensated by profits. The General Meeting may, however, resolve on a proposal of the Board of Management, to compensate the loss out of the distributable part of the net assets.

23.5
Distribution of profits shall be made after adoption of the annual accounts if permissible under the law given the contents of the annual accounts.

23.6
The Board of Management may resolve to make interim distributions and/or distributions at the expense of any reserve of the Company.

23.7
Distributions may be made only up to an amount which does not exceed the amount of the Distributable Equity. Distributions may be made only up to an amount which does not exceed the amount of the Distributable Equity and, if it concerns an interim distribution, the compliance with this requirement is evidenced by an interim statement of assets and liabilities as referred to in Section 2:105, subsection 4, of the Dutch Civil Code. The Company shall deposit the statement of assets and liabilities at the office of the Commercial Register within eight days after the day on which the resolution to make the distribution is published.

23.8
A claim of a Shareholder for payment of a distribution shall be barred after five years have elapsed.

CHAPTER X. THE GENERAL MEETING.

Article 24. Annual General Meeting of Shareholders.

24.1
The annual General Meeting of Shareholders shall be held within six months after the end of the financial year.

24.2
The agenda for this annual General Meeting of Shareholders shall at least contain the following matters of business to be discussed:

(a)
discussion of the annual report (unless Section 2:396, subsection 6, or Section 2:403 of the Dutch Civil Code applies to the Company);

(b)
discussion and adoption of the annual accounts;

(c)
release from liability of members of the Board of Management;

(d)
allocation of profits; and

(e)
other business presented for discussion by the Board of Management or by Shareholders representing in the aggregate at least one-tenth of the Company's issued capital, and announced with due observance of Article 26.

Article 25. Other General Meetings of Shareholders.

25.1
Other General Meetings of Shareholders shall be held as often as the Board of Management deems such necessary, without prejudice to the provisions of this article.

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25.2
Shareholders representing in the aggregate at least one-tenth of the Company's issued capital may request the Board of Management to convene a General Meeting of Shareholders, stating specifically the business to be discussed. If the Board of Management has not given proper notice of a General Meeting of Shareholders within four weeks following receipt of such request such that the meeting can be held within six weeks after receipt of the request, the applicants shall be authorised to convene a meeting themselves.

25.3
Within three months of it becoming apparent to the Board of Management that the equity of the Company has decreased to an amount equal to or lower than half of the paid-up part of the capital, a General Meeting of Shareholders shall be held to discuss any requisite measures.

Article 26. Notice, Agenda and Venue of Meetings.

26.1
Notice of General Meetings of Shareholders shall be given by the Board of Management, without prejudice to the provisions of Article 25.2.

26.2
Notice of the meeting shall be given no later than on the fifteenth day prior to the day of the meeting.

26.3
The notice of the meeting shall specify the business to be discussed. Other business not specified in such notice may be announced at a later date, with due observance of the term referred to in Article 26.2.

26.4
The notice of the meeting shall be sent to the addresses of the Shareholders shown in the register of Shareholders.

26.5
General Meetings of Shareholders are held in the municipality of Haarlemmermeer, Amsterdam, Rotterdam or The Hague. General Meetings of Shareholders may also be held elsewhere, in which case valid resolutions of the General Meeting may only be adopted if all of the Company's issued capital is represented.

Article 27. Admittance and Rights at Meetings.

27.1
Each Shareholder shall be entitled to attend the General Meetings of Shareholders, to address the meeting and to exercise his voting rights. Shareholders may be represented in a meeting by a proxy authorised in writing.

27.2
At a meeting, each person present with voting rights must sign the attendance list. The chairperson of the meeting may decide that the attendance list must also be signed by other persons present at the meeting.

27.3
The members of the Board of Management shall, as such, have the right to give advice in the General Meetings of Shareholders.

27.4
The chairperson of the meeting shall decide on the admittance of other persons to the meeting.

Article 28. Chairperson and Secretary of the Meeting.

28.1
The chairperson of a General Meeting of Shareholders shall be appointed by a majority of the votes cast by the persons with voting rights present at the meeting. Until such appointment is made, a member of the Board of Management shall act as chairperson, or, if no member of the Board of Management is present at the meeting, the eldest person present at the meeting shall act as chairperson.

28.2
The chairperson of the meeting shall appoint a secretary for the meeting.

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Article 29. Minutes; Recording of Shareholders' Resolutions.

29.1
The secretary of a General Meeting of Shareholders shall keep minutes of the proceedings at the meeting. The minutes shall be adopted by the chairperson and the secretary of the meeting and as evidence thereof shall be signed by them.

29.2
The chairperson of the meeting or those who convened the meeting may determine that a notarial report must be prepared of the proceedings at the meeting. The notarial report shall be co-signed by the chairperson of the meeting.

29.3
The Board of Management shall keep record of all resolutions adopted by the General Meeting. If the Board of Management is not represented at a meeting, the chairperson of the meeting shall ensure that the Board of Management is provided with a transcript of the resolutions adopted, as soon as possible after the meeting. The records shall be deposited at the Company's office for inspection by the Shareholders. On application, each of them shall be provided with a copy of or an extract from the records at not more than cost price.

Article 30. Adoption of Resolutions in a Meeting.

30.1
Each Share confers the right to cast one vote. In the event the law allows the issuance of shares without voting rights, the Company shall nevertheless not issue shares without voting rights.

30.2
To the extent that the law or these Articles of Association do not provide otherwise, all resolutions of the General Meeting shall be adopted by a simple majority of the votes cast, without a quorum being required.

30.3
If there is a tie in voting, the proposal shall be deemed to have been rejected, without prejudice to the provisions of Article 31.3.

30.4
If the formalities for convening and holding of General Meetings of Shareholders, as prescribed by law or these Articles of Association, have not been complied with, valid resolutions of the General Meeting may only be adopted in a meeting, if in such meeting all of the Company's issued capital is represented and such resolution is carried by unanimous vote.

30.5
When determining how many votes are cast by Shareholders, how many Shareholders are present or represented, or what portion of the Company's issued capital is represented, no account shall be taken of Shares for which no vote can be cast pursuant to the law or these Articles of Association.

Article 31. Voting.

31.1
All voting shall take place orally. The chairperson is, however, entitled to decide that votes be cast by a secret ballot. If it concerns the holding of a vote on persons, anyone present at the meeting with voting rights may demand a vote by a secret ballot. Votes by secret ballot shall be cast by means of secret, unsigned ballot papers.

31.2
Blank and invalid votes shall not be counted as votes.

31.3
If a majority of the votes cast is not obtained in an election of persons, a second free vote shall be taken. If a majority is not obtained again, further votes shall be taken until either one person obtains a majority of the votes cast or the election is between two persons only, both of whom receive an equal number of votes. In the event of such further elections (not including the second free vote), each election shall be between the candidates in the preceding election, with the exclusion of the person who received the smallest number of votes in such preceding election. If in the preceding election more than one person has received the smallest number of votes, it shall be decided which candidate should not participate in the new election by randomly choosing a name. If votes are equal in an election between two persons, it shall be decided who is elected by randomly choosing a name.

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31.4
Resolutions may be adopted by acclamation if none of the persons with voting rights present at the meeting objects.

31.5
The chairperson's decision at the meeting on the result of a vote shall be final and conclusive. The same shall apply to the contents of an adopted resolution if a vote is taken on an unwritten proposal. However, if the correctness of such decision is challenged immediately after it is pronounced, a new vote shall be taken if either the majority of the persons with voting rights present at the meeting or, where the original vote was not taken by roll call or in writing, any person with voting rights present at the meeting, so demands. The legal consequences of the original vote shall be made null and void by the new vote.

Article 32. Adoption of Resolutions without holding Meetings.

32.1
Shareholders may adopt resolutions of the General Meeting in writing without holding a meeting, provided they are adopted by the unanimous vote of all Shareholders entitled to vote. The provisions of Article 27.3 shall apply mutatis mutandis.

32.2
Each Shareholder must ensure that the Board of Management is informed of the resolutions thus adopted as soon as possible in writing. The Board of Management shall keep record of the resolutions adopted and it shall add such records to those referred to in Article 29.3.

Article 33. Meetings of Holders of Shares of a Class.

33.1
Meetings of holders of Shares of a class are held as often as the Board of Management deems such necessary. Holders of Shares of a class representing in the aggregate at least one tenth of the capital issued in the form of Shares of the relevant class may request the Board of Management to convene a meeting of holders of Shares of such class. This right does not accrue to other Shareholders.

33.2
The provisions in these Articles of Association with respect to General Meetings of Shareholders—including but not limited to the provisions with respect to resolutions of the General Meeting of Shareholders—shall apply mutatis mutandis to meetings of holders of Shares of a class, insofar as no different regulation is contained in Article 33.1. The provisions of Article 32 shall apply mutatis mutandis also.

CHAPTER XI. AMENDMENT OF THE ARTICLES OF ASSOCIATION; CHANGE OF CORPORATE FORM; STATUTORY MERGER AND STATUTORY DEMERGER; DISSOLUTION AND LIQUIDATION.

Article 34. Amendment of the Articles of Association; Change of Corporate Form.

34.1
When a proposal to amend these Articles of Association is to be made to the General Meeting, the notice convening the General Meeting must state so and a copy of the proposal, including the verbatim text thereof, shall be deposited and kept available at the Company's office for inspection by the Shareholders, until the conclusion of the meeting. From the day of deposit until the day of the meeting, a Shareholder shall, on application, be provided with a copy of the proposal free of charge. An amendment of these Articles of Association shall be laid down in a notarial deed.

34.2
The Company may change its corporate form into a different legal form. A change of the corporate form shall require a resolution to change the corporate form adopted by the General Meeting, and a resolution to amend these Articles of Association. A change of the corporate form shall furthermore be subject to the relevant provisions of Book 2 of the Dutch Civil Code. A change of the corporate form shall not terminate the existence of the legal entity.

Article 35. Statutory Merger and Statutory Demerger.

35.1
The Company may enter into a statutory merger with one or more other legal entities. A merger resolution may only be adopted on the basis of a merger proposal prepared by the management

16

  boards of the merging legal entities. Within the Company, the merger resolution shall be adopted by the General Meeting. However, in the cases referred to in Section 2:331 of the Dutch Civil Code, the merger resolution may be adopted by the Board of Management.

35.2
The Company may be a party in a statutory demerger. The term "demerger" shall include both split-up and spin-off. A demerger resolution may only be adopted on the basis of a demerger proposal to be prepared by the management boards of the parties to the demerger. Within the Company, the demerger resolution shall be adopted by the General Meeting. However, in the cases referred to in Section 2:334ff of the Dutch Civil Code, the demerger resolution may be adopted by the Board of Management.

35.3
Statutory mergers and statutory demergers shall furthermore be subject to the relevant provisions of Book 2, Title 7, of the Dutch Civil Code.

Article 36. Dissolution and Liquidation.

36.1
When a proposal to dissolve the Company is to be made to the General Meeting, this must be stated in the notice convening the General Meeting.

36.2
If the Company is dissolved pursuant to a resolution of the General Meeting, the members of the Board of Management shall become liquidators of the dissolved Company's property.

36.3
During liquidation, the provisions of these Articles of Association shall remain in force to the extent possible.

36.4
From the balance remaining after payment of debts there shall first, as far as possible, be transferred to the holders of the Priority Shares, in proportion to the total amount of the Priority Shares held by each of them, the nominal amount of these shares.

36.5
The balance remaining after application of the Articles 36.4 shall be transferred to the holders of Ordinary Shares in proportion to the aggregate nominal value of the Ordinary Shares held by each.

36.6
In addition, the liquidation shall be subject to the relevant provisions of Book 2, Title 1, of the Dutch Civil Code.

CHAPTER XII. FINAL AND TRANSITIONAL STATEMENTS.

Article 37. Authority to issue shares.

The duration of the authority of the Board of Management to issue Shares and to grant rights to subscribe for Shares as provided for in Article 6, shall be fixed on five years, effective as of the day this amendment of the Company's Articles of Association takes effect. The authorisation concerns all non-issued Shares of the authorised capital as it reads now or shall read at some point in time. The same applies to the authorisation of the Board of Management to limit or exclude the right of pre-emption, as provided for in Article 7.

Article 38. Priority Shares.

38.1
If and as soon as all issued Shares in the capital of the Company will be held by one Shareholder, each issued Priority Share will convert into one Ordinary Share C.

38.2
On conversion of the Priority Shares into Ordinary Shares C, the number of Priority Shares in the authorised capital as referred to in Article 4.2 shall decrease by the number of Priority Shares being converted and there shall be a simultaneous increase by the same number of the number of Ordinary Shares C of the authorised capital as referred to in Article 4.2.

38.3
Following a conversion pursuant to this Article 38, the Board of Management shall register the conversion in the Company's shareholders register and file a notification thereof with the Commercial Register of the district where the Company is registered.

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38.4
The provisions of Articles 23.1 and 36.4, as well as all other provisions of these Articles of Association with regard to the Priority Shares and the Priority shall cease to apply if and as soon as a notification of the conversion has been filed with the Commercial Register. From such time, all powers vested in the Priority under these Articles of Association shall, to the extent possible, be vested in the General Meeting.

Article 39. Bearer Shares.

Holders of Ordinary Shares A may only exercise the rights attached to their Ordinary Shares A upon exchange of their bearer ordinary shares A into registered ordinary shares A in accordance with Section 2:82, paragraph 4 of the Dutch Civil Code.

Finally, the person appearing has declared:

Issued Capital.

At the time the foregoing amendment of the Articles of Association takes effect, the issued capital of the Company equals euro (EUR    •    ), divided into    •    (    •    ) ordinary shares A,    •     (    •    ) ordinary shares C and three hundred (300) priority shares, all with a nominal value of two euro cent (EUR 0.02) each.

Statement of No Objections.

With respect to the foregoing amendment of the Articles of Association, a ministerial Statement of No Objections was granted on the    •     day of two thousand and    •    , under number NV 400149, which is evidenced by a written statement from the Dutch Ministry of Justice attached to this deed (Annex).

Close.

The person appearing is known to me, civil law notary.

This deed, drawn up to be kept in the civil law notary's custody, was executed in Amsterdam on the date first above written. Before reading out, a concise summary and an explanation of the contents of this deed were given to the person appearing. He then declared that he had taken note of and agreed to the contents of this deed and did not want the complete deed to be read to him. Thereupon, after limited reading, this deed was signed by the person appearing and by me, civil law notary.

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